                                                                   Exhibit 10.26


                                                             Execution Version


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               AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                        DATED AS OF DECEMBER 10, 1999

                                    AMONG


                         AMERICA WEST AIRLINES, INC.
                               AS THE COMPANY,


                         THE LENDERS LISTED HEREIN,
                               AS THE LENDERS,


                   THE INDUSTRIAL BANK OF JAPAN, LIMITED,
          AS ARRANGER, CO-LEAD BOOK MANAGER, INITIAL ISSUING BANK,
                              AGENT AND LENDER,

           CITICORP USA, INC., AS ARRANGER AND SYNDICATION AGENT,

             SALOMON SMITH BARNEY INC., AS CO-LEAD BOOK MANAGER

                                     AND

                BANKERS TRUST COMPANY, AS DOCUMENTATION AGENT



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
                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
SECTION 1.
              DEFINITIONS..................................................    -1-
              1.1   CERTAIN DEFINED TERMS..................................    -1-
              1.2   ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES
                    OF CALCULATIONS UNDER AGREEMENT.......................    -27-
              1.3   OTHER DEFINITIONAL PROVISIONS.........................    -27-

SECTION 2.
              AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................    -27-
              2.1   COMMITMENTS; MAKING OF REVOLVING LOANS; NOTES;
                    REGISTER..............................................    -27-
                    A.  COMMITMENTS.......................................    -27-
                    B.  BORROWING MECHANICS...............................    -28-
                    C.  DISBURSEMENT OF FUNDS.............................    -29-
                    D.  NOTES.............................................    -29-
                    E.  THE REGISTER......................................    -30-
              2.2  INTEREST ON THE LOANS..................................    -30-
                    A.  RATE OF INTEREST..................................    -30-
                    B.  INTEREST PERIODS..................................    -31-
                    C.  INTEREST PAYMENTS.................................    -32-
                    D.  CONVERSION OR CONTINUATION........................    -32-
                    E.  DEFAULT RATE......................................    -33-
                    COMPUTATION OF INTEREST...............................    -33-
              2.3  FEES...................................................    -33-
                    A.  COMMITMENT FEES...................................    -33-
                    B.  LETTER OF CREDIT FEES.............................    -34-
                    C. AGENT'S FEES.......................................    -34-
              2.4  PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL
                    PROVISIONS REGARDING PAYMENTS.........................    -34-
                    A. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN
                        COMMITMENTS.......................................    -34-
                    B.  GENERAL PROVISIONS REGARDING PAYMENTS.............    -40-
              2.5  USE OF PROCEEDS........................................    -41-
                    A.  GENERAL CORPORATE PURPOSES........................    -41-
                    B.  MARGIN REGULATIONS................................    -41-
              2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.....    -41-
                    A.  DETERMINATION OF APPLICABLE INTEREST RATE.........    -41-
                    B.  INABILITY TO DETERMINE APPLICABLE INTEREST RATE...    -41-

                    C.  ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR
                        RATE LOANS........................................    -42-
                    D.  COMPENSATION FOR BREAKAGE OR NON- COMMENCEMENT OF
                        INTEREST PERIODS..................                    -43-
                    E.  BOOKING OF EURODOLLAR RATE LOANS..................    -43-
                    F.  ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR
                        RATE LOANS........................................    -43-
                    G.  EURODOLLAR RATE LOANS AFTER DEFAULT...............    -43-
              2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY...............    -44-
                    A.  COMPENSATION FOR INCREASED COSTS AND TAXES........    -44-
                    B.  WITHHOLDING OF TAXES..............................    -45-
                    C.  CAPITAL ADEQUACY ADJUSTMENT.......................    -47-
                    D.  SUBSTITUTE LENDERS................................    -47-
              2.8  OBLIGATION OF LENDERS TO MITIGATE......................    -47-
              2.9  LETTERS OF CREDIT......................................    -48-
              2.10  BORROWING BASE........................................    -54-
                    A.  BORROWING BASE....................................    -55-
                    B.  COLLATERAL........................................    -55-
                    C.  APPROVED APPRAISAL AND APPRAISERS.................    -57-
                    D.  BORROWING BASE CERTIFICATE........................    -57-
              SECTION 3.
                    CONDITIONS TO LOANS...................................    -58-
              3.1  CONDITIONS TO CLOSING DATE.............................    -58-
                    A.  COMPANY DOCUMENTS.................................    -59-
                    B.  NECESSARY CONSENTS................................    -59-
                    C.  FINANCIAL CONDITION CERTIFICATE...................    -59-
                    D.  OPINIONS OF COMPANY'S COUNSEL.....................    -59-
                    E.  OPINIONS OF GENERAL COUNSEL.......................    -60-
                    F.  OPINIONS OF ARIZONA COUNSEL.......................    -60-
                    G.  OPINIONS OF FAA COUNSEL...........................    -60-
                    H.  FEES..............................................    -60-
                    I.  EVIDENCE OF INSURANCE.............................    -60-
                    J.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
                        AGREEMENTS........................................    -60-
                    K.  COMPLIANCE CERTIFICATE............................    -60-
                    L.  COMPLETION OF PROCEEDINGS.........................    -61-
                    M.  APPRAISAL AND BORROWING BASE CERTIFICATE..........    -61-
                    N.  ELIGIBLE ASSETS...................................    -61-
                    O.  SECURITY AGREEMENTS...............................    -61-
                    P.  CONSENTS..........................................    -61-
              3.2  CONDITIONS TO ALL LOANS................................    -61-
                    A.  CONDITIONS TO ALL LOANS...........................    -61-
                    B.  ADDITIONAL COLLATERAL.............................    -63-

SECTION 4.
              COMPANY'S REPRESENTATIONS AND WARRANTIES....................    -63-
              4.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD
                    STANDING, BUSINESS AND SUBSIDIARIES...................    -64-
                    A.  ORGANIZATION AND POWERS...........................    -64-
                    B.  QUALIFICATION AND GOOD STANDING; AIR CARRIER
                        CERTIFICATION.....................................    -64-
                    C.  SUBSIDIARIES......................................    -64-
              4.2  AUTHORIZATION OF BORROWING, ETC........................    -65-
                    A.  AUTHORIZATION OF BORROWING........................    -65-
                    B.  NO CONFLICT.......................................    -65-
                    C.  GOVERNMENTAL CONSENTS.............................    -65-
                    D.  BINDING OBLIGATION................................    -65-
              4.3  FINANCIAL CONDITION....................................    -65-
              4.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS.....    -66-
              4.5  TITLE TO PROPERTIES; LIENS.............................    -66-
              4.6  LITIGATION; ADVERSE FACTS..............................    -66-
              4.7  PAYMENT OF TAXES.......................................    -67-
              4.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE
                    AGREEMENTS............................................    -67-
              4.9  GOVERNMENTAL REGULATION................................    -68-
              4.10  SECURITIES ACTIVITIES.................................    -68-
              4.11  EMPLOYEE BENEFIT PLANS................................    -68-
              4.12  ENVIRONMENTAL PROTECTION..............................    -69-
              4.13  SOLVENCY..............................................    -70-
              4.14  DISCLOSURE............................................    -70-

SECTION 5.
              COMPANY'S AFFIRMATIVE COVENANTS.............................    -70-
              5.1  FINANCIAL STATEMENTS AND OTHER REPORTS.................    -70-
              5.2  CORPORATE EXISTENCE....................................    -75-
              5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.........    -75-
              5.4  MAINTENANCE OF PROPERTIES; INSURANCE...................    -75-
              5.5  INSPECTION.............................................    -76-
              5.6  COMPLIANCE WITH LAWS, ETC..............................    -76-
              5.7  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS
                    MATERIALS.............................................    -76-
              5.8  FURTHER ASSURANCES.....................................    -77-
              5.9  EMPLOYEE BENEFIT PLANS.................................    -77-
              5.10  FAA MATTERS; CITIZENSHIP..............................    -77-
              5.11  CHANGES IN GAAP.......................................    -78-

SECTION 6.
              COMPANY'S NEGATIVE COVENANTS................................    -78-
              6.1  RESERVED...............................................    -78-
              6.2  LIENS AND RELATED MATTERS..............................    -78-
                    A.  PROHIBITION ON LIENS..............................    -78-
                    B.  NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO
                        COMPANY OR OTHER SUBSIDIARIES.....................    -79-
              6.3  INVESTMENTS............................................    -79-
              6.4  RESTRICTED PAYMENTS....................................    -79-
              6.5  FINANCIAL COVENANTS....................................    -80-
                    A.  MINIMUM FIXED CHARGE COVERAGE RATIO...............    -80-
                    B.  MAXIMUM LEVERAGE RATIO............................    -80-
                    C.  MINIMUM NET WORTH.................................    -80-
                    D.  MINIMUM LIQUIDITY.................................    -80-
                    E.  NONAIRCRAFT DEBT..................................    -80-
              6.6  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND
                    ACQUISITIONS; NEW SUBSIDIARIES........................    -81-
              6.7  SALES AND LEASE-BACKS..................................    -82-
              6.8  TRANSACTIONS WITH AFFILIATES...........................    -82-
              6.9  CONDUCT OF BUSINESS....................................    -83-
              6.10  MERGER OR CONSOLIDATION...............................    -83-
              6.11  LIMITATION ON ASSET SALES.............................    -84-
              6.12  LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL
                    STOCK OF SUBSIDIARIES.................................    -84-
              6.13  LIMITATION ON CREATION OF NEW SUBSIDIARIES............    -85-

SECTION 7.
              EVENTS OF DEFAULT...........................................    -85-
              7.1  FAILURE TO MAKE PAYMENTS WHEN DUE......................    -85-
              7.2  DEFAULT IN OTHER AGREEMENTS............................    -85-
              7.3  BREACH OF CERTAIN COVENANTS............................    -85-
              7.4  BREACH OF WARRANTY.....................................    -86-
              7.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS....................    -86-
              7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER,
                    ETC...................................................    -86-
              7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
                     .....................................................    -86-
              7.8  JUDGMENTS AND ATTACHMENTS..............................    -87-
              7.9  DISSOLUTION............................................    -87-
              7.10  RESERVED..............................................    -87-
              7.11  FAILURE OF SECURITY...................................    -87-
SECTION 8.
              AGENT.......................................................    -88-
              8.1  APPOINTMENT............................................    -88-

              8.2  POWERS AND DUTIES; GENERAL IMMUNITY....................    -88-
                    A.  POWERS; DUTIES SPECIFIED..........................    -88-
                    B.  NO RESPONSIBILITY FOR CERTAIN MATTERS.............    -89-
                    C.  EXCULPATORY PROVISIONS............................    -89-
                    D.  AGENT ENTITLED TO ACT AS LENDER...................    -89-
              8.3  REPRESENTATIONS AND WARRANTIES; NO RELIANCE............    -90-
                    8.4  RIGHT TO INDEMNITY...............................    -90-
              8.5  SECURITY AGREEMENTS....................................    -90-
              8.6  SUCCESSOR AGENT........................................    -91-

SECTION 9.
              MISCELLANEOUS...............................................    -91-
              9.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS................    -91-
                    A.  GENERAL...........................................    -91-
                    B.  ASSIGNMENTS.......................................    -92-
                    C.  PARTICIPATIONS....................................    -93-
                    D.  ASSIGNMENTS TO FEDERAL RESERVE BANKS..............    -94-
                    E.  INFORMATION.......................................    -94-
              9.2  EXPENSES...............................................    -94-
              9.3  INDEMNITY..............................................    -95-
              9.4  SET-OFF................................................    -95-
              9.5  RATABLE SHARING........................................    -96-
              9.6  AMENDMENTS AND WAIVERS.................................    -96-
              9.7  INDEPENDENCE OF COVENANTS..............................    -98-
              9.8  NOTICES................................................    -98-
              9.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS............................................    -98-
              9.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
                    CUMULATIVE............................................    -98-
              9.11  MARSHALING; PAYMENTS SET ASIDE........................    -99-
              9.12  SEVERABILITY..........................................    -99-
              9.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS'
                    RIGHTS................................................    -99-
              9.14  HEADINGS..............................................    -99-
              9.15  APPLICABLE LAW........................................    -99-
              9.16  SUCCESSORS AND ASSIGNS................................    -100-
              9.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS........    -100-
              9.18  WAIVER OF JURY TRIAL..................................    -101-
              9.19  CONFIDENTIALITY.......................................    -101-
              9.20  COUNTERPARTS; EFFECTIVENESS...........................    -101-
              9.21  INTEGRATION...........................................    -102-

Schedules

Schedule 2.1  -     Commitments
Schedule 2.10 -     Eligible Assets
Schedule 2.10A-     Borrowing Base Collateral on the Closing Date
Schedule 4.1  -     Subsidiaries
Schedule 6.2  -     Payment Restrictions


Exhibits

Exhibit A     -     Form of Aircraft Security Agreement

Exhibit I     -     Form of Notice of Borrowing
Exhibit II    -     Form of Notice of Conversion/Continuation
Exhibit III   -     Form of Note
Exhibit IV    -     Form of Compliance Certificate
Exhibit V-A   -     Form of Company's outside counsel legal opinion
                    (Section 1110)
Exhibit V-B   -     Form of Company's New York enforceability opinion (Loan
                    Agreement and Notes)
Exhibit V-C   -     Form of Company's in-house counsel legal opinion
Exhibit V-D   -     Form of Company's Arizona counsel legal opinion
Exhibit V-E   -     Form of Company's New York enforceability opinion (Security
                    Documents)
Exhibit VI    -     Form of Assignment Agreement
Exhibit VII   -     Form of Certificate re: Non-Bank Status
Exhibit VIII  -     Form of Financial Condition Certificate
Exhibit IX    -     Form of Borrowing Base Certificate

                           AMERICA WEST AIRLINES, INC.
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is dated as of December 10, 1999 and entered into by and among AMERICA WEST AIRLINES, INC., a Delaware corporation (the "COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively, together with the other institutions that become lenders pursuant to subsection 9.1, as the "LENDERS") and THE INDUSTRIAL BANK OF JAPAN, LIMITED as initial issuing bank (the "INITIAL ISSUING BANK") and as Arranger and Agent for the Lenders (in such last capacity, the "AGENT").


                                 R E C I T A L S

      WHEREAS, the Company, the financial institutions from time to time party thereto and the Agent are parties to a Revolving Credit Agreement dated as of December 12, 1997 (the "Existing Credit Agreement"), pursuant to which such financial institutions and the Agent provided a revolving and term loan facility to the Company;

      WHEREAS, the Company, the Agent and the Lenders wish to amend and restate the Existing Credit Agreement to provide the Company a revolving loan facility under and subject to the terms provided herein;

      NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Company, the Issuing Bank, the Lenders, and the Agent hereby agree as follows:


                                   SECTION 1.
                                   DEFINITIONS

1.1   CERTAIN DEFINED TERMS.

      The following terms used in this Agreement shall have the following meanings:

      "ACT" means Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date hereof, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

      "ADJUSTED CONSOLIDATED NET INCOME" means, for any Person for any period, the aggregate net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Subsidiary of such first Person) in which any other Person (other than such first Person or any of its Subsidiaries) has a joint or shared interest, except to the extent of the amount of cash dividends or other distributions actually paid to, and received by, such first Person or any of its Subsidiaries during such period out of funds legally available therefor; (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such first Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such first Person or any of its Subsidiaries; (iii) the net income (or loss) of any Subsidiary of such first Person which Subsidiary is subject to a Payment Restriction, except (A) such exclusion shall not apply to the extent of the amount of cash dividends or other distributions actually paid to, and received by, such first Person or any of its Subsidiaries during such period from such Subsidiary in compliance with such Payment Restriction out of funds legally available therefor and (B) such exclusion shall apply only while and to the extent that such Payment Restriction is in effect, and upon the elimination or reduction of such Payment Restriction, the previously excluded net income (or loss) shall be added back retroactively; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; and (v) all net extraordinary gains and extraordinary losses.

      "ADJUSTED DEBT" of any Person means at any date Indebtedness (including Guarantees) plus (without duplication) the net present value of all remaining future minimum aircraft lease payments under noncancellable Operating Leases discounted at an annual rate of ten percent.

      "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) the arithmetic average of the quotes (expressed as a rate per annum and rounded upward to the nearest l/16 of one percent) appearing on the Reuters LIBO Screen (or such other screen as may, in the opinion of the Agent, replace such screen on that system for the purpose of displaying such rate) at or about 11:00 a.m. (London time) on such Interest Rate Determination Date for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurodollar liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) for such Interest Period, and if such rate quotation cannot be obtained by the Agent, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest l/16 of one percent) of the offered quotation, if any, to first class banks in the London interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in

Regulation D (or any successor category of liabilities under Regulation D) for such Interest Period; provided that if any Reference Lender fails to provide the Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation provided by the Agent, and that, if any, provided to the Agent by the other Reference Lender.

      "ADJUSTMENT EVENT" means any event of loss or damage to Rotables which causes a reduction in the book value of Rotables, as reasonably determined by the Company, in excess of $5,000,000.

      "AFFECTED LENDER" has the meaning assigned to that term in subsection
2.6C.

      "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

      "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

      "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 8.6.

      "AGREEMENT" means this Amended and Restated Revolving Loan Agreement dated as of December 10, 1999, as it may be amended, supplemented or otherwise modified from time to time.

      "AIRCRAFT" means an Airframe together with the Engines identified therewith in Schedule I of, or a supplement to, an Aircraft Security Agreement, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe.

      "AIRCRAFT RENTAL EXPENSE" means, for any period, the aggregate amount of all rents expensed by the Company under all Operating Leases of aircraft and spare aircraft engines to which the Company is a party.

      "AIRCRAFT SECURITY AGREEMENT" means an Aircraft Security Agreement substantially in the form of Exhibit A hereto, as such Aircraft Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "AIRFRAME" means each Airframe as defined in and from time to time subject to the Aircraft Security Agreement.

      "ALLIANCE AGREEMENTS" means those certain business alliance agreements among the Company, Continental Airlines, Inc. and Mesa Airlines, Inc. that include, but are not limited to, code-sharing, frequent flyer, ground handling and marketing agreements.

      "APPLICABLE MARGIN" for each Base Rate Loan and Eurodollar Rate Loan shall be the percentage set forth below for that type of Loan for the periods set forth below, subject to adjustment, upward or downward, as shown below, effective one Business Day following the announcement by Moody's or S&P of the change in such agency's rating of the Company's senior unsecured debt obligations giving rise to such adjustment:

                                                   Revolving Period
      Rating                                 LIBOR Margin/Base Rate Margin
      ------                                 -----------------------------
below B2 by Moody's or                              3.75% / 2.75%
below B by S&P

B2 by Moody's or                                    3.00% / 2.00%
B by S&P

B1 by Moody's or                                    2.50% / 1.50%
B+ by S&P

Ba3 by Moody's or                                   2.25% / 1.25%
BB- by S&P

Ba2 by Moody's or                                   2.00% / 1.00%
BB by S&P

Upon a change in the rating of the Company's senior unsecured debt obligations by Moody's or S&P, the Agent shall determine if there is a split rating. If so, the more creditworthy of the two ratings shall be used to determine if the rating of such obligations has changed in order to determine if an adjustment shall be made, except that if the less creditworthy of the two ratings is two or more rating categories below the more creditworthy rating, the applicable rating shall be deemed to be the rating category which is one rating category below the more creditworthy rating.

Notwithstanding the foregoing, the Applicable Margin shall equal the Commitment Fee Rate for the portion of the Loans collateralized with Cash under the terms of the Cash and Cash Equivalents Security Agreement.

      "APPROVED APPRAISAL" has the meaning given such term in subsection 2.10(C)(1).

      "APPROVED APPRAISER" has the meaning given such term in subsection 2.10(C)(2).

      "ARRANGERS" means Citicorp USA, Inc. and The Industrial Bank of Japan, Limited.

      "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of the Company, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries or (iii) any other property and assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by the provisions of subsection 6.8; provided that none of (A) sales or other dispositions of inventory, receivables and other current assets, (B) sale or other dispositions of surplus equipment, spare parts, expendable inventories, furniture or fixtures in an aggregate amount not to exceed $10,000,000 in any Fiscal Year of the Company, (C) sale leasebacks of aircraft (including aircraft engines installed thereon) in the Company's fleet, spare aircraft engines, aircraft parts, simulators and passenger loading bridges or other flight or ground equipment or the Company's office building located at 111 West Rio Salado, Tempe, Arizona or (D) $20,000,000 of other sales in any Fiscal Year of the Company shall be included within the meaning of "Asset Sale."

      "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VI annexed hereto.

      "BANKRUPTCY CODE" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

      "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

      "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

      "BORROWING BASE" means an aggregate amount equal to:

            (A) 100% of the Dollar amount of Cash and Permitted Cash Equivalents held by the Agent at such time in the Cash Collateral Account, plus

            (B) 85% of the Fair Market Value of all Stage III Aircraft as stated in the then most recently delivered Approved Appraisal thereof, plus

            (C) with respect to Rotables, 60% of the lower of (x) the then Adjusted Fair Market Value of the Rotables (as hereinafter defined) and
      (y) the book value of the Rotables as certified by the Company in the then most recently delivered Borrowing Base Certificate; the "Adjusted Fair Market Value of the Rotables" (1) on any date from and after the date of the then most recently delivered Approved Appraisal (an "Appraisal Date") and prior to the next succeeding date on which the Company shall deliver a Borrowing Base Certificate, shall equal the Fair Market Value of the Rotables as set forth in such Approved Appraisal and (2) on any date thereafter and prior to the date of the next succeeding Approved

      Appraisal, shall equal the product of (x) the book value of the Rotables, as set forth in the then most recently delivered Borrowing Base Certificate, multiplied by (y) a fraction, of which the numerator shall be the Fair Market Value of the Rotables, as of the Appraisal Date referred to in clause (1) above, and the denominator shall be the book value of the Rotables, as set forth in the Borrowing Base Certificate delivered on or next preceding such Appraisal Date, provided, however, that until the Company delivers a new Approved Appraisal of the Rotables after the Closing Date, the Approved Appraisal with respect to the Rotables for the purposes of this subsection shall be the Approved Appraisal dated October 22, 1998, and provided, further, that if a new Approved Appraisal of the Rotables is not delivered to the Agent on or before January 24, 2000, the Rotables shall be excluded from the Borrowing Base, plus

            (D) 66% of the Fair Market Value of the Maintenance Facility as stated in the most recently delivered Approved Appraisal thereof, plus

            (E) 66% of the Fair Market Value of the Simulators as stated in the then most recently delivered Approved Appraisal, plus

            (F) 66% of the Fair Market Value of the Spare Engines as stated in the then most recently delivered Approved Appraisal.

      "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit IX annexed hereto delivered by the Company pursuant to Section 2.10 with respect to the calculation of the Borrowing Base.

      "BORROWING BASE COLLATERAL" means, at any time, Eligible Assets that are subject to the Lien of a Security Agreement at such time.

      "BORROWING BASE DEFICIENCY" means, at any time when the Borrowing Base, as calculated in the Borrowing Base Certificate then most recently delivered, is less than Outstanding Amounts, the amount of such deficiency.

      "BORROWING BASE VALUE" means, with respect to any Borrowing Base Collateral, the value attributed to such Borrowing Base Collateral from time to time pursuant to the definition of Borrowing Base.

      "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York, California or Arizona or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close and, if the applicable Business Day relates to (i) any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market or (ii) any Letter of Credit, on any day which the Issuing Bank is open to conduct business in the jurisdiction where the applicable Letter of Credit is issued.

      "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

      "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

      "CASH" means money, currency or a credit balance.

      "CASH AND CASH EQUIVALENT SECURITY AGREEMENT" means the Cash and Cash Equivalent Security Agreement dated as of December 12, 1997 between the Company and the Agent, as amended on the date hereof and as such Cash and Cash Equivalent Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "CASH COLLATERAL ACCOUNT" has the meaning given such term in the Cash and Cash Equivalent Security Agreement.

      "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

      "CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash and Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents.

      "CERTIFICATE RE NON-BANK STATUS" means, as to any Lender, a certificate as to such Lender's exemption from U.S. withholding tax, substantially in the form of Exhibit VII annexed hereto delivered by such Lender to the Agent pursuant to subsection 2.7B(iii).

      "CHANGE OF CONTROL" means (i) the acquisition at any time by any Person (other than TPG, L.P. or any of its Affiliates) or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of 30% of the total voting power of the Voting Stock of the Company; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Company to any Person (other than TPG, L.P. or any of its Affiliates) or two or more Persons acting in concert as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Company, with or into another corporation, or the merger of another corporation into the Company, or any other transaction, with the effect that a Person (other than TPG, L.P. or any of its Affiliates) or two or more Persons acting in concert has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 30% of the Voting Stock of the Company, or (if the Company is not the surviving corporation in such transaction) such other corporation, as the case may be (including indirect ownership through another Person other than TPG, L.P. or any of its Affiliates or through two or more Persons acting in concert); or (iv) the liquidation or dissolution of the Company. For purposes of this definition, the term Person includes a "person" within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

      "CLOSING DATE" means the date when the conditions of Section 3.1 hereof have been satisfied and this Agreement has become effective.

      "CO-LEAD BOOK MANAGERS" means Salomon Smith Barney Inc. and The Industrial Bank of Japan, Limited.

      "COLLATERAL" means all of the properties and assets that are from time to time subject to the Liens purported to be granted by the Security Agreements.

      "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company in the ordinary course of its business.

      "COMMITMENT" means the commitment of a Lender to make Revolving Loans to the Company pursuant to subsection 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

      "COMMITMENT FEE RATE" shall be the percentage set forth below, subject to adjustment, upward or downward, as shown below, effective one Business Day following the announcement by Moody's or S&P of the change in such agency's rating of the Company's senior unsecured debt obligations giving rise to such adjustment:

Rating                                                Rate
------                                                ----
below B2 by Moody's or
below B by S&P                                        .875%

B2 by Moody's or
B by S&P                                              .625%

B1 by Moody's or
B+ by S&P                                             .50%

Ba3 by Moody's or
BB- by S&P                                            .45%

Ba2 by Moody's or
BB by S&P                                             .375%

      Upon a change in the rating of the Company's senior unsecured debt obligations by Moody's or S&P, the Agent shall determine if there is a split rating. If so, the more creditworthy of the two ratings shall be used to determine if the rating of such obligations has changed in order to determine if an adjustment shall be made, except that if the less creditworthy of the two ratings is two or more rating categories below the more creditworthy rating, the applicable rating shall be deemed to be the rating category which is one rating category below the more creditworthy rating.

      "COMMODITY AGREEMENT" means any agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of its business.

      "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

      "COMPANY" has the meaning assigned to that term in the introduction to this Agreement and its permitted successors and assigns.

      "COMPANY COMMON STOCK" means the Common Stock of the Company, par value $0.01 per share.

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of
Exhibit IV annexed hereto delivered to the Agent and the Lenders by the Company pursuant to subsection 5.1(iii).

      "CONDEMNATION PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

      "CONFIDENTIAL INFORMATION" means information that the Company furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Company.

      "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

      "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the portion of any Revolving Loan required to be made to the Company by such Lender pursuant to Section 2.1 or 2.9, as the case may be, at or prior to such time which has not been made by such Lender or by the Agent for the account of such Lender pursuant to Section 2.1C or 2.9C, as the case may be, at such time.

      "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (i) the Issuing Bank pursuant to Section
2.9 to purchase a participation in a Letter of Credit made by such Issuing Bank,
(ii) the Agent pursuant to Section 2.1 to reimburse the Agent for the amount of any Loan made by the Agent for the account of such Lender or (iii) any other Lender pursuant to Section 2.1 to purchase any participation in Loans owing to such other Lender.

      "DEFAULTING LENDER" means, at any time, any Lender that, at such time, owes a Defaulted Advance or a Defaulted Amount.

      "DESIGNATED LOCATIONS" has the meaning given such term in the Spare Parts Security Agreement.

      "DOCUMENTATION AGENT" means Bankers Trust Company.

      "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

      "EBITDA" means, with respect to the Company, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income including state franchise taxes based on income, (iv) total consolidated depreciation expense,
(v) total consolidated amortization expense, and (vi) other non-cash items reducing Adjusted Consolidated Net Income less other non-cash items increasing Adjusted Consolidated Net Income.

      "ELIGIBLE ASSETS" has the meaning given such term in Subsection 2.10.

      "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof and having total assets on a consolidated basis in excess of $1,000,000,000; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other institutional investor organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000 which extends credit or buys loans as one of its businesses including, but not limited to, investment banks, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agent and the Company; and (B) any Lender and any Affiliate of any Lender; provided that neither the Company nor any Affiliate of the Company shall be an Eligible Assignee.

      "ELIGIBLE SIMULATOR" means a flight simulator of the type described in
Schedule 2.10.

      "ELIGIBLE SPARE ENGINE" means an aircraft engine of the type described in
Schedule 2.10.

      "ELIGIBLE STAGE III AIRCRAFT" means an aircraft, including engines, that meets the "Stage III" noise standards of the Federal Aviation Regulations, has met such standards since it was originally manufactured and delivered and is of the type described on Schedule 2.10.

      "ENGINE" means each aircraft engine from time to time subject to the Lien of the Aircraft Security Agreement.

      "ENVIRONMENTAL CLAIM" means any material investigation, notice, claim, suit, proceeding, demand or order, by any governmental authority or any Person arising in connection with any alleged or actual material violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage, or harm to health, safety or the environment.

      "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement dated as of December 12, 1997 between the Company and the Agent, as amended and restated on the date hereof and as such Environmental Indemnity Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof or thereof.

      "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, or
(c) exposure to Hazardous Materials. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. 641 et seq.), and the State of Arizona Environmental Quality Act (A.R.S. 49-101 et seq.).

      "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity securities of the Company including, without limitation, additional issuances of Company Common Stock.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA AFFILIATE" means, as applied to the Company, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

      "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

      "EVENT OF DAMAGE" with respect to any Borrowing Base Collateral (other than Rotables) means any damage to such Borrowing Base Collateral the repair of which is reasonably estimated by the Company to cost more than 50% of the Fair Market Value of such Borrowing Base Collateral.

      "EVENT OF DEFAULT" means each of the events set forth in Section 7.

      "EVENT OF LOSS" with respect to any Borrowing Base Collateral (other than Cash and Cash Equivalents) has the meaning given in the Security Agreement to which such Borrowing Base Collateral is subject.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "FACILITIES" means any and all real property now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries and any of their respective predecessors.

      "FAIR MARKET VALUE" for any Borrowing Base Collateral means the value of such Borrowing Base Collateral, as determined by an Approved Appraiser in the most recently delivered Approved Appraisal thereof, obtainable by a seller at the time of determination in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a lessee or other Person currently in possession and a used equipment dealer or broker) under no compulsion to buy and based on the then condition of such Borrowing Base Collateral.

      "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

      "FEDERAL AVIATION REGULATIONS" means regulations issued by the FAA.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day on which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      "FISCAL YEAR" means with respect to the financial statements to be delivered by the Company pursuant to subsection 5.1, the Company's fiscal year referenced in such financial statements; provided, that the Company will not change its Fiscal Year if such change will cause an unreasonable delay in the production of the financial statements required by subsection 5.1(ii).

      "FUNDING AND PAYMENT OFFICE" means the office of the Agent located at 1251 Avenue of the Americas, New York, New York 10020.

      "FUNDING DATE" means the date of the funding of a Revolving Loan or issuance of a Letter of Credit.

      "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by the Company to the Lenders pursuant to clauses (ii), (iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)).

      "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

      "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

      "HAZARDOUS MATERIALS" means any chemical or other material or substance, exposure to which or Release of is now or hereafter prohibited, limited or regulated under any law.

      "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the Facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, the Company, any of its Subsidiaries or any of their respective predecessors.

      "HOLDINGS" means America West Holdings Corporation.

      "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capitalized Lease obligations of such Person (the amount of the Indebtedness in respect thereof to be determined as provided in the definition of Capitalized Lease in this subsection 1.1); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

      "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

      "INITIAL ISSUING BANK" has the meaning specified in the recital of parties at the head of this Agreement.

      "INSURANCE PROCEEDS" has the meaning assigned to that term in subsection 2.9B(iii)(c).

      "INTEREST EXPENSE" means, for any period (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) plus (ii) without duplication, capitalized interest, in each case, of the Company and its Subsidiaries with respect to all of their outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

      "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last day of each month of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

      "INTEREST PERIOD" has the meaning assigned to that term in subsection
2.2B.

      "INTEREST RATE AGREEMENT" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter.

      "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

      "INVESTMENT" means with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution by such Person to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others; provided, that any transfer of aircraft to a limited partnership or other entity in connection with the transaction in which the aircraft are leased to the Company shall not be an Investment), or any purchase or acquisition by such person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person; provided, that advances or loans by the Company to Holdings shall not constitute an Investment.

      "ISSUING BANK" means, on the Closing Date, the Initial Issuing Bank and thereafter each Lender that becomes an Issuing Bank pursuant to subsection 9.1B(iii) (which such Lender (or such Lender's parent) shall have commercial paper having a rating of at least A-1 from S&P or P-1 from Moody's or shall be otherwise by approved by the Agent and the Company, such approvals not to be unreasonably withheld or delayed) to which a Commitment to issue Letters of Credit hereunder has been assigned pursuant to subsection 9.1B(iii), as issuer of Letters of Credit.

      "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

      "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

      "LETTER OF CREDIT" means each Standby Letter of Credit and Commercial Letter of Credit that may be issued by the Issuing Bank under the terms of subsection 2.9.

      "LETTERS OF CREDIT USAGE" means, as of any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available to be drawn under all Letters of Credit then outstanding (after giving effect to all contingencies thereunder including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied and including any drafts drawn thereunder but not yet honored) and (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Company. Letters of Credit Usage of each Lender shall be determined as if the Lenders had bought the participations referred to in subsection 2.9A with respect to all then outstanding Letters of Credit.

      "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided, that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or any of its Subsidiaries shall constitute Liens.

      "LOAN" or "LOANS" means one or more of the Revolving Loan or Letters of Credit or any combination thereof.

      "LOAN DOCUMENTS" means this Agreement, the Notes, the Environmental Indemnity Agreement, the Security Agreements and any letter agreement between the Company and the Agent establishing fees payable by the Company to the Agent in connection with this Agreement.

      "MAINTENANCE FACILITY" means an aircraft maintenance facility, all right, title and interest of the Company in and to the real property on which the maintenance facility is located and the other improvements on such real property, in each case that have been made subject to the Lien of the Maintenance Facility Security Agreement.

      "MAINTENANCE FACILITY SECURITY AGREEMENT" means the Leasehold Deed of Trust, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of December 12, 1997, by the Company to First American Title Insurance Company, as Trustee for the Agent, as such Maintenance Facility Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "MARGIN STOCK" has the meaning assigned to that term in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET CASH PROCEEDS" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, take as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required by its own terms to be paid as a result of such Asset Sale, and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

      "NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the Company on a consolidated basis determined in conformity with GAAP.

      "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

      "NOTES" means (i) the promissory notes of the Company issued pursuant to subsection 2.1D and (ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

      "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by the Company to the Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

      "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by the Company to the Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

      "OBLIGATIONS" means all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

      "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), president, one of its vice presidents, chief financial officer, controller, treasurer or assistant treasurer or an assistant secretary; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer acting in such capacity making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, s/he has made or has caused to be made such examination or investigation as is necessary to enable her/him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

      "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is Lessee, that is not a Capital Lease.

      "OUTSTANDING AMOUNTS" means, as of any date of determination, the sum of the then outstanding principal amount of the Loans and the Letters of Credit Usage.

      "PARTS COLLATERAL" has the meaning given such term in the Spare Parts Security Agreement.

      "PAYMENT RESTRICTION" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments, (b) loans or advances, or (c) property or assets.

      "PERMITTED CASH EQUIVALENTS" means, at any date of determination, (i) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by the Agent and (ii) subject to agreement of the Agent and the Company to mutually satisfactory custodial arrangements, other Cash Equivalents (except that commercial paper described in clause (b)(iii) of the definition of Cash Equivalents shall have a rating of at least A-1 from S&P or P-1 from Moody's).

      "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) as applied to property not constituting Collateral:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not delinquent for a period of more than 30 days or (b) subject to a good faith contest as set forth in subsection 5.3(A);

            (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums either (a) not delinquent for a period of more than 30 days or (b) being contested in faith by appropriate proceedings that do not involve imminent danger of the sale, forfeiture or loss of any Collateral, if such reserve or other appropriate provision, if any, as shall required by GAAP shall have been made therefor;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for the Company or any of its Subsidiaries and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (v) Liens arising from filing effective Uniform Commercial Code financing statements relating solely to leases not prohibited by this Agreement;

            (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (vii) Liens described in Schedule 6.2 annexed hereto;

            (viii) Liens granted pursuant to the Security Agreements;

            (ix) judgment and attachment Liens not giving rise to an Event of Default;

            (x) Liens on the assets of any entity or asset existing at the time such entity is acquired by the Company or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the Company or any Subsidiary; (ii) do not extend to any other assets of the Company or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

            (xi) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary;

            (xii) any interest or title of a lessor in property subject to any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement (disregarding for this purpose subsection 6.2);

            (xiii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

            (xiv) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and

            (xv) Liens of creditors of any Person to whom any of the Company's assets are consigned for sale.

      "PERMITTED LIEN" with respect to any Collateral, has the meaning given such term in the Security Agreement to which such Collateral is subject.

      "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates, other than a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA.

      "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or the passage of time or both, would constitute an Event of Default.

      "PRICING CERTIFICATE" has the meaning assigned to that term in subsection 5.1(xvi).

      "PRIME RATE" means the rate that The Industrial Bank of Japan, Limited, announces from time to time as its prime lending rate at its New York City office, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Industrial Bank of Japan, Limited or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      "PRO FORMA BASIS" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by the Company or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by the Company or any of its Subsidiaries or any other related action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with the Agent using the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

      "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing the Revolving Loan Exposure of that Lender by the aggregate Revolving Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

      "PROCEEDINGS" has the meaning assigned to that term in subsection 5.1(x).

      "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Termination Date, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Termination Date, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Termination Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof offering holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Termination Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that in respect of any particular asset sale proceeds, the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's permanent reduction of the aggregate Commitments of the Lenders by an amount at least equal to such asset sale proceeds (net of associated taxes and transaction costs).

      "REFERENCE LENDERS" means the Agent, Citicorp USA, Inc. and Bankers Trust Company.

      "REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are applied entirely to substantially concurrently repay, refinance, refund or replace, outstanding Indebtedness of the Company or any of its Subsidiaries (the "Refinanced Indebtedness"), to the extent such Indebtedness:

            (a) is issued in a principal amount (or if such Indebtedness is issued at an original issue discount, is issued at an original issue price) not exceeding the outstanding principal amount (or, if such Refinanced Indebtedness was issued at an original issue discount, not exceeding the outstanding accreted principal amount) of such Refinanced Indebtedness; and

            (b) if the Refinanced Indebtedness is Indebtedness of the Company and ranks by contract, by its terms or otherwise junior in right of payment to the Obligations, (i) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to payments upon mandatory or optional redemption prior to the dates of analogous payments under the Refinanced Indebtedness, and (ii) has subordination provisions effective to subordinate such Indebtedness to the Obligations at least to the extent that such Refinanced Indebtedness is subordinated to the Obligations: and

            (c) if the Refinanced Indebtedness is Indebtedness of the Company which is pari passu in right of payment with the Obligations, (i) is pari passu or subordinated in right of payment to the Obligations, (ii) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to, payments upon mandatory or optional redemption, prior to the final scheduled maturity date of the Refinanced

      Indebtedness, and (iii) is not secured by any Lien on any property of the Company or any Subsidiary in addition to Liens securing the Refinanced Indebtedness.

      "REGISTER" has the meaning assigned to that term in subsection 2.1.E.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facilities, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      "REPAIRABLE DAMAGE" with respect to any Borrowing Base Collateral (other than Rotables) means any damage to such Borrowing Base Collateral the repair of which is reasonably estimated by the Company to cost 50% or less of the Fair Market Value of such Borrowing Base Collateral.

      "REQUISITE LENDERS" means at any time Lenders owed or holding a majority in interest of the aggregate Revolving Loan Exposure of all Lenders provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Requisite Lenders at such time the Revolving Loan Exposure attributable to such Defaulting Lender(s).

      "RESPONSIBLE OFFICER" means, with respect to the Company, its controller, treasurer, president or any vice president.

      "RESTRICTED PAYMENT" means (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of the Company, (ii) any purchase, redemption or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of the Company not prohibited under clause (iii) below) or options to acquire Capital Stock of the Company; (iii) any redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance), or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)) (collectively, a "prepayment"), directly or indirectly (including by way of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness), other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company which is subordinated in right of payment to the Obligations or which matures after the Termination Date (except out of the proceeds of Refinancing Indebtedness) and (iv) any advances or loans by the Company to Holdings.

      "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination prior to the termination of the Commitments, that Lender's Commitment (whether used or unused).

      "REVOLVING LOANS" means the Loans made by the Lenders to the Company pursuant to subsection 2.1A(i) or 2.9C.

      "ROTABLES" means Parts Collateral at Designated Locations.

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
Inc.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "SECURITY AGREEMENTS" means the Aircraft Security Agreement, Spare Engine Security Agreement, Cash and Cash Equivalent Security Agreement, Maintenance Facility Security Agreement, and Spare Parts Security Agreement.

      "SIMULATORS" means each Eligible Simulator from time to time subject to the Lien of the Spare Engine Security Agreement.

      "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SPARE ENGINE" means each Eligible Spare Engine from time to time subject to the Lien of the Spare Engine Security Agreement.

      "SPARE ENGINE SECURITY AGREEMENT" means the Spare Engine and Simulator Security Agreement dated as of December 12, 1997, between the Company and the Agent, as amended and supplemented as of the date hereof and as such Spare Engine Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "SPARE PARTS SECURITY AGREEMENT" means the Spare Parts Security Agreement dated as of December 12, 1997, between the Company and the Agent, as amended and supplemented as of the date hereof and as such Spare Parts Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "STAGE III AIRCRAFT" means each Eligible Stage III Aircraft that is an Aircraft.

      "STANDBY LETTER OF CREDIT" means any letter of credit or similar instrument other than Commercial Letters of Credit.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "SYNDICATION AGENT" means Citicorp USA, Inc.

      "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located.

      "TERMINATION DATE" means the earlier of the third anniversary of the Closing Date and the date of the termination in whole of the Commitments pursuant to Sections 2.4(B)(ii), 2.4(B)(iii)(2) or 7 hereof.

      "TOTAL UTILIZATION OF COMMITMENTS" means, at any date of determination, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the Letter of Credit Usage.

      "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course or business in connection with the acquisition of goods or services.

      "UNITED STATES CITIZEN" has the meaning assigned to that term in subsection 4.1B.

      "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any class or classes will have or might have such voting power by the reason of the happening of any contingency.

      "WHOLLY OWNED" denotes a Subsidiary all of the Voting Stock of which (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by the Company.

1.2   ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF
      CALCULATIONS UNDER AGREEMENT.

      Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Each reference to a consolidated balance sheet or other financial statement of the Company shall, at any time or for any period during which the Company has no Subsidiaries, be deemed to mean and refer to a balance sheet or other financial statement of the Company alone.

1.3   OTHER DEFINITIONAL PROVISIONS.

      References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


                                  SECTION 2.
                  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1   COMMITMENTS; MAKING OF REVOLVING LOANS; NOTES; REGISTER.

      A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, each Lender hereby severally agrees to make the Revolving Loans all as described in this subsection 2.1A.

            (i) Revolving Loans. From and after the Closing Date, each Lender severally agrees, subject to the conditions set forth in Section 3 and subject to the limitations set forth below, to make Revolving Loans to the Company from time to time during the period from the Closing Date to and including the Termination Date in an aggregate amount, not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Commitment on the date hereof is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Commitments on the date hereof is $125,000,000, provided that: (1) at no time shall the Total Utilization of Commitments exceed the least of (x) $125,000,000, (y) the Borrowing Base at such time and (z) the aggregate Commitments as such Commitments shall have been reduced from time to time pursuant to subsections 2.4B(ii) and 2.4B(iii)(2); (2) the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 9.1B; and (3) the amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii)(2). Each Lender's Commitment shall expire at 5:00 p.m. (New York time) on the Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Commitments shall be paid in full. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to and including the Termination Date. On or before the Termination Date, the Company shall provide cash collateral in the amount of, and as security for, all outstanding Letters of Credit under arrangements satisfactory in form and substance to the Issuing Bank and use its best efforts to replace and terminate such Letters of Credit as soon thereafter as possible.

      B. BORROWING MECHANICS. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $3,000,000 in increments of $100,000 (except for such lesser amounts as may be required pursuant to subsection 2.9C). Whenever the Company desires that the Lenders make Revolving Loans it shall deliver (which delivery may be made by telecopier, promptly followed by delivery by overnight courier) to the Agent a Notice of Borrowing no later than 1:00 p.m. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of Eurodollar Rate Loans) or on the proposed Funding Date (in the case of Base Rate Loans). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Revolving Loans requested, (iii) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Rate Loans and (iv) in the case of any loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D.

      Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any notice referred to above that Agent believes in good faith to have been given by a Responsible Officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by the Lenders to the Agent and the funding of such Revolving Loans by the Agent to the Company in accordance with this Agreement pursuant to any such notice the Company shall have effected the borrowing of Revolving Loans hereunder.

      The Company shall notify the Agent prior to the funding of any Loans in the event that any of the matters to which the Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Company of the proceeds of any Revolving Loans shall constitute a re-certification by the

Company, as of the applicable Funding Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to make a borrowing in accordance therewith.

      C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by the Lenders simultaneously and in proportion to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any Defaulting Lender in that Defaulting Lender's obligation to make a Revolving Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any Defaulting Lender in that Defaulting Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Agent of a Notice of Borrowing pursuant to subsection 2.1B, the Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to the Agent not later than 2:00 p.m. (New York time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. After the Agent's receipt of proceeds of the Revolving Loans from the Lenders and satisfaction of the applicable conditions precedent set forth in Section 3, the Agent shall make such proceeds available to the Company on the applicable Funding Date by transferring same day funds equal to such proceeds received by the Agent to the account of the Company designated in writing by the Company to the Agent.

      Unless the Agent shall have been notified by any Lender prior to the Funding Date for any Revolving Loans that such Lender does not intend to make available to the Agent the amount of such Lender's Revolving Loan requested on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If all or part of such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such Defaulted Amount on demand from such Defaulting Lender together with interest thereon, for each day from such Funding Date until the date such Defaulted Amount is paid to the Agent at the Federal Funds Effective Rate for three Business Days, and thereafter at the Base Rate. If such Defaulting Lender does not pay such Defaulted Amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately pay such Defaulted Amount to the Agent together with interest thereon, for each day from such Funding Date until the date such Defaulted Amount is paid to the Agent, at the Base Rate. If such Lender pays to the Agent the Defaulted Amount, such amount so paid shall constitute a Revolving Loan, and the Agent shall promptly return to the Company such corresponding amount in same day funds. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

      D. NOTES. On the Closing Date, the Company shall execute and deliver to each Lender (or to the Agent for each Lender) a Note substantially in the form of Exhibit III annexed hereto to evidence that Lender's Revolving Loans in the principal amount of the lesser of the Commitment of such Lender or the amount of Revolving Loans from time to time outstanding and evidenced thereby and with other appropriate insertions.

      E.  THE REGISTER.

            (i) The Agent shall maintain, at its address referred to in subsection 9.8, a register for the registration of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) The Agent shall record in the Register the Commitment and the Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Revolving Loans. Any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans.

            (iii) Each Lender shall record on its internal records (including, without limitation the applicable Notes held by such Lender) the amount of each Revolving Loan made by it and each payment or other reduction in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Revolving Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv) The Company, the Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Revolving Loans shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment, Revolving Loans shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

2.2  INTEREST ON THE LOANS.

      A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by the Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

      Subject to the provisions of subsection 2.2E and 2.7, each Revolving Loan shall bear interest through maturity as follows:

            (i) if a Base Rate Loan, then at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin; or

            (ii) if a Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

      B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at the Company's option, either a one- , two- , three-or six-month period; provided that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

            (ii) each Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (vii) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) there shall be no more than ten (10) Interest Periods outstanding at any time;

            (vi) in the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, the Company shall be deemed to have selected an Interest Period of one month; and

            (vii) no Interest Period shall extend beyond the scheduled Termination Date; .

      C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to, but not including, each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

      D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $3,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan. A Eurodollar Rate Loan converted into a Base Rate Loan on any day other than the last day of an Interest Period applicable thereto shall be subject to breakage fees in accordance with Section 2.6D.

      The Company shall deliver a Notice of Conversion/Continuation to the Agent no later than 12:00 noon (New York time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing.

      Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Loans in accordance with this Agreement pursuant to any such notice the Company shall have effected a conversion or continuation, as the case may be, hereunder.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

      E. DEFAULT RATE. Any amounts not paid when due hereunder or under any other Loan Document, including, but not limited to, outstanding principal of a Loan and, to the extent permitted by applicable law, any interest payments thereon and any fees and other amounts, shall thereafter bear interest payable upon demand from the date when due until the date of payment at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

      F. COMPUTATION OF INTEREST. Interest on each Loan shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, unless such Loan is a Base Rate Loan with a Base Rate based upon the Prime Rate, in which event interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

      A. COMMITMENT FEES. The Company agrees to pay to the Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Termination Date equal to the average of the daily excess of the Commitments over the sum of the aggregate principal amount of

Revolving Loans outstanding and the Letter of Credit Usage multiplied by the Commitment Fee Rate, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and ending on the Termination Date; provided, however, that any commitment fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender; and provided further that no commitment fee shall accrue on any of the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

      B. LETTER OF CREDIT FEES. The Company agrees to pay (i) the fee set forth in subsection 2.9E(2) and (ii) the fee set forth in subsection 2.9E(1)(ii).

      C. AGENT'S FEES. The Company and the Agent shall enter into one or more letter agreements establishing administrative fees payable by the Company to the Agent for its administrative services hereunder which fees shall be for the account of the Agent and not the Lenders.

2.4 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS

      A. REPAYMENT OF PRINCIPAL AMOUNT OF REVOLVING LOANS . On the Termination Date, the Company shall pay to the Agent for the account of the Lenders the aggregate outstanding principal amount of all Revolving Loans, together with all accrued and unpaid interest thereon and all fees and other amounts payable by the Company under this Agreement.

      B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

            (i) Voluntary Prepayments. The Company may, with respect to Eurodollar Rate Loans, upon not less than three Business Days' prior written notice given to the Agent by 12:00 noon (New York time) on the date so required and, with respect to Base Rate Loans, upon prior written notice given to the Agent by 12:00 noon (New York time) on the date of prepayment, at any time and from time to time prepay, without premium or penalty (other than pursuant to subsection 2.6D, if applicable), any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid prior to the expiration date of the Interest Period applicable thereto upon compliance with subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

            (ii) Voluntary Reductions of Commitments. The Company may, upon not less than three Business Days' prior written notice to the Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty (other than pursuant to subsection 2.6D), the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction (as reduced by the amount, if any, of any voluntary prepayment of such outstanding Revolving Loans effected under subsection 2.4B(i) on the date of such termination or reduction); provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $3,000,000 (including any such partial reduction resulting from any voluntary prepayment pursuant to subsection 2.4B(i) as aforesaid) and integral multiples of $100,000 in excess of that amount. The Company's notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

            (iii)  Mandatory Prepayments and Mandatory Reductions of Loans.

                  (1)  Prepayments Due to Reductions in Borrowing Base.

                        (a) The Company shall from time to time prepay, without
                  premium or penalty (other than pursuant to subsection 2.6D), amounts outstanding under the Commitments equal in the aggregate to the amount of any Borrowing Base Deficiency at such time. Such prepayment shall be effected by the Company prepaying the outstanding principal of Revolving Loans in the amount of such Borrowing Base Deficiency, provided, however, that if such prepayment is insufficient to reduce the Outstanding Amounts to the amount of the Borrowing Base, concurrently therewith the Company shall also provide collateral for any outstanding Letters of Credit by depositing Cash or Permitted Cash Equivalents into the Cash Collateral Account (which collateral when in the Cash Collateral Account shall be includable in the Borrowing Base) in such additional amounts as shall be sufficient to increase the Borrowing Base to the Outstanding Amounts. Such prepayment (and collateral arrangements, if any) shall be made not later than three (3) Business Days following the delivery of (x) a regularly scheduled monthly Borrowing Base Certificate delivered pursuant to subsection 2.10D and/or subsection 2.4B(iii)(1)(c) showing a Borrowing Base Deficiency or (y) an updated Borrowing Base Certificate delivered pursuant to subsection 2.4B(iii)(1)(b), 2.4B(iii)(1)(d), 3.2A(ii) or 7.11 showing a
                  Borrowing Base Deficiency.

                        (b) In addition to any notice required by subsection
                  5.1(xii), if an event occurs that could reasonably be expected to cause loss of or substantial damage to Borrowing Base Collateral (excluding Rotables) the Fair Market Value of which exceeds $5,000,000, the Company shall deliver to the Agent a written notice within three (3) Business Days after a Responsible Officer of the Company obtains actual knowledge of such event. Such notice shall identify the specific item(s) of such Borrowing Base Collateral subject to such event of loss or damage, describe the nature of the event of loss or damage and include an estimate of whether such loss or damage can reasonably be expected to exceed $10,000,000. As soon as it can reasonably determine whether such event is an Event of Loss, Event of Damage or Repairable Damage with respect to the affected Borrowing Base Collateral but in any event not later than 60 days after the Company's notice with respect to such event, the Company shall deliver to the Agent an updated Borrowing Base Certificate in which the Company shall certify that such event is either an Event of Loss, Event of Damage or Repairable Damage, with respect to the item(s) of affected Borrowing Base Collateral. If the Company fails to deliver such updated Borrowing Base Certificate by such date, it shall be deemed to have delivered an updated Borrowing Base Certificate as provided in this subsection 2.4B(iii)(1)(b) certifying that such event is an Event of Loss of the affected Borrowing Base Collateral. Such updated Borrowing Base Certificate shall exclude from the Borrowing Base any such Borrowing Base Collateral subject to an Event of Loss, Event of Damage or Repairable Damage, provided, however, that (1) any such Borrowing Base Collateral other than the Maintenance Facility that has suffered Repairable Damage shall not be excluded if (A) such Repairable Damage is covered by insurance which will pay proceeds in at least the amount of the repair costs (net of any permitted self-insurance and deductibles) and the Agent is the loss payee of such insurance pursuant to the terms of the relevant Security Agreement, each as certified by the Company in the updated Borrowing Base Certificate and (B) the Company elects to repair such Borrowing Base Collateral as certified in the updated Borrowing Base Certificate and (2) Borrowing Base Collateral comprising the Maintenance Facility that has suffered Repairable Damage shall not be excluded and the Borrower shall repair the Maintenance Facility unless (A) the cost of such repair is likely to exceed $10,000,000 as reasonably estimated by the Company, as certified by the Company in such updated Borrowing Base Certificate, or by the Agent (following consultation, in the case of the Agent, with an Approved Appraiser) by notice delivered by the Agent to the Company and
                  (B) the Repairable Damage is not covered by insurance which will pay proceeds to the Agent, as loss payee, in at least the amount of the repair costs (net of any permitted self-insurance and deductibles), as certified by the Company in such updated Borrowing Base Certificate. If such updated Borrowing Base Certificate shows a Borrowing Base

                  Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(iii)(1)(a).

                        (c) If an event occurs that could reasonably be expected
                  to cause loss of or substantial damage to Borrowing Base Collateral (excluding Rotables) the Fair Market Value of which is equal to or less than $5,000,000, the Company shall report such event in the first regularly scheduled monthly Borrowing Base Certificate delivered pursuant to subsection 2.10D following actual knowledge of such event by a Responsible Officer of the Company. Such Borrowing Base Certificate shall identify the specific item(s) of Borrowing Base Collateral subject to such event of loss or damage, and describe the event of loss or damage. The Company shall determine whether such event is an Event of Loss, Event of Damage or Repairable Event with respect to the affected Borrowing Base Collateral as soon as reasonably practicable and shall so certify in the next succeeding monthly Borrowing Base Certificate if possible but, in any event, not later than the second next succeeding monthly Borrowing Base Certificate, provided, however, that the failure to so certify in such second succeeding Borrowing Base Certificate shall be deemed to be a certification by the Company in such certificate that such event is an Event of Loss of the affected Borrowing Base Collateral. The Borrowing Base Certificate that makes such certification shall exclude from the Borrowing Base any Borrowing Base Collateral subject to an Event of Loss, Event of Damage or Repairable Damage, provided, however, that Borrowing Base Collateral that has suffered Repairable Damage shall not be excluded if (A) such Borrowing Base Collateral is covered by insurance which will pay proceeds in at least the amount of the repair costs (net of any permitted self-insurance or deductibles) and the Agent is the loss payee of such insurance pursuant to the terms of the relevant Security Agreement, each as certified by the Company in such Borrowing Base Certificate, and (B) the Company elects to repair such Borrowing Base Collateral as certified in such Borrowing Base Certificate. If such Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(iii)(1)(a).

                        (d) If an event occurs that could reasonably be expected
                  to cause an Adjustment Event (as reasonably determined by the Company), the Company shall deliver to the Agent a written notice within three (3) Business Days after a Responsible Officer of the Company obtains actual knowledge of such event. Such notice shall identify the location and type (to the extent reasonably possible) of the affected Rotables, describe the event of loss or damage and include an estimate of whether such loss or damage can reasonably be expected to exceed $10,000,000. As soon as it can reasonably determine whether such event is an Adjustment Event but in any event not later than 60 days after the Company's notice of such event, the Company shall deliver to the Agent an updated Borrowing Base Certificate in which the Company shall certify whether or not such event is an Adjustment Event. If the Company fails to deliver such updated Borrowing Base Certificate by such date, it shall be deemed to have delivered an updated Borrowing Base Certificate certifying that such event is an Adjustment Event of the affected Rotables. If such updated Borrowing Base Certificate certifies that an Adjustment Event has occurred, it shall exclude from the Borrowing Base the book value of the Rotables subject to the Adjustment Event and shall specify the amount of such book value excluded for purposes of calculating the Borrowing Base Value of the Rotables. If such updated Borrowing Base Certificate certifies that an Adjustment Event has not occurred, it shall make an appropriate adjustment in the book value of the affected Rotables, as certified in such Borrowing Base Certificate, to take into account the loss or damage to the affected Rotables and shall specify the amount of such adjustment for purposes of calculating the Borrowing Base Value of the Rotables. (For the avoidance of doubt, the Company shall make or not make adjustments to the book value of Rotables subject to events of loss or damage not covered by this subsection 2.4B(iii)(1)(d) in accordance with its normal accounting procedures as applied without regard to the procedures established in this subsection). If such updated Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(iii)(1)(a).

                        (e) If either (A) a notice of loss or damage delivered
                  by the Company pursuant to subsection 2.4B(iii)(1)(b) or (d) estimates that the applicable loss or damage can reasonably be expected to exceed $10,000,000 or (B) following receipt of notice of loss or damage pursuant to such subsection and consultation with an Approved Appraiser, the Agent reasonably estimates that such loss or damage can reasonably be expected to exceed $10,000,000 and so notifies the Company, the affected Borrowing Base Collateral shall be excluded from the Borrowing Base on an interim basis until delivery of an updated Borrowing Base Certificate pursuant to subsection 2.4B(iii)(1)(b) or (d) determines whether such exclusion shall be permanent, provided, however, that such interim exclusion shall be reversed and not applied in the calculation of any Borrowing Base Deficiency requiring any prepayment under this Agreement and shall be solely for purposes of determining whether the Borrowing Base is sufficient to support the making of additional Revolving Loans or the issuance of Letters of Credit pursuant to the terms of this Agreement.

                        (f) If the Company elects to repair any Borrowing Base
                  Collateral (other than the Maintenance Facility) subject to Repairable Damage and so certifies in any Borrowing Base Certificate or, in the case of the Maintenance Facility only, is required to repair Repairable Damage to the Maintenance Facility, the Company shall complete such repair as soon as reasonably practicable.

                        (g) In any Borrowing Base Certificate delivered as
                  provided in subsection 2.4B(iii)(1)(b) or (c) which requires the exclusion of any Borrowing Base Collateral pursuant to the terms of such subsection, the Company may also request the release of the Lien of the Security Agreement to which such Borrowing Base Collateral is subject and, provided that no Potential Event of Default or Event of Default then exists, as certified by the Company in such Borrowing Base Certificate, and any Borrowing Base Deficiency certified in such Borrowing Base Certificate is timely paid and additional Collateral (if any) is provided as required by subsection 2.4B(iii)(1)(a), the Agent shall release such Lien on such Borrowing Base Collateral simultaneously with the satisfaction of the conditions contained in this subsection 2.4B(iii)(1)(g) by executing and delivering such releases as may be reasonably requested by the Company.

                  (2) Prepayments and Termination of Commitments Due to Change
            of Control. Within five Business Days after the occurrence of a Change of Control, the Company will notify the Agent of such Change of Control (the giving of such notice not being a prerequisite to the Agent's giving its notice as provided in this subsection 2.4B(iii)(2)). The Agent shall, upon receipt of the notice from the Company required by the preceding sentence, give the Company and the Lenders notice delivered not more than 60 (sixty) days following the occurrence of a Change of Control or, if later, not more than 60 (sixty) days following delivery of the notice set forth in the immediately preceding sentence, except as provided in the last sentence of this subsection 2.4B(iii)(2), that (A) the Company will be required to prepay all amounts outstanding under the Commitments on a date specified by the Agent in such notice (which shall be not less than ten (10) days after the date of delivery of such notice) and (B) the Lenders' Commitments to make Loans and issue Letters of Credit shall terminate on the date so specified by the Agent. On the date specified in such notice, except as provided in the last sentence of this subsection 2.4B(iii)(2), the Company shall (A) pay all outstanding principal and interest on all Loans and all other fees and amounts payable under any Loan Document, including, without limitation, with respect to Letter of Credit Usage, and (B) provide cash collateral in the amount of, and as security for, all outstanding Letters of Credit under arrangements satisfactory in form and substance to the Issuing Bank and use its best efforts to replace and terminate such Letters of Credit as soon thereafter as possible. Notwithstanding the foregoing terms of this subsection 2.4B(iii)(2), by notice to the Company and the Agent within five Business Days after receipt by a Lender of a notice by the Agent as provided in this clause, such Lender may elect not to have its portion of the Commitments prepaid as provided in this clause, in which case such portion shall not be prepaid nor its Commitment terminated and its Pro Rata Share shall be adjusted in relationship to the other remaining outstanding Commitments, provided, however, that if the Commitment of the Issuing Bank has been so terminated, all outstanding Letters of Credit shall be cash collateralized or terminated and replaced as provided in clause (B) of the preceding sentence of this subsection 2.4B(iii)(2).

            (iv) Application of Prepayments.

                  (a) Application of Voluntary Prepayments. Any voluntary
            prepayments pursuant to subsection 2.4B(i) shall be applied ratably among the Notes.

                  (b) Application of Mandatory Prepayments of Loans. Any
            mandatory prepayments of the Loans pursuant to subsection 2.4B(iii) shall be applied ratably among the Notes.

                  (c) Application of Prepayments to Base Rate Loans and
            Eurodollar Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.6D.

      C.  GENERAL PROVISIONS REGARDING PAYMENTS.

            (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 2:00 p.m. (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by the Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

            (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

            (iii) Apportionment of Payments. Except as otherwise provided in subsection 2.4B(iii)(2), aggregate principal and interest payments in respect of Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to each Lender's respective Pro Rata Share. The Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Agent and the commitment fees of such Lender when received by the Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter.

            (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment and Letter of Credit fees hereunder, as the case may be.

            (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the Obligations of the Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.

      A. GENERAL CORPORATE PURPOSES. The proceeds of Revolving Loans shall be used by the Company for its general corporate purposes.

      B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate
Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

      Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

      A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 1:00 p.m. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

      B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Agent shall on such date give notice by telefacsimile to the Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Agent notifies the Company and Lenders that the circumstances giving rise to such notice no longer exist and
(ii) any Notice of Borrowing or Notice of Conversion/Continuation given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

      C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order enacted, entered into or promulgated after the date of this Agreement not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile) to the Company and the Agent of such determination (which notice the Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base

Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile) to the Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

      In the event any Affected Lender shall give a notice to the Company pursuant to this subsection 2.6C, the Company may give notice to such Lender (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitments of such Lender and to purchase its outstanding Loans, Obligations and Notes. Each Lender giving a notice to the Company pursuant to this subsection 2.6C agrees to sell its Commitments, Loans, Obligations, Notes and interest in this Agreement and the other Loan Documents pursuant to subsection 9.1B to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Obligations and Notes plus all other fees and amounts due such Lender hereunder calculated, in each case, to the date such Commitment, Loans, Obligations, Notes and interest are purchased, whereupon such Lender shall have no further Commitment hereunder.

      D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company, or (iv) as a consequence of any other default by the Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

      E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that such action does not increase the Company's liability under subsection 2.7.

      F.  ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS.
Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

      G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) the Company may not elect to have a Revolving Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by the Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

      A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar
      Rate); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      B.  WITHHOLDING OF TAXES.

            (i) Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender or tax in lieu thereof) imposed, levied, collected, withheld or assessed by any governmental authority, domestic or foreign.

            (ii) Grossing-up of Payments. If the Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Company to the Agent or any Lender under any of the Loan Documents:

                  (a) the Company shall notify the Agent or such Lender of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

                  (b) the Company shall remit any such Tax before the date on which penalties attach thereto, such remittance to be made (if the liability is imposed on the

      Company) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

                  (c) the sum payable by the Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of remittance of any Tax which it is required by clause
      (b) above to remit, the Company shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

            (iii)  Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to the Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Agent (each in the reasonable exercise of its discretion),
      (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re: Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees that, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (l) deliver to the Agent for transmission to the Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re:
      Non-Bank status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify the Agent and the Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) The Company shall not be required to pay any additional amount to any Non-US lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

      C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      D. SUBSTITUTE LENDERS. In the event the Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to the Company or participate in any Letter of Credit and any drawing thereunder in accordance with this Agreement, the Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination,
(i) the Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under this subsection 2.7) owed to such Lender through such date of termination, (ii) either the Company shall elect to reduce the Commitment by such Lender's portion thereof or an Eligible Assignee shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of such Lender to be terminated as of such date, and
(iii) all documents and supporting materials necessary, in the judgment of the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) to evidence the substitution of such Lender (if applicable) shall have been received and approved by the Agent as of such date.

2.8  OBLIGATION OF LENDERS TO MITIGATE.

      Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless the Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to the Agent) shall be conclusive absent manifest error.

2.9  LETTERS OF CREDIT.

      A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, in addition to requesting that Lenders make Revolving Loans, the Company may request, in accordance with the provisions of this subsection 2.9, that the Issuing Bank issue Letters of Credit for the account of the Company (alone, or with one or more Subsidiaries); provided that (i) in no event shall the Issuing Bank issue
(a) any Standby Letter of Credit having an expiration date more than the earlier of (A) 2 years after its date of issuance and (B)10 Business Days before the scheduled Termination Date or (b) any Commercial Letter of Credit having an expiration date more than the earlier of (A) 180 days after its date of issuance and (B) 30 days before the scheduled Termination Date and (ii) the Issuing Bank will not issue any Letter of Credit (a) on or after the Termination Date or (b) if, after giving effect to such issuance, the Letters of Credit Usage would exceed $20,000,000 or the Total Utilization of Commitments would exceed the least of (x) $125,000,000, (y) the Borrowing Base and (z) the aggregate amount of the Commitments, as such Commitments shall have been reduced from time to time pursuant to subsection 2.4B(ii). The Company shall, if such Letter of Credit is issued, be an account party in respect of such Letter of Credit. The issuance of any Letter of Credit shall require the satisfaction of each condition set forth in Section 3. All Letters of Credit shall be in U.S. dollars and payable at sight.

      Immediately upon the issuance of each Letter of Credit, each Lender with a Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

      If an Event of Default has occurred and is continuing, the Company shall deposit funds in a segregated account with the Issuing Bank to secure payment to the beneficiaries thereof of the maximum amount available to be drawn (after giving effect to all contingencies under such Letters of Credit including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied) under any outstanding undrawn Letters of Credit, if any, and any funds so deposited shall be (i) paid to such beneficiaries thereof if the conditions to such drawings are satisfied or (ii) if such Event of Default is cured, returned to the Company or (iii) upon expiry of one or more such Letters of Credit, to the extent drawings have not been made thereunder, applied to the Obligations then due and payable and, if all such Obligations have been satisfied, returned to the Company. Each payment or deposit of funds required by this paragraph shall (without duplication) be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit, unless and until paid or returned as provided in the next preceding sentence; provided, that in the event that the Lenders make the deposit required by this paragraph pursuant to Section 2.9D, the Issuing Bank shall return to such

Lenders the amount of such deposit to the extent that any Letter of Credit expires and is not drawn.

      B. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Agent and the Issuing Bank a written notice no later than 1:00 p.m.(New York time) at least 5 Business Days (or such shorter period as may be acceptable to the Issuing Bank; provided that the Issuing Bank will act as soon as practicable) prior to the proposed date of issuance. That notice shall be deemed a representation by the Company that all conditions precedent to such issuance have been satisfied and shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit,
(iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary and the name and telephone number of a contact at the beneficiary, (v) the name and address of the recipient and the name and address of a contact at the recipient, if other than the beneficiary and (vi) the requested text and a precise description of the documents and the proposed verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable judgment, may require changes in any such text, documents and certificates. In determining whether to pay under any Letter of Credit, to the extent permitted by applicable law, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after issuance of a Letter of Credit, the Issuing Bank shall notify the Agent (who shall notify each Lender) of such issuance and the amount of each such other Lender's respective participation therein, determined in accordance with the terms of subsection 2.9A. The Issuing Bank shall promptly notify the Agent (who shall notify each Lender) of each amendment to any Letter of Credit and shall include a copy of any such amendment in such notice. The Issuing Bank shall notify the Agent (who shall notify each Lender) each month of the balance of all outstanding Commercial Letters of Credit, if any.

      If the Issuing Bank has been notified that a Lender is unable, due solely to a bankruptcy, insolvency, receivership or similar event with respect to such Lender or compliance by such Lender with orders of regulatory authorities applicable to it, to participate in a Letter of Credit and any drawings thereunder, the Issuing Bank shall notify the Company promptly following receipt of notice of such inability and in any event shall, within two Business Days after receipt of the notice requesting the issuance of a Letter of Credit, notify the Company of such Defaulting Lender's Pro Rata Share of the maximum amount which may become available to be drawn thereunder. The Company shall, on the Business Day the Letter of Credit is issued, unless it shall then have replaced the Defaulting Lender with an Eligible Assignee as contemplated by the next sentence, deposit Cash equal to such Pro Rata Share into a segregated account maintained by the Agent which Cash shall be invested, as the Company may direct, in Permitted Cash Equivalents). At any time after receipt of the Issuing Bank's notice of the Defaulting Lender's Pro Rata Share, the Company may at its election replace the Defaulting Lender with an Eligible Assignee pursuant to and in compliance with the terms and conditions of subsection 2.7D and such replacement Lender shall pay funds equal to such Pro Rata Share to the Issuing Bank. The amount so deposited shall be (i) paid to the Issuing Bank on the same day the Issuing Bank honors a drawing under the Letter of Credit if the conditions to a drawing are satisfied or (ii) to the extent that any such deposit has been made by the Company, provided that no Potential Event of Default or Event of Default has occurred and is continuing, returned to the Company together with earnings thereon (a) if no payment to such beneficiary has been made and the final date available for drawings under the Letter of Credit has passed or such Letter of Credit has otherwise expired by its terms or is returned by the beneficiary thereof for cancellation and is so canceled or (b) upon the Company's replacement of the Defaulting Lender with an Eligible Assignee pursuant to and in compliance with the terms and conditions of subsection 2.7D and the purchase by such replacement Lender of a participation in outstanding Letters of Credit in compliance with subsections 2.9A and 2.9B.

      C. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall give prompt written notice by facsimile to the Company and the Lenders (x) confirming receipt of such drawing and (y) of the date on which the Issuing Bank intends to honor such drawing, and the Company shall reimburse the Issuing Bank on the day on which such drawing is honored in an amount in U.S. dollars in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, in the case of any drawing under any Letter of Credit on or prior to the Termination Date, unless the Company shall have deposited funds equal to the amount of such drawing with the Issuing Bank on or prior to the day on which such drawing is honored, the Company shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Lenders to make Revolving Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) the Lenders shall, on the date of such drawing, make Revolving Loans which are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing; and provided, further, that, if for any reason, proceeds of Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing (less the Issuing Bank's share of Revolving Loans), the Company shall reimburse the Issuing Bank, on the Business Day immediately following the date on which the Company receives notification from the Issuing Bank that it has not received such amount of proceeds, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans which are so received (less the Issuing Bank's share thereof, as aforesaid), plus accrued interest on such amount at the rate set forth in subsection 2.9(E)(1)(i). The Company shall, promptly upon obtaining notice or knowledge thereof by any Responsible Officer, give prompt notice to the Agent and the Issuing Bank of an impending drawing on any Letter of Credit.

      D. In the event that the Issuing Bank shall not be reimbursed by the Company for any drawing under any Letter of Credit issued by it as provided in subsection 2.9C, other than as a result of a default by a Lender in making a Revolving Loan as provided in subsection 2.9C, the Issuing Bank shall promptly notify the Agent of the unreimbursed amount of such drawing. The Agent shall notify each Lender of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later that 2:00 p.m. (New York time) on the Business Day after the date notified by the Issuing Bank. In the event that any Lender fails to make available to the Issuing Bank the amount of such Defaulting Lender's participation in such Letter of Credit as provided in this subsection 2.9D, the Issuing Bank shall be entitled to recover such amount on demand from such Defaulting Lender together with interest at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.9D shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this subsection 2.9D in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this subsection 2.9D with respect to any Letter of Credit issued by the Issuing Bank, such Lender's Pro Rata Share of all payments received by the Issuing Bank from the Company in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

      E. (1) The Company agrees to pay the following amounts to the Issuing Bank with respect to each Letter of Credit issued by the Issuing Bank:

            (i) with respect to drawings made under any Letter of Credit, interest, payable on demand on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 2.9C) at a rate which is at all times equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Revolving Loans for distribution to the Lenders on a pro rata basis; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, a $300 fee or such other documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

            (2) The Company agrees to pay to the Agent a fee on all outstanding Letters of Credit equal to the product of (i) the daily average maximum amount available to be drawn (after giving effect to all contingencies under such Letters of Credit including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied) under such outstanding Letters of Credit and (ii) the Applicable Margin (except as provided below in this clause (3)) for Eurodollar Rate Loans, payable in arrears on March 31, June 30, September 30, and December 31 of each year. The Agent shall pay to the Issuing Bank an amount of each such fee payment equal to the product of (A) the daily average maximum amount available to be drawn under such outstanding Letters of Credit (after giving effect to all contingencies under such Letters of Credit including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied) and (B) 0.125% (such retained amount, the "L/C FRONT FEE") and shall distribute the remainder of such fee payment to each Lender (including the Issuing Bank) in proportion to its Pro Rata Share. For any Letter of Credit collateralized with Cash, for purposes of the fee calculation described in the first sentence of this clause (2), the Applicable Margin shall be replaced with the Commitment Fee Rate. No Lender which has notified the Agent pursuant to subsection 2.9B that it is unable to participate in a Letter of Credit shall be entitled to receive any payment of fees pursuant to this subsection 2.9E(2), accrued with respect to any period prior to the time such Lender became a Defaulting Lender and unpaid at such time, so long as such Lender shall be a Defaulting Lender; and so long as any Lender shall be a Defaulting Lender (x) to the extent that the Company shall have paid such Defaulting Lender's Pro Rata Share of the maximum amount available to be drawn under undrawn outstanding Letters of Credit pursuant to subsection 2.9B, the daily maximum amount available to be drawn under all outstanding Letters of Credit, as used in calculating the daily average maximum amount available to be drawn under all outstanding Letters of Credit for purposes of the first sentence of this subsection 2.9E(2), shall be calculated by deducting therefrom an amount equal to such payment by the Company, and (y) no payment of fees accrued under this subsection 2.9E(2) accrued with respect to any period while such Lender was a Defaulting Lender shall be made to such Defaulting Lender.

      F. The obligation of the Company to reimburse the Issuing Bank for drawings paid in good faith under the Letters of Credit issued by the Issuing Bank shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances (except as required by applicable law), including, without limitation (except as required by applicable law), the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, setoff, defense or other right which the Company or any of its Affiliates may have at any time against a beneficiary or any transferee of any such Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

            (3) any draft, demand, certificate or any other document presented under any such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that the payment under such Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

            (4) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply on its face with the terms of such Letter of Credit; provided that the payment under such Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

            (5) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or happening shall not have been the result of the Issuing Bank's gross negligence or willful misconduct; or

            (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

      G. If by reason of (x) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (including any change whether or not proposed or published prior to the Closing Date) or (y) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Closing Date by any governmental authority or monetary authority (including any change whether or not proposed or published prior to the Closing Date), including, without limitation, Regulation D:

            (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit or participations therein purchased by any Lender; or

            (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Subsection 2.9 or any Letter of Credit or participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or any Lender may, at any time, notify the Company and the Company shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. The Issuing Bank or any Lender, upon determining that any additional amounts are due under this subsection 2.9G, shall promptly notify the Company of the amount of any costs covered by the preceding sentence. The determination by the Issuing Bank or such Lender of any amount due pursuant to this subsection 2.9G as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

      H. In addition to amounts payable as elsewhere provided in this subsection 2.9, the Company hereby agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuing

Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Bank or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, or any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS").

      As between the Company and the Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, to the extent permitted by applicable law, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in accordance with the terms of the Letter of Credit or applicable law, shall not put the Issuing Bank under any resulting liability to the Company.

      Notwithstanding anything to the contrary contained in this subsection 2.9H, the Company shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank to the extent such liability arises out of the gross negligence or willful misconduct of the Issuing Bank. The right of indemnification in this subsection 2.9H shall not prejudice any rights that the Company otherwise have against the Issuing Bank with respect to a Letter of Credit issued hereunder.

2.10  BORROWING BASE.

      A. BORROWING BASE. The Borrowing Base shall be calculated based upon the Eligible Assets that from time to time are subject to the Liens of the Security Agreements and constitute Borrowing Base Collateral. The Borrowing Base shall exclude any Borrowing Base Collateral that has suffered loss or damage and is required to be excluded by subsection 2.4B(iii)(1). In addition, if the portion of the Borrowing Base attributable to the Rotables exceeds fifty percent (50%) of all Borrowing Base Collateral as determined in any monthly calculation of the Borrowing Base contained in a Borrowing Base Certificate, such excess amount shall be excluded from the calculation of the Borrowing Base for such month.

      B.  COLLATERAL.

            (i) Eligible Assets. The Eligible Assets may from time to time include the property of the types listed on Schedule 2.10 hereto, which schedule shall include, without limitation, (a) Cash and Permitted Cash Equivalents from time to time in the Cash Collateral Account, (b) Eligible Stage III Aircraft, (c) the Maintenance Facility, (d) Eligible Simulators,
      (e) Eligible Spare Engines and (f) Rotables (collectively, the Collateral identified in clauses (a) through (f) and on Schedule 2.10, the "ELIGIBLE ASSETS"). Initially the Borrowing Base Collateral shall include the Maintenance Facility, the Simulators and the Spare Engines specified in
      Schedule 2.10A hereto and the Rotables and the Company shall cause all such Collateral to be subject to the Liens of Security Agreements on the Closing Date. Thereafter, subject to subsection 2.10B(ii), the Borrowing Base Collateral may include the Maintenance Facility, Simulators, Spare Engines, Rotables and other Eligible Assets which the Company elects from time to time to make subject to the Liens of Security Agreements, provided, however, that no Eligible Assets shall be included in the monthly calculation of the Borrowing Base unless the Lien of a Security Agreement has been perfected in such Collateral and such Collateral constitutes Borrowing Base Collateral.

            (ii) Release and Addition of Eligible Assets.

                  (1) Release. Except under the circumstances set forth in the penultimate sentence of this subsection 2.10B(ii)(1), the Agent shall not release the Liens of the Security Agreements on the Maintenance Facility and the Parts Collateral until payment in full of all outstanding Loans and all other amounts owed to the Lenders and the Agent under the Notes and other Loan Documents, the termination of the Commitments and the termination of all outstanding Letters of Credit (unless such Letters of Credit have been cash collateralized pursuant to subsection 2.1(A) or 2.4B(iii)(2). The Agent shall from time to time release the Lien of the applicable Security Agreement from Borrowing Base Collateral other than the Maintenance Facility and the Rotables, provided that, prior to such release, (i) the Company shall make any prepayment and furnish additional collateral (if any) required by subsection 2.4B(iii)(1) if a Borrowing Base Deficiency would result from the reduction in the Borrowing Base that such release of such Lien would cause as calculated by the Borrowing Base Certificate delivered pursuant to clause (iv) below, (ii) no Event of Default or Potential Event of Default has occurred and is continuing, (iii) the Company has requested such release in writing and certified that it is entitled to such release under the applicable Security Agreement and this subsection 2.10 and (iv) the Company shall have delivered an updated Borrowing Base Certificate giving pro forma effect to such release and certifying that no Borrowing Base Deficiency will result therefrom (after taking into account any additional Eligible Assets added to the Borrowing Base pursuant to, and in compliance with, subsection 2.10B(ii)(2) concurrently with or prior to release of such Lien). Notwithstanding anything in this subsection 2.10B(ii)(1) to the contrary, the Agent acknowledges that (I) the Lien of the Spare Parts Security Agreement will be released from the Parts Collateral in accordance with the terms thereof, and (II) the Maintenance Facility may be released from the Lien of the Maintenance Facility Security Agreement if an Event of Loss or an Event of Damage has occurred with respect to the Maintenance Facility and the Company complies with the requirements set forth in clauses (i) through (iv) of the second sentence of this subsection 2.10B(ii)(1). Following the release of the Lien of a Security Agreement on any Borrowing Base Collateral pursuant to the terms of this subsection 2.10B(ii)(1), unless and until such Borrowing Base Collateral is again subjected to the Lien of a Security Agreement, such Borrowing Base Collateral shall no longer be included in the calculation of the Borrowing Base or in a future Borrowing Base Certificate.

                  (2) Addition. The Company may from time to time subject Eligible Assets (other than Rotables) to the Lien of the relevant Security Agreements upon written notice thereof to the Agent and such additional Collateral shall be included in the next calculation of the Borrowing Base delivered in a Borrowing Base Certificate after (A) except in the case of Cash and Cash Equivalents in the Cash Collateral Account, an Approved Appraisal has been delivered to the Agent for such Eligible Assets, (B) the Lien of the relevant Security Agreement has been perfected in such Eligible Assets, (C) appropriate filings have been made to protect the Lien and rights of the Agent in any such Eligible Assets as are deemed necessary by the Agent, (D) the Agent shall have received such opinions as it shall reasonably request with respect to any such Eligible Assets, (E) the Agent shall have received insurance certificates and other documents required by the relevant Security Agreement and all other documents and actions required by the terms of such Security Agreement shall have been delivered or shall have occurred to the satisfaction of the Agent, (F) the Company shall have delivered all other documents and taken all other actions reasonably requested by the Agent with respect to any such Eligible Assets, (G) the Agent has satisfied itself that such Eligible Assets are "Aircraft", "Spare Engines" or "Simulators", as the case may be, within the meaning of this Agreement and as described in Schedule 2.10 hereof and (H) the Agent shall notify the Company in writing that it is satisfied that the conditions of this Section 2.10B(ii)(2) have been satisfied. Rotables shall become subject to the Lien of the Spare Parts Security Agreement as provided therein, without also being required to satisfy any of the requirements of this subsection applicable to Eligible Assets of other types.

                  (3) Expenses. The Company shall pay all expenses of the Agent in connection with the release and addition of Eligible Assets to the Borrowing Base and the release or granting and perfection of Liens of Security Agreements in connection therewith, including, but not limited to, reasonable fees and expenses of counsel for the Agent, reasonable fees and expenses of special FAA counsel and filing fees.

      C.  APPROVED APPRAISAL AND APPRAISERS.

                  (1) Approved Appraisal. An Approved Appraisal for any Borrowing Base Collateral shall mean (A) an appraisal and inspection report satisfactory to the Agent delivered to the Agent by an Approved Appraiser not later than the time that such Borrowing Base Collateral becomes subject to the perfected Lien of a Security Agreement, (B) a desk top appraisal (except, in the case of Rotables and Spare Engines only, an appraisal and inspection report) satisfactory to the Agent delivered annually thereafter to the Agent by an Approved Appraiser not later than the anniversary of the delivery date of the first appraisal, (C) an appraisal and inspection report or desk top appraisal satisfactory to the Agent delivered to the Agent no earlier than three months nor later than nine months after delivery of the initial or most recent regular Approved Appraisal or at any time after the Company has notified the Agent that such Borrowing Base Collateral has been damaged, and (D) in the case of Rotables only, an appraisal and inspection report satisfactory to the Agent delivered to the Agent by an Approved Appraiser at the written request of the Company at any time. In the case of Rotables only, an inspection of the Rotables conducted as part of an Approved Appraisal shall mean an inspection of a sample of the Rotables by the Approved Appraiser for the purpose of determining the accuracy of the inventory reports maintained by the Company for the Rotables. The Approved Appraiser delivering any Approved Appraisal shall be selected by the Agent. The Company shall pay the fees and expenses of the Approved Appraiser in connection with delivery of an Approved Appraisal, except for an Approved Appraisal delivered pursuant to clause (C) of the first sentence of this subsection (unless such Approved Appraisal has been delivered following notice by the Company delivered pursuant to subsection 2.4B(iii)(1)(b) of loss or damage to Borrowing Base Collateral which the Company estimates in such notice or the Agent estimates in a notice delivered pursuant to subsection 2.4B(iii)(1)(e) may exceed $10,000,000, in which case the Company shall pay the fees and expenses in connection with such Approved Appraisal). Any inspection of Borrowing Base Collateral by an Approved Appraiser shall be conducted in compliance with the inspection provisions of the relevant Security Agreement.

                  (2) Approved Appraisers. Approved Appraisers for Borrowing Base Collateral shall mean AVITAS, Inc. and Simat Hellieson & Eichner Inc. or any other appraiser for such Eligible Assets approved in writing by the Agent and consented to by the Company, such consent not to be unreasonably withheld or delayed.

      D. BORROWING BASE CERTIFICATE. On the Closing Date and no later than the 25th day of each month thereafter until payment of all Loans outstanding hereunder and all other amounts payable to the Lenders and the Agent under the Notes and other Loan Documents, termination or expiry of all outstanding Letters of Credit and termination of the Commitments of the Lenders, the Company shall deliver a Borrowing Base Certificate to the Agent relating to the then most recently ended month (except solely in the case of the Borrowing Base Certificate delivered on the Closing Date, which such Borrowing Base Certificate shall, except for Fair Market Values of any Eligible Assets determined by Approved Appraisers as at any other dates as provided herein, relate to November 29, 1999); provided, however, that in addition to such regular monthly certificates, the Company shall also deliver Borrowing Base Certificates when required, pursuant to subsection 2.4B(iii)(1), 2.10B(ii)(1) or 3.2(A)(ii). Each Borrowing Base Certificate shall replace and supersede for all purposes of this Agreement the Borrowing Base Certificate then most recently delivered. Such Borrowing Base Certificate shall (1) state each component of Borrowing Base Collateral then subject to perfected Liens of the Security Agreements, (2) state the portion of the Borrowing Base established by each component Borrowing Base Collateral by the formula stated in the definition of Borrowing Base, (3) state the Borrowing Base by aggregating each of the values stated pursuant to the preceding clause (2), and (4) state the then Outstanding Amounts and the amount of any Borrowing Base Deficiency. The Borrowing Base Certificate shall (A) certify that none of the Borrowing Base Collateral included in the calculation of the Borrowing Base is subject to an Event of Loss, Event of Damage, Repairable Event or Adjustment Event or, if any of such Borrowing Base Collateral is subject to an Event of Loss, Event of Damage, Repairable Damage or Adjustment Event, such Borrowing Base Certificate shall contain the relevant exclusions for any such Borrowing Base Collateral subject to such Event of Loss, Event of Damage, Repairable Damage or Adjustment Event as required by subsections 2.4B(iii)(1) and 2.10A hereof, (B) certify that no reduction in the Borrowing Base is required pursuant to subsection 2.4B(iii)(1)(e) or, if the Company cannot so certify, contain the exclusion required by such subsection and
(C) certify that the portion of the Borrowing Base attributable to Rotables stated in the Borrowing Base Certificate does not exceed fifty percent (50%) of the aggregate Borrowing Base stated in such certificate or that, if the portion of the Borrowing Base attributable to the Rotables does exceed fifty percent (50%) of the aggregate Borrowing Base, the portion of the Borrowing Base attributable to the Rotables in such certificate for purposes of calculating the Borrowing Base excludes such excess amount. In determining the book value of Rotables in any Borrowing Base Certificate, the Company shall use its normal accounting procedures except to the extent that the timing of such procedures may be shortened pursuant to subsection 2.4B(iii)(1)(d). The Borrowing Base Certificate shall be certified to be true and accurate by a Responsible Officer of the Company. Notwithstanding any Borrowing Base Certificate delivered by the Company, in the event of any dispute between the Company and the Agent regarding the then Outstanding Amounts, the records of the Agent shall determine such Outstanding Amounts, absent manifest error.


                                  SECTION 3.
                              CONDITIONS TO LOANS

      The obligations of the Agent and the Lenders to make and maintain Revolving Loans and of the Issuing Bank to issue any Letter of Credit hereunder are subject to the satisfaction of the following conditions:

3.1  CONDITIONS TO CLOSING DATE.

      The obligations of the Lenders to make Loans (including the obligation of the Issuing Bank to issue Letters of Credit) on or after the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

      A. COMPANY DOCUMENTS. The Company shall deliver or cause to be delivered to the Lenders (or to the Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated or certified on, as the case may be, the Closing Date:

            (i) certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

            (ii) copies of its Bylaws, certified by its corporate secretary or an assistant secretary;

            (iii) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            (iv) signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

            (v) executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

            (vi) such other documents as the Agent may reasonably request.

      B. NECESSARY CONSENTS. The Company shall have obtained all consents necessary or reasonably advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Agent.

      C. FINANCIAL CONDITION CERTIFICATE. The Company shall have delivered to the Agent a Financial Condition Certificate dated the Closing Date, substantially in the form annexed hereto as Exhibit VIII, with appropriate attachments demonstrating that, after giving effect to the consummation of the financing transactions contemplated hereby, the Company and its Subsidiaries, taken as a whole, are Solvent.

      D. OPINIONS OF COMPANY'S COUNSEL. The Agent and its counsel shall have received (i) executed copies of a favorable written opinion of Cooley Godward LLP regarding Section 1110 of the Bankruptcy Code, dated the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit V-A annexed hereto and (ii) executed copies of a favorable written opinion of Shearman & Sterling, regarding the enforceability of this Agreement and the Notes, dated the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit V-B annexed hereto.

      E. OPINIONS OF GENERAL COUNSEL. The Agent and its counsel shall have received executed copies of one or more favorable written opinions of Stephen L. Johnson, Esq., Senior Vice President and Chief Administrative Officer of the Company, in form and substance reasonably satisfactory to the Agent and its counsel, dated the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit V-C annexed hereto.

      F. OPINIONS OF ARIZONA COUNSEL. The Agent and its counsel shall have received executed copies of one or more favorable written opinions of Lewis and Roca LLP, local Arizona counsel, regarding perfection of the Agent's security interest in the Collateral, in form and substance satisfactory to the Agent and its counsel, dated the Closing Date, and stating forth substantially the matters in the opinions designated in Exhibit V-D annexed hereto.

      G. OPINIONS OF FAA COUNSEL. The Agent and its counsel shall have received executed copies of a favorable written opinion of Daugherty, Fowler, Peregrin & Haught regarding perfection of the security interests in certain of the Collateral established by the Security Agreements filed with the FAA on the Closing Date.

      H. FEES. The Company shall have paid to the Agent and the Syndication Agent, for distribution (as appropriate) to the Agent, the Syndication Agent and the Lenders, the fees payable on the Closing Date referred to in the commitment letter and fee letter, in each case dated November 8, 1999, among the Company, the Agent and the Syndication Agent.

      I. EVIDENCE OF INSURANCE. The Company shall have delivered to the Agent certificates of insurance with respect to Borrowing Base Collateral subject to Security Agreements as of the Closing Date, naming the Agent (on behalf of the Agent, the Issuing Bank and the Lenders) as loss payee under the casualty insurance policies and as additional insured under the liability policies of the Company and a broker's report from the Company's insurance broker evidencing compliance with the requirements of each Security Agreement, all as required pursuant to subsection 5.4 hereof or pursuant to the Security Agreements.

      J.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
AGREEMENTS. The representations and warranties of the Company contained herein and in the other Loan Documents are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date) and that the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.

      K. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Agent a Compliance Certificate dated the Closing Date as of September 30, 1999, substantially in the form annexed hereto as Exhibit IV.

      L. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

      M. APPRAISAL AND BORROWING BASE CERTIFICATE. The Company shall have delivered to the Agent one or more Approved Appraisals of all Borrowing Base Collateral (other than Cash and Cash Equivalents) subject to the Lien of a Security Agreement on the Closing Date, each by an Approved Appraiser in form and substance satisfactory to the Agent. The Company shall have delivered to the Agent the Borrowing Base Certificate contemplated to be delivered on the Closing Date by the terms of subsection 2.10.

      N. ELIGIBLE ASSETS. The Collateral as of the Closing Date shall include the Eligible Assets listed in Schedule 2.10A hereto which is scheduled to be included in the Borrowing Base by the Closing Date as certified in the Borrowing Base Certificate delivered on the Closing Date and, without limitation of the foregoing, such Eligible Assets shall be subject to the perfected Liens of the applicable Security Agreements.

      O. SECURITY AGREEMENTS. All documents required to be delivered, filings required to be made and action required to be taken by the terms of any Security Agreement referred to in subsection 3.1N shall have been accomplished in accordance with such terms. The Company shall have executed and delivered to the Agent amendments, supplements and restatements, as the case may be, in form and substance reasonably satisfactory to the Agent, to the Maintenance Facility Security Agreement, Spare Engine Security Agreement, the Spare Parts Security Agreement, the Cash and Cash Equivalent Security Agreement and the Environmental Indemnity Agreement.

      P. CONSENTS. All consents required to be delivered in connection with the Maintenance Facility Security Agreement and the Spare Engine Security Agreement, including, without limitation, the execution and delivery of the consent of the City of Phoenix to the Maintenance Facility Security Agreement; provided, that on or after the Closing Date the Company shall notify the City of Phoenix of the amendment to the Maintenance Facility Security Agreement.

3.2  CONDITIONS TO ALL LOANS.

      A. CONDITIONS TO ALL LOANS. The obligations of the Lenders to make Loans and of the Issuing Bank to issue any Letter of Credit on any Funding Date are subject to the Closing Date having occurred and the satisfaction of the following additional conditions:

            (i) The amount of such Loan or Letter of Credit, together with the amounts outstanding on all other Loans and the Letter of Credit Usage made to such Funding Date, shall not exceed the least of (x) $125,000,000, (y) the Borrowing Base and (z) the aggregate amount of the Commitments as such Commitments shall have been reduced from time to time pursuant to subsections 2.4B(ii) and 2.4B(iii)(2);

            (ii) Any Eligible Assets which are scheduled to be added to the Borrowing Base on or before the Funding Date of such Loan or Letter of Credit pursuant to Section 2.10B shall in fact have been added to the Borrowing Base by such Funding Date as certified in a Borrowing Base Certificate delivered by such Funding Date and shall be subject to perfected Liens of the relevant Security Agreements;

            (iii) The Company shall have delivered to the Agent such other documents as may reasonably request and all such documents shall be in form and substance reasonably satisfactory to the Agent;

            (iv) As a condition to the making of a Loan on such Funding Date, the Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, a Notice of Borrowing, in each case signed by a Responsible Officer of the Company;

            (v) As a condition to the issuance of a Letter of Credit on such Funding Date, the Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.9B, an originally executed written notice from the Company, in accordance with the provisions of subsection 2.9B, in each case signed by a Responsible Officer of the Company;

            (vi) As of that Funding Date, if a Loan is being made or a Letter of Credit issued:

                  (a) the representations and warranties of the Company
            contained herein and in the other Loan Documents and in the applicable Borrowing Base Certificate shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date), and the Company shall be deemed to have represented to the Agent, the Issuing Bank and the Lenders to such effect and as to the matters set forth in clauses
            (b) through (e) of this subsection 3.2A(vi);

                  (b) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (c) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans and issuing Letters of Credit hereunder;

                  (d) no Change of Control shall have occurred (other than a
            Change of Control in respect of which (x) the date specified in the notice sent from the Agent to the Company and the Lenders pursuant to subsection 2.4B(iii)(2) for prepayment of the Loans and termination of the Commitments shall have occurred and (y) any Lender shall have elected to have its Commitment continue pursuant to subsection 2.4B(iii)(2)); and

                  (e) if a Letter of Credit is being issued on such Funding
            Date, the Company shall have paid the fee required by subsection 2.9E (1)(ii) with respect to such Letter of Credit, and the fees required by subsection 2.9E(2) to the extent such fees are due on or before such Funding Date.

            (vii) With respect to the initial Funding Date after the Closing Date, the Agent and its counsel shall have received executed copies of a favorable written opinion of Shearman & Sterling, regarding the enforceability of the other Loan Documents governed by New York law (other than this Agreement and the Notes), dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
      Exhibit V-E annexed hereto

      B. ADDITIONAL COLLATERAL. The obligations of the Lenders to make Revolving Loans and of the Issuing Bank to issue any Letter of Credit on any Funding Date subsequent to the Closing Date are subject to satisfaction on or before such Funding Date of the following conditions with respect to any Eligible Assets added to the Borrowing Base after the Closing Date:

                  (i) Each such item of such Collateral shall be subject to the perfected Lien of a Security Agreement;

                  (ii) Such filings shall have been made as are deemed
            reasonably necessary by the Agent to perfect such Liens and the rights and interests of the Agent under such Security Agreement;

                  (iii) The Agent shall have received such opinions as it shall reasonably request with respect to such Security Agreement (to the extent not previously the subject of opinions of the counsel referred to in clauses (1) and (2) referred below) and Eligible Assets, including, but not limited to (1) an opinion of FAA counsel with respect to Collateral perfected by a filing at the FAA and (2) a Section 1110 opinion from counsel reasonably satisfactory to the Agent in form and substance satisfactory to the Agent with respect to such Collateral as has Section 1110 protection;

                  (iv) The Agent shall have received insurance certificates and other documents required by such Security Agreement with respect to such Collateral and all other documents and actions required by the terms of such Security Agreement shall have been delivered or shall have occurred; and

                  (v) The Company shall have delivered all other documents and taken all other actions reasonably requested by the Agent with respect to such Additional Collateral and Security Agreement.


                                   SECTION 4.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and to make the Revolving Loans and to induce the Issuing Bank to issue the Letters of Credit, the Company represents and warrants to the Agent, the Issuing Bank and each Lender, as of the date of this Agreement, the Closing Date and each Funding Date, that the following statements are true, correct and complete:

4.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
      SUBSIDIARIES.

      A. ORGANIZATION AND POWERS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated hereby and thereby.

      B.  QUALIFICATION AND GOOD STANDING; AIR CARRIER CERTIFICATION.
The Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and

41103 of the Act. The Company is a "citizen of the United States" as defined in
Section 40102(a)(15) of the Act (a "UNITED STATES CITIZEN") and holds an air carrier operating certificate issued pursuant to Chapter 447 under the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

      C. SUBSIDIARIES. All of the Subsidiaries of the Company as of the Closing Date are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xi). Each of the Subsidiaries of the Company identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of the Company and each of its Subsidiaries in each of the Subsidiaries of the Company identified therein.

4.2  AUTHORIZATION OF BORROWING, ETC.

      A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Company.

      B. NO CONFLICT. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

      C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body which has not been obtained or made on or prior to the date required to be obtained or made except for such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date or if not made or obtained would materially affect such performance.

      D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.3  FINANCIAL CONDITION.

      The Company has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (i) the audited balance sheets of the Company as at December 31, 1998, and the related statements of income, stockholders' equity and cash flows of the Company for the Fiscal Year then ended and (ii) the unaudited balance sheet of the Company as at June 30, 1999 and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the nine months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position of the Company as at the respective dates thereof and the results of operations and cash flows of the Company for each of the periods then ended subject, in the case of the unaudited statements, to year-end audit and adjustments. Except as disclosed in writing to the Agent after the date of this Agreement, the Company does not have any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements (or in the most recently delivered financial statements delivered pursuant to subsection 5.1((i) or (ii)) or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or, with respect to the initial borrowing hereunder only, the prospects of the Company.

4.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS.

      Since December 31, 1998, no material adverse change has occurred in the financial condition or operations of the Company. For purposes of the previous sentence, the term "material adverse change" shall mean the material impairment of the Company's ability to perform its payment and other material obligations under the Loan Documents; this sentence is intended to pertain to substantial economic events such as (1) any actual or imminent regulatory or judicial order revoking or materially restricting the Company's ability to operate as an airline or to operate any of the aircraft types in its fleet that is not subject to judicial stay or (2) any labor strike action that causes operations to be substantially suspended for a period exceeding three weeks. Since December 31, 1998, neither the Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as would have been permitted by subsection 6.4, as if such subsection was in effect at all times after December 31, 1998.

4.5  TITLE TO PROPERTIES; LIENS.

      Except for any property covered by any Security Agreement (the terms of which shall govern such property to the extent provided therein), the Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.6. Except as otherwise permitted by this Agreement, to the actual knowledge of the Company, all such properties and assets are free and clear of Liens.

4.6  LITIGATION; ADVERSE FACTS.

      There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that, individually or in the aggregate, are reasonably likely to be adversely determined and could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

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4.7  PAYMENT OF TAXES.

      Except to the extent permitted by subsection 5.3, all federal income tax returns and other material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed (or extensions have been obtained with respect thereto), and all federal income taxes and material Taxes upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when before any penalty, fine or interest accrues thereon. Except as disclosed in writing to the Agent after the Closing Date, there are no agreements with respect to Taxes between the Company and any taxing agency or authority.

4.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

      A. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

      B. Neither the Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.9  GOVERNMENTAL REGULATION.

      Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10  SECURITIES ACTIVITIES.

      Neither the Company nor any of its Subsidiaries owns or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, nor shall any proceeds of any Loan be used to purchase or carry Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock in a manner that violates or causes a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board.


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
4.11  EMPLOYEE BENEFIT PLANS.

      Each Plan maintained by the Company or an ERISA Affiliate is in compliance in all material respects with all applicable laws. Except in such instances where an omission or failure would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely and (b) neither the Company nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of the Company's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of the Company that in the reasonable determination of the Company would impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Except in such instances where an omission or failure would not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents, each Plan maintained by the Company or an ERISA Affiliate that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which could result in liability of the Company that would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefits under a welfare benefit plan as defined in ERISA other than a liability for continuation coverage described in Part 6 of Title 1 of ERISA, except where such liability could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of ERISA except to the extent that such participation would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company has not incurred any potential liability with respect to a multiemployer plan, as defined in section 3(37) of ERISA or a plan described in section 4063(a) of ERISA except to the extent that such liability would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied, and no condition exists that could reasonably be expected to result in the Company or an ERISA Affiliate incurring any liability under Title IV of ERISA that would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.12  ENVIRONMENTAL PROTECTION.

      A. All Facilities and operations of the Company and its Subsidiaries are, and have been to the Company's knowledge, in compliance with all Environmental Laws except for any noncompliance which, individually or in the aggregate, could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      B. There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity (a) arising at any Facilities or, to the knowledge of the Company, at any other location or (b) arising in connection with the operations of the Company or its Subsidiaries (including the transportation of Hazardous Materials in accordance with applicable regulations), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries and which, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      C. To the Company's knowledge, there are no pending or threatened Environmental Claims against the Company or its Subsidiaries, and the Company and its Subsidiaries have received no notices, inquiries, or requests for information with respect to any Environmental Claims which in either case are reasonably likely to be adversely determined and could individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      D. Except as disclosed to the Agent in writing, the Company is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law the failure to comply with which could individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      E. The Company has provided the Agent copies of all environmental audits, assessments or other evaluations in its possession or subject to its control prepared with respect to the Maintenance Facility, except for audits, assessments or other evaluations that are confidential and privileged as attorney-client communication.

4.13  SOLVENCY.


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
      The Company is and, upon the incurrence of any Obligations by the Company on any date on which this representation is made, will be, Solvent.

4.14  DISCLOSURE.

      No representation or warranty of the Company contained in any Loan Document or in any other document, certificate or written statement furnished to the Agent or Lenders by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement as and when made, as any of such representations and warranties may made from time to time in accordance with this Agreement and the other Loan Documents. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Responsible Officer of the Company (other than matters of a general economic nature) that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.15 YEAR 2000 MATTERS.

      Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, whether owned or operated by the Company or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Company or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, has been completed on or prior to the Closing Date, except for such reprogramming the failure to perform any of which could not individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

                                   SECTION 5.
                         COMPANY'S AFFIRMATIVE COVENANTS

      The Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

      The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Agent and Lenders:

            (i) Quarterly Financials: as soon as available and in any event within 60 days after the end of each fiscal quarter of each Fiscal Year (other than the last quarter of each Fiscal Year), (a) the consolidated balance sheets of each of the Company and Holdings as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity of each such company for such fiscal quarter and consolidated cash flows of each such company for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer, controller or treasurer of such company that they fairly present the consolidated financial condition of such company as at the dates indicated and the results of its operations and their cash flows for the periods indicated and (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that delivery of such company's Form 10-Q for such fiscal quarter shall be deemed to satisfy all of the requirements of this subsection 5.1(i):

            (ii) Year-End Financials: as soon as available and in any event within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheets of each of the Company and Holdings at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of such company for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, in the case of the Company, the corresponding figures from the annual financial plan delivered pursuant to subsection 5.1(viii) for the Fiscal Year covered by such financial statements of the Company, all in reasonable detail, (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such Fiscal Year, and (c) an accountant's report thereon of KPMG Peat Marwick L.L.P. or other independent certified public accountants of recognized national standing selected by such company, which report shall be unqualified, shall express no doubts about the ability of such company to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of such company as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that (i) references in such opinion to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be "qualifications" for the purpose of this subsection and (ii) delivery of such company's Form 10-K for such Fiscal Year shall be deemed to satisfy all of the requirements of this subsection 5.1(ii);

            (iii) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company pursuant to subdivisions
      (i) and (ii) above after the Closing Date, (a) an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (or non-compliance) during and at the end of the applicable quarterly and annual accounting periods with the restrictions contained in subsections 6.4 and 6.5;

            (iv) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all material press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

            (v) Events of Default, etc.: promptly upon any Responsible Officer of the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, (b) that any creditor has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K if the Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, in the reasonable determination of the Company, impairment of the ability of the Company to perform its payment or other material obligations under the Loan Documents, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

            (vi) Litigation or Other Proceedings: To the extent not disclosed pursuant to this subsection, (a) promptly upon any Responsible Officer of the Company obtaining knowledge of (X) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "PROCEEDINGS") or (Y) any material development in any Proceeding that, in any case:

                  (1) is reasonably likely to be adversely determined and
            assuming that all damages demanded in such litigation are awarded, is in the reasonable determination of the Company likely to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents; or

                  (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to the Company to enable the Agent and its counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company or any of its Subsidiaries equal to or greater than $20,000,000 and promptly after request by the Agent such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

            (vii) ERISA Reports: promptly after the receipt by the Company of a request therefor by the Agent or a Lender copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by the Company or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation;

            (viii) Annual Financial Plan: annually, as soon as practicable after preparation thereof by the Company in the ordinary course of business but in no event later than January 31 of each year, the Company shall provide the Agent and each Lender copies of its annual financial plan;

            (ix) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

            (x) Pricing Certificates: (a) within one Business Day after any public release by S&P or Moody's raising or lowering its credit rating on the Company's senior unsecured debt obligations and (b) at such additional times as the Company may elect, a certificate setting forth the credit rating on the Company's senior unsecured debt obligations (each, a "PRICING CERTIFICATE");

            (xi) Additional Subsidiaries: to the extent permitted hereunder pursuant to subsection 6.13, with reasonable promptness, upon the formation thereof, the name, corporate structure and allocation of Voting Securities of each Subsidiary of the Company, including, without limitation, providing a supplement Schedule 4.1 hereto with all relevant information included with respect to such new Subsidiary;

            (xii) Insurance Proceeds: promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge of the occurrence of an event of loss or damage to any Collateral that is reasonably expected to result in receipt of insurance proceeds reasonably estimated by the Company to exceed $5,000,000.

            (xiii) Plan Audits and Liabilities: promptly after the Company or any ERISA Affiliate (a) contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan which could in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or (b) knows or has reason to know that any event with respect to any Plan occurred that could in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents a notification thereof;

            (xiv) Funding Changes and New Plan Benefits: promptly after the change, a notification of any material increases in the benefits, or material change in funding method, with respect to which the Company may have any liability, or the establishment of any material new Plan with respect to which the Company may have any liability or the commencement of contributions to any Plan to which the Company or any ERISA Affiliate was not previously contributing, except to the extent that such an event would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

            (xv) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, notification of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

            (xvi) ERISA Reportable Events: promptly after the occurrence of any reportable event (as defined in ERISA) relating to a Plan with respect to which the Company or an ERISA Affiliate may have any liability (other than any such event with respect to which the Pension Benefit Guaranty Corporation has waived the ERISA reportable event notification requirement by regulation or notice); and

            (xvii) Other Information: with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

5.2  CORPORATE EXISTENCE.

      Except as permitted under subsection 6.6(v), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company and the rights (charter and statutory) and franchises of the Company and any Subsidiary of the Company; provided, that the Company shall not be required to preserve any such corporate, partnership or other existence of any Subsidiary or any such right or franchise, if the Board of Directors of the Company shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that abandonment of any such right or franchise shall not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

      A. The Company will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien on the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by the Company to the extent required by GAAP.

      B. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Subsidiary of the Company or the Company or Holdings).

5.4  MAINTENANCE OF PROPERTIES; INSURANCE.

      The Company will, and will cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of the Company or such Subsidiary, as the case may be, desirable in the conduct of its respective business and shall not impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. In addition to the insurance required pursuant to each of the Security Agreements, the Company will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with reputable insurance companies, such of their respective properties, to such an extent and against such risks, and will maintain liability insurance, to the extent that property of a similar character is usually so insured by companies engaged in a similar business and owning similar properties in accordance with good business practice.

5.5  INSPECTION.

      The Company will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Agent or any Lender to visit and inspect any of the properties (other than with respect to Collateral, inspection of which is governed by the applicable Security Agreements) of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, such inspection shall not be disruptive to the Company's business, as reasonably determined by the Company.

5.6  COMPLIANCE WITH LAWS, ETC.

      The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings and except for such noncompliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company shall not conduct, any Hazardous Materials Activity at any Facility or at any other location in a manner that does not comply with Environmental Laws.

5.7  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

      A. MAINTENANCE FACILITY. To the extent required by Environmental Laws, the Company will promptly take, and will cause each of its Subsidiaries promptly to take, any and all

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necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with the Company) in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about the Maintenance Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about the Maintenance Facility, the Company or such Subsidiary will conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of the Company against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary.

      B. COMPANY FACILITIES. To the extent required by Environmental Laws, the Company will take, and will cause each of its Subsidiaries to take, any and all necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with the Company) in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility (other than the Maintenance Facility) in order to comply timely with all applicable Environmental Laws and Governmental Authorizations except for such non-compliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment and other material obligations under the Loan Documents. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility (other than the Maintenance Facility), the Company or such Subsidiary will conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of the Company against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary or except for such non-compliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment and other material obligations under the Loan Documents.

5.8  FURTHER ASSURANCES.

      At any time or from time to time upon the request of the Agent, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

5.9  EMPLOYEE BENEFIT PLANS.

      The Company shall take such actions as are reasonably practicable to ensure that the Plans with respect to which it may have any liability are operated in material compliance with all applicable laws, except to the extent that the failure to do so could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor a Subsidiary shall amend, adopt or terminate any Plan unless such action could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

5.10  FAA MATTERS; CITIZENSHIP.

      The Company will at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under Section 41102(a)(1) of the Act. The Company will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Company will possess and maintain all necessary consents, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

5.11  CHANGES IN GAAP.

      Should there be a change in GAAP from that in effect on the Closing Date, such that the defined terms set forth in subsection 1.1 or the covenants set forth in Section 6 would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, the Company will, upon the request of the Agent and the Lenders, and the Agent and Lenders will, upon the request of the Company, within 30 days of such request, amend this Agreement as necessary to preserve the intent of the financial covenants contained herein on the Closing Date. In the event that the parties hereto are unable to agree upon such an amendment within such 30 day period, such defined terms and covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.


                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS

      The Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  RESERVED.

6.2  LIENS AND RELATED MATTERS.

      A. PROHIBITION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (other than Collateral) (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

            (i) Permitted Encumbrances;

            (ii) purchase money Liens securing Indebtedness used to acquire aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment; and

            (iii) other Liens securing or relating to Indebtedness and other liabilities and obligations in an aggregate amount not to exceed $100,000,000 at any time outstanding.

      B.  NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR
OTHER SUBSIDIARIES. Except (i) as provided herein and (ii) as described on
Schedule 6.2 annexed hereto, the Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction.

6.3  INVESTMENTS.

      The Company shall not, and shall not permit any Subsidiary to make any Investment other than (i) Investments made from proceeds from Asset Sales as permitted by subsection 6.11 or from other sales or other disposition of assets permitted under Section 6.6(ii); (ii) Investments consisting of Cash Equivalents; (iii) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iv) payroll advances and advances for business and travel expenses in the ordinary course of business; (v) Investments by the Company in its Subsidiaries in the ordinary course of business or otherwise in accordance with
Section 6.8; (vi) Investments by any Subsidiary of the Company in the Company or in any other Subsidiary; (vii) Investments by the Company for the purpose of acquiring businesses reasonably related to the business of the Company in an aggregate amount not exceeding $5,000,000 in any Fiscal Year of the Company;
(viii) Investments made by way of any endorsement of negotiable instruments received by the Company or any Subsidiary in the ordinary course of its business and presented by it to any bank for collection or deposit; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to the Company or any Subsidiary; (x) Investments by the Company in any Subsidiary for the purpose of receivables financing; (xi) an Investment not in excess of the amount of Restricted Payments that the Company is permitted to make (immediately prior to making such Investment) under subsection 6.4 of this

Agreement; (xii) in addition to any other permitted investments, any other Investments by the Company in an aggregate amount not exceeding $1,000,000 at any time; and (xiii) Investments made in connection with marketing alliance agreements, distribution agreements and other similar agreements under which a portion of the consideration to the Company includes an opportunity for Investment in the Capital Stock of other Persons, which Investments shall not exceed $20,000,000 in any Fiscal Year.

6.4  RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment if, at the time of such Restricted Payment or action with respect thereto, (i) an Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom or (ii) the aggregate amount expended by the Company and its Subsidiaries for all Restricted Payments (the amount of any Restricted Payment if other than cash to be the fair market value of the property included in such payment as determined in good faith the Board of Directors of the Company as evidenced by a Board Resolution) from and after the date of this Agreement shall exceed an amount equal to $200,000,000 plus the sum of (x) Equity Proceeds from any offering made by the Company after October 1, 1999 plus (y) an amount equal to 50% of the Adjusted Consolidated Net Income of the Company generated on or after October 1, 1999 through the last day of the most recently completed fiscal quarter immediately preceding the quarter in which the Restricted Payment occurs, calculated on a cumulative basis as if such period were a single accounting period. For the purposes of this subsection 6.4, any guaranty of indebtedness of Holdings or any Affiliate of the Company in excess of $70,000,000 shall, to the extent of such excess, constitute a Restricted Payment.

6.5  FINANCIAL COVENANTS.

      A. MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall not permit the ratio of (i) EBITDA plus Aircraft Rental Expense to (ii) Interest Expense plus Aircraft Rental Expense for any four-fiscal quarter period ending as of the last day of any fiscal quarter of the Company to be less than 1.15 to 1.00.

      B. MAXIMUM LEVERAGE RATIO. The Company shall not permit the ratio of (i) Adjusted Debt of the Company on a consolidated basis as of such date to (ii) Net Worth as of the last day of any fiscal quarter of the Company to be more than
3.75 to 1.00. If the Company incurs nonrecurring, noncash charges in a Fiscal Year, and such charges or the net loss resulting therefrom reduce the Company's Net Worth, Net Worth will exclude the lesser of the noncash charges and the net loss resulting therefrom, in an amount not greater than $50,000,000 for such Fiscal Year and not greater than $100,000,000 in the aggregate, and will also exclude any loss arising from a one-time nonrecurring noncash charge in respect of a write off of excess reorganization value.

      C. MINIMUM NET WORTH. The Company shall not permit Net Worth at any time to be less than the sum of (A) $645,000,000, plus (B) an amount equal to 50% of the Adjusted Consolidated Net Income of the Company for the period from June 30, 1999 to the date of determination without regard to net losses except set forth in the following sentence, plus (C) 50% of the Equity Proceeds of any offering by the Company after the Closing Date. If the Company incurs nonrecurring, noncash charges in a Fiscal Year, and such charges or the net loss resulting therefrom reduce the Company's Net Worth, Net Worth will exclude the lesser of the noncash charges and the net loss resulting therefrom, in an amount not greater than $50,000,000 for such Fiscal Year and not greater than $100,000,000 in the aggregate, and will also exclude any loss arising from a one-time nonrecurring noncash charge in respect of a write off of excess reorganization value.

      D. MINIMUM LIQUIDITY. The Company shall not permit the reserve of unrestricted Cash and Cash Equivalents of the Company and its Wholly Owned Subsidiaries (without regard to Cash and Cash Equivalents in the Cash Collateral Account) to be less than the amount set forth below at any date of determination thereof, subject to adjustment, upward or downward, as shown below, effective one Business Day following the announcement by Moody's or S&P of the change in such agency's rating of the Company's senior unsecured debt obligations giving rise to such adjustment:


                                         Reserve of unrestricted Cash and
Rating                                          Cash Equivalents
------                                          ----------------
B2 or below by Moody's or
B or below by S&P                                 $100,000,000

B1 by Moody's or
B+ by S&P                                         $75,000,000

Ba3 by Moody's or
BB- by S&P                                        $62,500,000

Ba2 by Moody's or
BB by S&P                                         $50,000,000

Ba1 or higher by Moody's or                       $25,000,000
BB+ or higher by S&P

Upon a change in the rating of the Company's senior unsecured debt obligations by Moody's or S&P, the Agent shall determine if there is a split rating. If so, the more creditworthy of the two ratings shall be used to determine if the rating of such obligations has changed in order to determine if an adjustment shall be made, except that if the less creditworthy of the two ratings is two or more rating categories below the more creditworthy rating, the applicable rating shall be deemed to be the rating category which is one rating category below the more creditworthy rating.

6.6 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets (excluding therefrom purchases and acquisitions in the ordinary course of business by the Company and its Subsidiaries of property from any Person not constituting all or substantially all of the property of such Person), or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (i) any Subsidiary of the Company may be merged with or into the Company or any Wholly Owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any such Wholly Owned Subsidiary of the Company; provided that, in the case of such a merger, the Company or such Wholly Owned Subsidiary shall be the continuing or surviving corporation; and

            (ii) the Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

            (iii) the Company and its Subsidiaries may make Asset Sales to the extent permitted by subsection 6.11 hereto; and

            (iv) the Company may make acquisitions of all or substantially all of the capital stock of another Person or all or substantially all of the assets of the business of another Person (including any division or line of business of such Person) provided that, (a) the acquisition primarily involves the acquisition of assets to be used in the business of the Company, (b) with respect to such acquisition any newly acquired Subsidiary of the Company shall be a Wholly Owned Subsidiary, (c) immediately before and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect to the acquisition, the Company shall be in compliance on a Pro Forma Basis with financial covenants in subsection
      6.5 and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance and (e) the aggregate purchase price in connection with all such acquisitions (excluding therefrom any Indebtedness assumed in connection with such acquisitions and any portion of the purchase price thereof paid with the Company's Common Stock) does not exceed $200,000,000;

            (v) the Company may enter into a consolidation or merger that complies with subsections 6.10 and 6.12 hereof.

6.7  SALES AND LEASE-BACKS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, other than aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment, in each case which (i) the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease; provided that the Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases shall not exceed $20,000,000.

6.8  TRANSACTIONS WITH AFFILIATES.

      A. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Company (an "AFFILIATE TRANSACTION"), other than (x) Affiliate Transactions permitted under subsection 6.8B hereof and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtainable at such time from an unaffiliated party; provided that if an Affiliate Transaction or series of related Affiliate Transactions involves or has a value in excess of $15,000,000, the Company or such Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of related Affiliate Transactions unless a majority of the disinterested members of the Board of Directors of the Company or such Subsidiary shall reasonably and in good faith determine that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, or is on terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtained at such time from an unaffiliated party.

      B. The provisions of subsection 6.8A shall not apply to (i) any agreement as in effect as of the date hereof, or any amendment thereto in effect as of the date hereof or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such agreement or amendment or transaction is not disadvantageous to the Lenders in any material respect; (ii) any transaction between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith; (iv) any Restricted Payments not prohibited by subsection 6.4; (v) any payments or other transactions pursuant to any tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes; and (vi) transactions with Continental Airlines, Inc., Mesa Airlines, Inc. and their respective Affiliates as contemplated by the Alliance Agreements.

6.9  CONDUCT OF BUSINESS.

      From and after the date hereof, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and its Subsidiaries on the date hereof and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.10  MERGER OR CONSOLIDATION.

      The Company shall not consolidate with or merge into any other corporation or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless: (i) in the case of a consolidation or merger, the Company is the surviving entity, or (ii) if the Company is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of the Company substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement executed and delivered to the Agent, in form satisfactory to the Agent, the Company's Obligations to repay the Loans and all other Obligations of the Company; (iii) immediately before and after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred and be continuing; and (iv) the Company has delivered to the Agent an Officer's Certificate and, in the case of any transaction described in clause (ii) above, an opinion of counsel from counsel satisfactory to the Agent, in form and substance satisfactory to the Agent, stating that such consolidation, merger, conveyance, lease or transfer and such agreement comply with this subsection and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Agent.

6.11  LIMITATION ON ASSET SALES.

      In the event and to the extent that on any date after the Closing Date the Company and its Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales (other than Asset Sales by the Company or any Subsidiary to the Company or another Subsidiary), then the Company shall, or shall cause such Subsidiary to, within 12 months after such date apply an amount equal to the amount by which the aggregate amount of Net Cash Proceeds for such 12 month period exceeds $15,000,000 (A) to repay Indebtedness of the Company or Indebtedness of any of its Subsidiaries, in each case owing to a Person other than the Company or any of its Subsidiaries, and/or (B) subject to subsection 6.6(iv), as an Investment (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date thereof (as determined in good faith by the board of directors of the Company or such Subsidiary, as the case may be, whose determination shall be conclusive and evidenced by a resolution of the board of directors of the Company or such Subsidiary). The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) or (B) of the preceding sentence shall constitute "EXCESS PROCEEDS."

6.12 LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES.

      Other than Subsidiaries which comply with Section 6.13, each Subsidiary of the Company shall at all times be a Wholly Owned Subsidiary of the Company. The Company (i) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, encumber or otherwise dispose of any Capital Stock of a Subsidiary, or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary; provided, that the limitations of this subsection shall not apply to any transaction between or among the Company and one or more direct or indirect Wholly Owned Subsidiaries of the Company whereby the Company merges, consolidates or otherwise combines with such Wholly Owned Subsidiary and pursuant to which all existing holders of Capital Stock of the Company receive, upon conversion or otherwise in exchange for securities owned by such holders, Capital Stock of a corporation which immediately prior to such exchange is a Wholly Owned Subsidiary, and which securities have rights and preferences identical to those of the securities replaced, so long as (a) immediately before and after giving effect to such transaction no Potential Default or Event of Default shall have occurred and be continuing, and (ii) such transaction is otherwise in conformity with and not prohibited by this Agreement.

6.13  LIMITATION ON CREATION OF NEW SUBSIDIARIES.

      The Company may create new Subsidiaries provided that (i) the total assets of all Subsidiaries in the aggregate (other than (a) single purpose Subsidiaries created solely for the purpose of financing aircraft and (b) Subsidiaries created solely for the purpose of acquiring assets from Persons other than the Company or any of its Subsidiaries) does not at any time exceed ten percent (10%) of the consolidated total assets of the Company, in each case determined in accordance with GAAP and (ii) the Company complies with the provisions of subsection 5.1(xi) hereof.

                                   SECTION 7.
                                EVENTS OF DEFAULT

      If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

      (i) Failure by the Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) failure by the Company to pay any interest on any Loan or any fee or any other amount due under this Agreement or any other Loan Document within five Business Days after the date due; or

7.2  DEFAULT IN OTHER AGREEMENTS.

      The Company or any Subsidiary (a) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than Indebtedness referred to in subsection 7.1) beyond any period of grace provided with respect thereto, provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $10,000,000, or (b) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $10,000,000; or

7.3  BREACH OF CERTAIN COVENANTS.

      Failure of the Company to perform or comply in any material respect with any term or condition contained in subsections 2.5B, 5.2, 5.10, 6.2, 6.5, 6.7 and 6.9 of this Agreement and (excluding subsection 5.10) such failure shall not have been remedied within five days after a Responsible Officer of the Company knows (or, in the reasonable exercise of such Responsible Officer's discretion, should have known) of such failure; or

7.4  BREACH OF WARRANTY.

      Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

      (i) The Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived (x) within 30 days after the earlier of (a) a Responsible Officer of the Company becoming aware of such default or (b) receipt by the Company of notice from the Agent or any Lender of such default or (y) with respect to a default under subsection 6.5, the earlier of (a) an officer of the Company becoming aware of the default after the applicable measurement date and (b) the delivery of financial statements pursuant to subsection 5.1 or (ii) a guaranty, if any, of the Obligations for any reason ceases to be in full force and effect; or

7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

      (i) A court shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause
(i) or clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

      (i) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8  JUDGMENTS AND ATTACHMENTS.

      Any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against the Company or any of its Subsidiaries treating any deductibles, self-insurance or retention as not so covered shall be rendered against the Company or any Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgements or orders outstanding against the Company or its Subsidiaries to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

7.9  DISSOLUTION.

      Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10  RESERVED.

7.11  FAILURE OF SECURITY.

      Upon execution and delivery thereof, any Security Agreement shall, at any time, cease to be in full force and effect in any material respect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Security Agreement in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Company, or the Agent shall not have or shall in any material respect cease to have a valid and perfected first priority security interest in any Collateral (or in the case of the Spare Parts Security Agreement, Rotables only) purported to be covered thereby, subject only to Permitted Liens and, in each case, the Company shall fail to (i) deliver a Borrowing Base Certificate excluding therefrom the Collateral subject to such Security Agreement within ten (10) days after a Responsible Officer of the Company knows of such failure and (ii) make a prepayment (and/or provide collateral) in accordance with subsection 2.4B(iii)(1)(a);

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of each Lender to make any Loan shall thereupon terminate and (ii) upon the occurrence and during the continuation of any other Event of Default, the Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate. Following the occurrence and during the continuation of an Event of Default, the Agent may exercise any remedy provided in the Security Agreements or any other Loan Document or otherwise available to it.


                                   SECTION 8.
                                      AGENT

8.1 APPOINTMENT.

      The Industrial Bank of Japan, Limited, is hereby appointed the Agent hereunder and under the other Loan Documents and each Lender and the Issuing Bank hereby authorizes the Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 (except subsections
8.5 and 8.6) are solely for the benefit of the Agent, the Issuing Bank and the Lenders, and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an agent of the Lenders and the Issuing Bank and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.

8.2  POWERS AND DUTIES; GENERAL IMMUNITY.

      A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or the Issuing Bank; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Agent shall not be responsible to any Lender or the Issuing Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to the Lenders or the Issuing Bank or by or on behalf of the Company to the Agent or any Lender or the Issuing Bank in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the

Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

      C. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders or the Issuing Bank for any action taken or omitted by the Agent under or in connection with any of the Loan Documents except to the extent caused by their respective gross negligence or willful misconduct. If the Agent shall request instructions from the Lenders or the Issuing Bank with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Requisite Lenders. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) neither a Lender nor the Issuing Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of the Requisite Lenders.

      D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Lender or Issuing Bank hereunder. With respect to its participations in the Loans, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

8.3  REPRESENTATIONS AND WARRANTIES; NO RELIANCE.

      Each Lender and the Issuing Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own analysis of the creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders and the Issuing Bank or to provide any Lender and the Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders and the Issuing Bank.

8.4  RIGHT TO INDEMNITY.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent and the Issuing Bank (and their respective affiliates and partners), to the extent that the Agent or the Issuing Bank, as the case may be, shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Issuing Bank, as the case may be, in exercising their respective powers, rights and remedies or performing their respective duties hereunder or under the other Loan Documents or otherwise in their respective capacities as Agent and Issuing Bank, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Issuing Bank's, as the case may be, gross negligence or willful misconduct.

8.5  SECURITY AGREEMENTS.

      Without limiting the generality of subsection 8.1, each Lender hereby further authorizes the Agent to enter into the Security Agreements as secured party on behalf of and for the benefit of such Lender and agrees to be bound by the terms of each of the Security Agreements; provided that, except as otherwise provided below, the Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Security Agreement without prior written consent of the Requisite Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Security Agreement, it being understood and agreed that all powers, rights and remedies under the Security Agreements may be exercised solely by the Agent for the benefit of Lenders in accordance with the terms thereof. Each Lender hereby authorizes the Agent (i) to release or subordinate Collateral as permitted or required under this Agreement or the Security Agreements, and agrees that a certificate executed by the Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party and (ii) to enter into any amendments of the Security Agreements to cure any ambiguity, defect or inconsistency or to amend provisions relating to ministerial or administrative matters which do not materially adversely affect the rights of the Lenders thereunder.

8.6  SUCCESSOR AGENT.

      The Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Company and may be removed at any time with cause by the Required Lenders, such resignation or removal to be effective only upon acceptance of its appointment of a successor Agent as provided herein. Upon any such notice of resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent and shall notify the Company in writing of such appointment; provided, that, unless a Potential Event of Default or Event of Default shall have occurred and then be continuing, the Required Lenders shall obtain the Company's written consent to the appointment of such successor Agent (such consent not to be unreasonably withheld or delayed). Upon the acceptance of any appointment hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


                                   SECTION 9.
                                  MISCELLANEOUS

9.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

      A. GENERAL. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, or the other Obligations owed to such Lender.

      B.  ASSIGNMENTS.

            (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to the Company and the Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of the Company (unless an Event of Default or Potential Event of Default has occurred and is continuing) and the Agent (which consent in either case shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations thereafter arising with respect to its Commitments, Loans, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations thereafter arising under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Agent for cancellation, and thereupon new Notes shall be issued to the assignee substantially in the form of Exhibit III annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

            (ii) Acceptance by the Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Agent pursuant to subsection 2.7B(iii)(a), the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit VI hereto and if the Agent and the Company (unless an Event of Default or Potential Event of Default has occurred and is continuing) have consented to the assignment evidenced thereby, (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. The Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

            (iii) Successor Issuing Bank. Upon the replacement of an Issuing Bank, the new Issuing Bank shall issue and deliver substitute Letters of Credit to replace the outstanding and unpaid Letters of Credit issued by the former Issuing Bank, but only to the extent the beneficiaries of such outstanding Letters of Credit have agreed to accept replacement Letters of Credit. The Company shall use its best efforts to return or cause to be returned to the former Issuing Bank all outstanding Letters of Credit issued by the former Issuing Bank. Notwithstanding anything to the contrary contained herein, the Company shall provide cash collateral for all Letters of Credit issued by the former Issuing Bank that have not been returned to the former Issuing Bank, and shall further indemnify the former Issuing Bank for all costs, expenses and liabilities under Letters of Credit issued by such former Issuing Bank.

      C. PARTICIPATIONS. No participation granted hereunder shall relieve the granting Lender from its Commitment of other obligations hereunder and the Agent, the Company and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, provided, however, that (i) the selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the provisions of subsections 2.6, 2.7, 9.3 and 9.5, provided, however, that the costs to which a participant shall be entitled to obtain pursuant thereto shall be determined by reference to such participant's selling Lender and shall be recoverable solely from such selling Lender and (iv) the Company, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; provided, however, as between the selling Lender and any such participant, the selling Lender may grant such participant rights with respect to amendments, modifications or waivers with respect to any fees payable hereunder to such Lender (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the release of any obligations of the Company hereunder and under the other Loan Documents. No participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Lender against the Company under this Agreement.

      D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal

Reserve Bank; provided that (i) no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. INFORMATION. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

9.2  EXPENSES.

      Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Agent or Lenders as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto, and any other documents or matters, requested by the Company; (iv) all the costs and expenses of creating and perfecting the Liens in favor of the Agent for the benefit of Lenders pursuant to the Loan Documents, including filing and recording fees and expenses, title insurance, reasonable fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to the Agent (including local counsel); (v) all other reasonable costs and expenses incurred by the Agent in connection with the syndication of the Commitments; and (vi) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement incurred by the Agent and Lenders in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of any Event of Default or Potential Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3  INDEMNITY.

      Subject to the limitations in subsection 9.2 with respect to the matters specified therein, and without duplication of the provisions of the Environmental Indemnity Agreement, Section 2.11 of the Aircraft Security Agreement and Section 3.06 of the Spare Engine Security Agreement, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Agent, the Issuing Bank, the Lenders, the Co-Lead Book Managers, the Syndication Agent, the Arrangers and the Documentation Agent and the officers, directors, employees, agents and affiliates of the Agent, the Issuing Bank, the Lenders, the Co-Lead Book Managers, the Syndication Agent, the Arrangers and the Documentation Agent (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or the statements contained in the commitment letter delivered by the Agent, the Issuing Bank or any Lender to the Company with respect thereto or any breach or default by the Company of any provision of the Loan Documents (collectively called the "INDEMNIFIED LIABILITIES"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) from the gross negligence or willful misconduct of that Indemnitee, (ii) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent) and (iii) arise out of the breach of any obligation or representation of an Indemnitee in this Agreement or any other Loan Document. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4  SET-OFF.

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest consent permitted by law, each Lender and is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to that Lender under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not
(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.5  RATABLE SHARING.

      The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6  AMENDMENTS AND WAIVERS.

      A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes any Lender's Pro Rata Share; changes in any manner the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral (except as expressly provided in the Security Agreements); or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders to whom are owed Obligations being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of the Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Events of Default, Potential Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, and (iv) no amendment, modification, termination or waiver of any provision of Section 7 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Agent shall be effective without the written concurrence of such the Agent. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on the Company.

      B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the provision in the first sentence of this subsection 9.6, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then the Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Company shall pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another financial institution satisfactory to the Company and the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) to evidence the substitution of such Lender shall have been received and approved by the Agent as of such date.

9.7  INDEPENDENCE OF COVENANTS.

      All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8  NOTICES.

      Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Company and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.

9.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, (x) the agreements of the Company set forth in subsection 9.3 and the agreements of the Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans, and the termination of this Agreement and (y) the agreements of the Company set forth in subsections 2.6D, 2.7, 9.2 and 9.4 shall survive the payment of the Loans, and the termination of this Agreement for a period of two years.

9.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11  MARSHALING; PAYMENTS SET ASIDE.

      Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Lenders (or to the Agent for the benefit of the Lenders), or the Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

9.12  SEVERABILITY.

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

      The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. None of the Arrangers, Syndication Agent, Documentation Agent or the Co-Lead Book Managers in their respective capacities as such shall have any duties or responsibilities under this Agreement or the other Loan Documents. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.14  HEADINGS.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15  APPLICABLE LAW.

     THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT, IN THE CASE OF SECURITY AGREEMENTS, AS OTHERWISE PROVIDED THEREIN). Each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws or rules designated in such Letter of Credit, or, if no such laws or rules are designated, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 or any later revision which may be in effect from time to time (the "UNIFORM CUSTOMS") and, as to matters not governed by the Uniform Customs, the laws of the State of New York.

9.16  SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. Except as provided in subsections 6.6(v), 6.10 and 6.12, neither the Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Company without the prior written consent of all Lenders.

9.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION (SUBJECT TO ANY RIGHT OF APPEAL BY A
HIGHER COURT). The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address provided in subsection 9.8, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. The Company hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process and agrees that service of process upon such agent shall be deemed to be service of process upon the Company with respect to any proceeding related to the Loan Documents. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender or the Agent to bring proceedings against the Company in the courts of any other jurisdiction.

9.18  WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as written consent to a trial by the court.

9.19  CONFIDENTIALITY.

      None of the Agent, the Issuing Bank and the Lenders shall disclose any Confidential Information to any Person without the consent of the Company, such consent not to be unreasonably withheld or delayed, other than (a) to the Agent's, Issuing Bank's or Lender's Affiliates and their respective officers, directors, employees, agents and advisors involved in the administration, monitoring or enforcement of the Loans hereunder (in such Person's reasonable judgment) and to actual or prospective Eligible Assignees and participants, and then only in each case on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

9.20  COUNTERPARTS; EFFECTIVENESS.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

9.21  INTEGRATION.

      This Agreement, the Security Agreements, and the other agreements executed in connection therewith constitute the entire understanding among the parties hereto with respect to the matters covered thereby, and shall supersede any prior agreements covering such matters.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

    COMPANY:                  AMERICA WEST AIRLINES, INC.

                              By: /s/ W. Douglas Parker
                                  -------------------------------
                                   Name: W. Douglas Parker
                                   Title: Executive Vice President

                              Notice Address:

                              111 West Rio Salado Parkway
                              Tempe, Arizona 85281
                              Attention: W. Douglas Parker
                                         --------------------
                              Fax: (480) 693-5261
                                   --------------------------

INITIAL ISSUING BANK, AGENT AND LENDER:

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED, as
                                       Initial Issuing Bank, Agent and Lender


                              By: /s/ V. Timiraos
                                  -------------------------------
                                   Name: Vicente L. Timiraos
                                   Title: Joint General Manager

                              Notice Address:

                              1251 Avenue of the Americas
                              New York, New York 10020
                              Attention: Joseph Mitarotondo
                              Fax:  (212) 282-4479

                              with a copy to:

                              350 South Grand Avenue
                              Suite 1500
                              Los Angeles, CA  90071
                              Attention: Blake Seaton
                              Fax:  (213) 488-9840

LENDERS:                      CITICORP USA, INC.


                              By: /s/ Walter L. Larsen
                                  -------------------------------
                                   Name: Walter L. Larsen
                                   Title: Managing Director

                                   Address:

                                   Fax:


                              THE FUJI BANK, LIMITED


                              By: /s/ M. Fukuda
                                  -------------------------------
                                   Name: Masahito Fukuda
                                   Title: Senior Vice President

                                   Address: 333 S. Hope Street, 39th Floor
                                            Los Angeles, California 90071
                                   Fax: (213) 253-4178


                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION


                              By: /s/ Scott J. Paige
                                  -------------------------------
                                   Name: Scott J. Paige
                                   Title: Senior Vice President
                                          Head of Special Finance
                                   Address: 520 Madison Avenue
                                            New York, NY 10022
                                   Fax: (212) 644-6825

                              BANKERS TRUST COMPANY


                              By: /s/ Mary Kay Coyle
                                  -------------------------------
                                   Name: Mary Kay Coyle
                                   Title: Managing Director

                                   Address: 130 Liberty Street
                                            New York, New York 10006
                                   Fax: (212) 250-7218


                              BANK ONE, ARIZONA, NA


                              By: /s/ Gene L. Coffman
                                  -------------------------------
                                  Name: Gene L. Coffman
                                  Title: Vice President

                                  Address: 201 North Central Avenue, 21st Floor
                                           Phoenix, Arizona 85004
                                  Fax: (602) 221-1259


                              BANK OF SCOTLAND

                              By: /s/ Annie Glynn
                                  -------------------------------
                                   Name: Annie Glynn
                                   Title: Senior Vice President

                                   Address: 565 Fifth Avenue, Fifth Floor
                                            New York, NY 10017
                                   Fax: (212) 557-9460

                                                                       EXHIBIT A

                      FORM OF AIRCRAFT SECURITY AGREEMENT



                                   dated as of


                             ----------------------

                                     made by


                           AMERICA WEST AIRLINES, INC.

                                     Company


                                   in favor of


                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                    as Agent

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I
          ...............................................................   1

DEFINITIONS AND INTERPRETATION; GRANTING CLAUSES; SUBSEQUENTLY
         MORTGAGED ENGINE; REPRESENTATIONS AND WARRANTIES
          ...............................................................   1
         SECTION 1.01.  Definitions and Interpretation...................   1
         SECTION 1.02.  Grant of Security Interest.......................   5
         SECTION 1.03.  Subsequently Mortgaged Engine....................   6
         SECTION 1.04.  Representations and Warranties of the Company....   7

ARTICLE II

         COVENANTS
          ...............................................................   7
         SECTION 2.01.  Registration; Maintenance and Operation..........   7
         SECTION 2.02.  Liens............................................  11
         SECTION 2.03.  Parts............................................  11
         SECTION 2.04.  Insurance........................................  13
         SECTION 2.05.  Inspection.......................................  19
         SECTION 2.06.  Further Assurances...............................  19
         SECTION 2.07.  Recording and Filing; Opinions of Counsel........  20

ARTICLE III

         EVENTS OF DEFAULT AND REMEDIES
          ...............................................................  22
         SECTION 3.01.  Remedies; Obtaining the Aircraft Upon Default....  22
         SECTION 3.02.  Remedies; Disposition of the Aircraft............  23
         SECTION 3.03.  Application of Proceeds..........................  25
         SECTION 3.04.  Remedies Cumulative..............................  25

ARTICLE IV

         AGENT
          ...............................................................  25
         SECTION 4.01.  Agent............................................  25
         ARTICLE V

            MISCELLANEOUS PROVISIONS
            ..............................................................   26
         SECTION 5.01.  Notices...........................................   26
         SECTION 5.02.  Waiver............................................   26
         SECTION 5.03.  Expenses Etc......................................   26
         SECTION 5.04.  Amendments, Etc...................................   26
         SECTION 5.05.  Successors and Assigns............................   26
         SECTION 5.06.  Survival..........................................   27
         SECTION 5.07.  Severability......................................   27
         SECTION 5.08.  Captions..........................................   27
         SECTION 5.09.  Counterparts......................................   27
         SECTION 5.10.  GOVERNING LAW.....................................   27

                                                                       EXHIBIT A

                  AIRCRAFT SECURITY AGREEMENT (the "Security Agreement"), dated as of _________ ___, _____ from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 111 West Rio Salado Parkway, Tempe, Arizona 85281, to The Industrial Bank of Japan, Limited, as Agent under the Amended and Restated Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (as the same may be amended or waived from time to time the "Credit Agreement") among the Company, the Lenders and the Agent.

                                 W H E R E A S:

                  A. The Lenders have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Credit Agreement.

                  B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as the agent of the Lenders to hold and enforce on their behalf the rights granted to the Agent herein with respect to the Subject Collateral.

                  C. Pursuant to the Credit Agreement the Company has agreed to deliver this Security Agreement for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Security Agreement as security for the performance of the Obligations.

                  NOW, THEREFORE, in consideration of the benefits accruing to the Company, the receipt and sufficiency of which are hereby acknowledged, the PARTIES HERETO AGREE:

                                    ARTICLE I

         DEFINITIONS AND INTERPRETATION; GRANTING CLAUSES; SUBSEQUENTLY
                MORTGAGED ENGINE; REPRESENTATIONS AND WARRANTIES

                  SECTION 1.01. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used in this Security Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1 of the Credit Agreement shall apply to this Security Agreement. In addition, the following terms shall have the meanings assigned as follows:

                  "Act" or "Federal Aviation Act" shall mean Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date of this

Security Agreement, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

                  "Agreed Value" shall mean the value of the Aircraft as determined from time to time pursuant to an Approved Appraisal.

                  "Air carrier", "aircraft", "aircraft engines", "appliances" and "spare parts" shall have the respective meanings given to these terms in the Act, as in effect on the date of this Security Agreement.

                  "Airframe" has the meaning given in Section 1.02(a) hereof.

                  "Approved Appraisal" has the meaning specified in Section 2.10 of the Credit Agreement.

                  "Commitments" means the commitments of the Lenders to make and convert Loans as set forth in subsection 2.1A of the Credit Agreement and to issue Letters of Credit set forth in subsection 2.9 of the Credit Agreement.

                  "Engine" has the meaning given in Section 1.02(a) hereof.

                  "Event of Default" means each of the events set forth in
Section 7 of the Credit Agreement.

                  "Event of Loss" shall mean any of the following events with respect to the Aircraft, any Airframe or any Engine:

                         (i) the loss of such property or of the use thereof for
45 days due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Company;

                         (ii) any damage to such property which results in the
receipt of insurance proceeds with respect to such property on the basis of a total loss, or a constructive or compromised total loss;

                         (iii) the theft or disappearance of such property for a
period in excess of 30 days;

                         (iv) the confiscation, condemnation, or seizure of, or
requisition of title to, or use of, such property by any government or governmental authority which results in the loss of title or possession of such property by the Company for a period in excess of 30 consecutive days;

                         (v) as a result of any law, rule, regulation, order or
other action by the FAA or other government body having jurisdiction, use of such property in the normal course of the business of air transportation is prohibited for a period longer than one (1) month; and

                         (vi) the Aircraft is removed from operational service
and placed in short term storage for a period of more than 90 consecutive days or the Aircraft is placed in long term storage.

                  "Federal Aviation Administration" or "FAA" shall mean the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "Letters of Credit" means each letter of credit that may be issued by the Issuing Bank under the terms of subsection 2.9 of the Credit Agreement.

                  "Lien" shall mean any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or its Subsidiaries shall constitute Liens.

                  "Loan" or "Loans" has the meaning given such term in the Credit Agreement.

                  "Officer's Certificate" shall mean a certificate signed by a Responsible Officer and delivered to the Agent.

                  "Parts" shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to the Airframe or any Engine so long as ownership thereof (subject to Permitted Liens) shall remain vested in the Company in accordance with the terms of Section 2.03C hereof and any replacement Part incorporated or installed in or attached to the Airframe or any Engine in accordance with the terms of Section 2.03C.

                  "Permitted Lessee" shall mean any United States "air carrier" (within the meaning of the Act) that is not subject to a proceeding under Title 7 or 11 of the United States Bankruptcy Code (as now and hereafter in effect or any successor statute), holds a certificate under Section 41102(a)(1) of the Act and operates under Federal Aviation Regulation Part 121.

                  "Permitted Liens" shall mean (i) the Lien of this Security Agreement, (ii) Liens for taxes, assessments or governmental charges payable by the Company either not delinquent for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein due to an effective stay or otherwise, (iii) any lien for the fees or charges of any airport or air navigation authority or any materialmen's, repairmen's, landlord's, workmen's, supplier's and other like Liens arising in the ordinary course of business, for amounts the payment of which is not overdue for a period of more than thirty (30) days or is being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein due to an effective stay or otherwise, (iv) Liens which the Agent has specifically permitted in writing, (v) Liens (other than Liens for taxes) arising out of judgments or awards against the Company which are being appealed so long as there is not any material risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein due to an effective stay or otherwise, (vi) rights of third parties under arrangements permitted pursuant to Section 2.01D and salvage rights of insurers expressly permitted by this Security Agreement and (vii) other rights of the Company and the Agent provided in this Security Agreement.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Potential Event of Default" means a condition or event that, after notice or the passage of time or both, would constitute an Event of Default.

                  "Replacement Engine" shall mean any aircraft engine described in any Security Agreement Supplement from and after the date on which the same became subject to the Lien of this Security Agreement, unless and until the same shall be released from the Lien of this Security Agreement pursuant to the terms hereof.

                  "Security Agreement" shall mean this instrument as originally executed as of the date hereof and as it thereafter may from time to time be supplemented through one or more Security Agreement Supplements or amended by one or more instruments supplementary or amendatory thereto and which are executed by the Company and the Agent.

                  "Supplement" or "Security Agreement Supplement" shall mean a security agreement supplement in substantially the form of Appendix A hereto, subjecting any additional aircraft engine to the Lien of this Security Agreement.

                  The following capitalized terms are defined in the applicable Recital or Granting Clause:

Company                                                    First Paragraph

Lenders                                                    First Paragraph

Credit Agreement                                           First Clause

Subject Collateral                                         Granting Clause

Agent                                                      First Paragraph

Obligations                                                Recital "C"


                  SECTION 1.02. Grant of Security Interest. The Company hereby grants to and charges in favor of the Agent a security interest in the following property (collectively the "Subject Collateral") as security for the due and prompt payment and performance by the Company of the Obligations:

                  (a) the Airframe and Engines (each term as defined in and described in Schedule I hereto);

                  (b) any Replacement Engine described in Schedule I to any Supplement from time to time hereafter executed and delivered by the Company pursuant to Section 1.02 hereof;

                  (c) all proceeds receivable or received when any Airframe or Engine is sold, exchanged, collected, leased or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss (as hereinafter defined) and Event of Damage) or Repairable Damage to such Airframe or Engine but (for avoidance of doubt) shall exclude amounts payable to the Company for operating a charter or wet lease permitted without the consent of the Agent pursuant to Section 2.01(D) hereof (collectively, "Proceeds");

                  (d) all issues from and income and interest on Proceeds, products, title, interest and claims whatsoever, at law, as well as in equity, now or hereafter existing, in or to any of the foregoing;

                  [(e) the Aircraft Sale and Purchase Agreement, dated ________________, between the Company and ____________________ (the
         "Purchase Agreement") and any bills of sale for the Aircraft delivered thereunder;]*/ and

                  (f) to the extent not included in the foregoing, all and any proceeds (not expressly excluded in the definition of Proceeds) of any and all of the foregoing Subject Collateral.

         [It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Purchase Agreement and the bills of sale delivered thereunder to perform all of its obligations thereunder in accordance with and pursuant to the terms and provisions thereof and the Agent and the Lenders shall have no obligation or liability under the Purchase Agreement or such bills of sale by reason of or arising out of the assignments hereunder

--------

*/Subject to negotiation on a case by case basis.

nor shall the Agent or the Lenders be required or obligated in any manner to perform or fulfill any obligations of the Company under the Purchase Agreement or such bills of sale.]*/

         Any lease of the Airframe together with the Engines, whether or not such Engines are installed on the Airframe or any other airframe and any and all logs, manuals and other records relating thereto (collectively, the "Aircraft") shall be subject and subordinate to all of the provisions of the Credit Agreement and this Security Agreement. Except with the prior written consent of the Agent or as permitted pursuant to Sections 2.01B, 2.01D, 2.02 and 2.03, the Company shall not sell or otherwise dispose of any part of, or any interest in, the Aircraft prior to payment and performance in full of the Obligations and expiration of the Commitments of the Lenders unless the same shall be released from the Lien hereof in accordance with Section 2.10(B)(ii)(1) of the Credit Agreement. If the Company complies with such provisions of Section 2.10B(ii)(1) of the Credit Agreement with respect to the Aircraft, the Agent shall, at the Company's written request and expense, promptly upon receipt thereof from the Company, execute and deliver to the Company a release of the Lien of this Security Agreement with respect to such Aircraft in such form as the Company shall reasonably request.

                  SECTION 1.03.  Subsequently Mortgaged Engine.

         A. Replacement Engine. The Company may at any time or from time to time subject to the Lien of this Security Agreement one or more Replacement Engines, in substitution for one or more of the Engines then constituting part of the Aircraft and subject to such Lien, provided that each Replacement Engine so subjected to the Lien of this Security Agreement shall be appropriate for installation on the Airframe.

         B. Supplements. Whenever the Company shall subject any Replacement Engine to the Lien of this Security Agreement, the Company will on or prior thereto:

                  (i) execute and deliver to the Agent a Supplement properly describing such Replacement Engine;

                  (ii) deliver to the Agent an Officer's Certificate confirming
         (x) that the representations and warranties contained in Section 1.04 hereof are true and accurate on and as of the date of such Supplement with respect to such Replacement Engine and the Company as though made on and as of such date and (y) that the Company has complied with the conditions contained in Section 2.10B(ii)(1) of the Credit Agreement;

                  (iii) deliver an Approved Appraisal (which may be a desktop appraisal) with respect to the Airframe including the Replacement Engine; and

                  (iv) if such Replacement Engine is Section 1110 Property (as hereinafter defined), furnish the Agent with an opinion of counsel reasonably satisfactory to the Agent in form


--------

*/  Subject to negotiation on a case by case basis.

         and substance reasonably satisfactory to the Agent that the Agent will have the benefit of Section 1110 under this Security Agreement with respect to such Replacement Engine.

                  Promptly upon the recordation of such Supplement with the FAA, the Company will cause to be delivered to the Agent an opinion of counsel acceptable to the Agent as to the due recording of such Supplement against such Replacement Engine in accordance with the Act. Upon satisfaction of the conditions of this Section 1.03B, the Replacement Engine shall become an "Engine" for all purposes hereof and the engine being substituted for shall cease to be an "Engine" and shall be released from the Lien of this Security Agreement. Upon written request and at the Company's expense, the Agent shall execute and deliver to the Company such releases as the Company may reasonably request to effectuate the release contemplated in the previous sentence.

                  SECTION 1.04. Representations and Warranties of the Company. The Company represents and warrants that, in the case of the Airframe and each Engine mortgaged hereunder, on the date such Airframe or Engine is mortgaged hereunder:

                  (i) the execution, delivery and performance by the Company of this Security Agreement are within the Company's corporate power, have been duly authorized by all necessary corporate action, and do not contravene (1) the Company's articles of incorporation or by-laws or
         (2) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on the Company or any of its properties and do not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties other than that created hereunder;

                  (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution and delivery by the Company of this Security Agreement, other than as have been duly obtained, taken, given or made; and

                  (iii) the Company shall have good and marketable title to such Airframe or Engine, free and clear of all Liens created or incurred by it or permitted to exist by it other than the Lien of this Security Agreement and Permitted Liens.

                                   ARTICLE II

                                    COVENANTS

                  SECTION 2.01.  Registration; Maintenance and Operation.

         A. Registration. The Company, at its own expense, shall [upon delivery of the Aircraft under the Purchase Agreement,]*/ cause the Aircraft to be duly registered in the name of the Company, and to remain duly registered in the name of the Company, with the FAA.

--------

*/  Subject to negotiation on a case by case basis.

         B.  Maintenance.

                  1. General. The Company, at its own cost and expense shall (i) service, repair, maintain and overhaul or cause the same to be done to the Airframe and each Engine under the Company's FAA-approved Maintenance Program (the "Approved Maintenance Program") in the same manner and with the same care as used by the Company with similar aircraft and engines operated by the Company (except for care required pursuant to return conditions of lease agreements with respect to aircraft and engines leased by the Company) and so as to keep the Airframe and each Engine in good operating condition and in passenger configuration, (ii) maintain the manuals and technical records in an orderly manner in the English language in accordance with the Approved Maintenance Program and (iii) cause all heavy maintenance to be performed at a nationally recognized maintenance facility holding a valid FAA repair facility certificate and all other maintenance to be performed by FAA approved maintenance providers.

                  2. Specific Items of Maintenance. The Company agrees that maintenance and repairs shall include, but shall not be limited to, the following specific items:

                         a. to perform or have performed in accordance with the
Approved Maintenance Program all routine maintenance work, including on-line maintenance on the Aircraft, and to ensure that all such maintenance shall be in accordance with the regulations and directives of the FAA. The Company shall cause all maintenance and repairs to the Aircraft to be performed at repair facilities approved by the FAA, including, with respect to any lease permitted hereunder, any lessee's FAA approved maintenance facilities;

                         b. to correct diligently deficiencies revealed at any
time by any inspection by the Company which under the Approved Maintenance Program reasonably require repair, replacement, overhaul and adjustment;

                         c. to maintain or cause to be maintained at all times
in an orderly manner and in accordance with all applicable requirements of the FAA and any other governmental authority having jurisdiction with respect thereto, all Aircraft documentation, including, without limitation, all records relating to the location, service, inspection, maintenance, modification, repair and overhaul of the Airframe, Engines and all Parts installed therein and the manuals and technical records, and in accurate, current, up-to-date and complete status (if necessary, through manufacturers' revision service);

                         d. if required by FAA regulations, to notify the
manufacturer promptly of any modifications or configuration changes to the Airframe which would have a material effect on or be a material change to the detail specification and/or the manuals relating to the Airframe (such as flight, operations and maintenance);

                         e. to maintain the Engines at all times in accordance
with the Approved Maintenance Program; and

                         f. to make all structural repairs in accordance with
the Approved Maintenance Program.

                  3. Airworthiness Directives. The Company agrees to carry out or cause to be carried out at its expense on the Aircraft, in accordance with the terms thereof, any airworthiness directive or any other mandatory F.A.R. or other regulation, directive or instruction (each, an "Airworthiness Directive") which the FAA may from time to time issue. All Airworthiness Directives shall be timely accomplished in accordance with the Approved Maintenance Program and the terms and conditions of such Airworthiness Directives (including by means of alternate compliance under the Airworthiness Directive and the Approved Maintenance Program).

                  4. Corrosion Control. The Company shall carry out at its expense such work as may be required for the control of corrosion in accordance with the Approved Maintenance Program.

                  5. Repairs. Any repair to the Aircraft shall be accomplished pursuant to the appropriate manufacturer's repair manual instructions, the Approved Maintenance Program, or other FAA-approved data.

                  6. Warranties. Any warranties, express or implied, of manufacturers, suppliers or subcontractors relating to the Aircraft or any of the Engines shall inure to the benefit of the Company and be exercised or enforced by the Company at the Company's sole expense. So long as the Loans have not been accelerated the Company shall have the right to exercise, enforce, compromise or release the same, and may apply the proceeds thereof in any manner it deems appropriate. The Company shall maintain the Aircraft in such a manner so as not to knowingly void any available warranties. Upon acceleration of the Loans, all warranties and all rights with respect to warranties shall revert to the Agent or its designee and, upon request of the Agent, the Company shall execute such documents and take such action as may be requested or required to enable the Agent or its designee to enforce or in any other way receive the benefit of such warranties.

         C.  Operation.

                  1. The Company will not maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule, regulation, treaty or order of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority or for a purpose for which the Aircraft is not designed or reasonably suitable or in any configuration other than passenger configuration.

                  2. The Company will not operate the Aircraft: (i) in or to any area excluded from coverage by any insurance required to be maintained by the terms of this Agreement; or (ii) any areas of actual or threatened armed hostilities unless such operation is covered by and complies with the insurance required hereunder.

         D. Possession and Leases. The Company will not lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe without the prior written consent of the Agent; provided that, so long as no Event of Default exists at the time of such lease, delivery, transfer or relinquishment of possession or installation and the Company shall continue to maintain insurance in compliance with this Security Agreement, the Company may, without the prior written consent of the Agent:

                  1. deliver possession of the Airframe or any Engine to the manufacturer thereof or to any person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or any part thereof or for alterations or modifications in or additions to the Airframe or Engine(s);

                  2. install an Engine on an airframe owned by the Company, leased to the Company or owned or purchased by the Company subject to a conditional sale or other security agreement, provided that (a) such airframe is free and clear of all Liens, except: (i) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, (ii) liens of the type described in the definition hereunder of "Permitted Liens", and (iii) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon, and (b) any such lease, conditional sale or other security agreement provides that engines such as the Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; and

                  3. lease the Aircraft to any Permitted Lessee provided that
         (A) such lease shall not have a term of more that six (6) months (or eighteen (18) months if at the time such lease is executed such Permitted Lessee has a long term unsecured credit rating of at least BB by Standard & Poor's Ratings Group), (B) the terms of such lease expressly provide that the lease is subject and subordinate to this Security Agreement and all rights of the Agent hereunder, including, but not limited to, the right of the Agent to repossess the Aircraft following the acceleration of the Loans, (C) the maintenance, insurance and other terms of the lease are consistent with the requirements of this Security Agreement, (D) the lease (1) requires that the Aircraft remain a U.S. registered aircraft and (2) prohibits further leasing by the Permitted Lessee and (E) concurrently with entering into such lease, the Company provides the Agent with a copy thereof together with insurance certificates and evidence complying with Section 2.04 (which insurance may be provided by the Permitted Lessee if it otherwise complies in all respects with Section 2.04 hereof).

                  The Agent agrees for the benefit of a lessor or secured party under a lease, conditional sale or other security agreement containing an agreement complying with Section 2.01(D)(2)(b) which lease, conditional sale or security agreement also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement that the Agent will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines is subject to such lease, conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party.

                  The rights of any lessee or other transferee who receives possession by reason of a transfer permitted by this Section 2.01(D) shall be subject and subordinate to all the terms of this Security Agreement, including, without limitation, the covenants contained in Sections 2.01 (A), (B) and (C) of this Security Agreement and the Agent's rights, powers and remedies under this Security Agreement, including the right to repossession pursuant thereto and to avoid such lease upon such repossession and the Company shall remain primarily liable under this Security Agreement for the performance of all of the terms thereof to the same extent as if such lease or transfer had not occurred. The terms of any such lease shall not permit any lessee to take any action not permitted to be taken by the Company under this Security Agreement with respect to the Aircraft.

                  Any wet lease or similar arrangement under which the Company provides the crew and maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 2.1(D).

         E. Plates. On or before the date hereof, or as soon thereafter as practicable, the Company agrees to affix and maintain in the cockpit of the Airframe and on each Engine a nameplate bearing the inscription:

        SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE INDUSTRIAL BANK OF
                   JAPAN, LIMITED, AS AGENT, SECURED CREDITOR

         F. Insignia. Nothing contained in the Credit Agreement or this Security Agreement shall prohibit the Company from placing its customary colors and insignia on the Airframe or any Engine or from otherwise operating the Aircraft in its livery.

                  SECTION 2.02. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or part thereof other than Permitted Liens. The Company will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any Lien not constituting a Permitted Lien if the same arise at any time.

                  SECTION 2.03.  Parts.

         A. Replacement of Parts. The Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in this Section 2.03(A) or Section 2.03(D) of this Security Agreement. All replacement parts (other than replacement parts temporarily installed as provided in Section 2.03(B) of this Security Agreement shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition, and shall have a value and utility substantially equal to or greater than, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms of this Security Agreement. All Parts at any time removed from the Airframe or any Engine shall remain the property of the Company, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement Parts specified above. Upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 2.03(B) of this Security Agreement), (i) such replacement part shall become the property of the Company and shall become subject to the Lien of this Security Agreement and be deemed a Part for all purposes of this Security Agreement to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be deemed a Part under this Security Agreement. Upon written request and at the Company's expense, the Agent shall execute and deliver to the Company such releases as the Company may reasonably request to effectuate the release contemplated in clause (ii) of the previous sentence.

                  The Company may remove Parts which the Company determines in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine (each, an "Obsolete Part"), provided that (i) such removal is being applied by the Company on a fleet-wide basis and does not discriminate against the Aircraft to the extent applicable having regard to the fleet and equipment type and the age of the Aircraft and (ii) removal of any such Obsolete Parts shall not diminish the value, utility or remaining useful life of the Airframe or such Engine, or materially impair the condition or impair the airworthiness thereof, below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Security Agreement.

         B. Pooling of Parts; Temporary Replacement Parts. Any Part removed from the Airframe or any Engine as provided in Section 2.03(A) of this Security Agreement may be subjected by the Company to a normal pooling or similar arrangement customary in the airline industry and entered into by the Company in the ordinary course of its business; provided, that a Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 2.03(A) of this Security Agreement as promptly as practicable after the removal of such removed Part. In addition, the Company may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Company, at its expense as promptly thereafter as practicable, either (1) causes such pooled or replacement part to become the property of the Company free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Company which meets the requirements of Section 2.03(A) of this Security Agreement and which shall become the property of the Company, free and clear of all Liens other than Permitted Liens.

         C.  Modifications.

                  1. Except as provided in Section 2.01B(3) hereof, the Company shall at its expense make such alterations and modifications in and additions to the Airframe or any Engine as may be required to be made from time to time by applicable law ("Required Modifications").

                  2. The Company shall not make any modifications, alterations or additions (collectively, "Modifications") to the Aircraft, (other than Required Modifications) which will result in adverse changes to the Aircraft structure or performance or which will either (a) materially decrease the utility, value or remaining useful life of the Aircraft or (b) adversely affect the Aircraft's airworthiness or use for transporting passengers or cargo in commercial service.

                  3. All Modifications shall be FAA-approved or in accordance with the Approved Maintenance Program.

         D. Additional Parts. All parts incorporated or installed in or attached or added to the Airframe or an Engine (other than passenger service items leased to or owned by the Company including, without limitation, telephone or video equipment, which such passenger service items shall not be considered "Parts") as the result of a Modification (the "Additional Part" or "Additional Parts") shall, without further act, become the property of the Company and subject to this Security Agreement. Notwithstanding the foregoing, the Company may, at any time, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (x) (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part and (ii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or diminishing the value, utility or remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred or
(y) such Part is an Obsolete Part. Upon the removal thereof as provided above, such Additional Parts shall no longer be deemed part of the Airframe or the Engine from which it was removed.

                  SECTION 2.04.  Insurance.

                  (a) Public Liability and Property Damage Liability Insurance.

                           (i) The Company, at its own cost and expense, will maintain or cause to be maintained with respect to the Airframes and Engines, comprehensive aircraft liability insurance including, without limitation, bodily injury and/or property damage, inclusive of liability to third parties and/or passengers, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk liability), with such retentions as the Company customarily maintains with respect to similar airframes and engines owned or operated by the Company (provided, however, that any self-insured retention and/or deductible shall not exceed [$1,000,000] per occurrence) (in the event that with the prior consent of the Agent such insurance contains the War, Hijacking, and Other Perils Exclusion Clause (AVN 48B), then there must be in place the Extended Coverage Endorsement protection offered by AVN 52 to include "Buy Back" of paragraphs C, D, E and G of AVN 48B (or coverage equal thereto under a separate policy)) and with such insurers or reinsurers (which shall be insurers or reinsurers of recognized responsibility), and insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating airframes and engines similar to the Airframe and Engines; provided that such insurance shall not be in amounts less than $500,000,000 per occurrence.

                           (ii) Notwithstanding Section 2.04(a)(i), in the event of the requisition for use by the United States government of any Airframe or Engine, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 2.04, provided that the Agent shall accept, in lieu of such insurance coverage, indemnification or insurance from the United States government which is substantially the same as otherwise required under this Section 2.04.

                           (iii) Any policy of insurance carried and maintained in accordance with this Section 2.04(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

                                    (A) name the initial Lenders and the Agent
                  and their respective successors and permitted assigns as additional insureds (each an "Additional Insured");

                                    (B) provide that, in respect of the interest
                  of any such Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any Additional Insured as defined under the policy of insurance required under this Section 2.04(a) (other than such Additional Insured) and shall insure each such Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this Section 2.04(a) (other than such Additional Insured);

                                    (C) provide that if such insurance is
                  canceled for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (except in the case of war risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

                                    (D) provide that no such Additional Insured
                  shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

                                    (E) provide that the insurers shall waive
                  any rights of subrogation against each such Additional Insured except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                                    (F) provide that such insurer shall waive
                  the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured;

                                    (G) provide that all of the provisions of
                  such policy shall operate in the same manner as if there were a separate policy covering each such Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

                                    (H) be primary, without right of
                  contribution from any other insurance which is carried by any Additional Insured with respect to its interest in the Subject Collateral.

                  (b) Insurance Against Loss or Damage to Subject Collateral. The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers or reinsurers of recognized responsibility, all-risk coverage, including ground and flight insurance on the Aircraft (with flight, taxiing and ingestion coverages) with respect to any Aircraft, Engines and Parts temporarily removed from the Airframe pending installation of the same or similar Engines, engines, or Parts on the Airframe, including, war-risk and allied perils insurance on the Aircraft in an amount not less than the Agreed Value covering the perils of:

                  1. war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

                  2. strikes, riots, civil commotions or labor disturbances;

                  3. any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

                  4. any malicious act or act of sabotage;

                  5. confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority other than the government or any public or local authority of the country of registration; and

                  6. hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board this Aircraft acting without the consent of the Company.

                  Such insurance shall be in such form and amounts and with such retentions as the Company customarily maintains with respect to similar airframes and engines owned or operated by the Company, provided, however, that
(1) such retentions shall consist only of industry standard deductibles (determined by the deductible applicable to the aircraft type) and with no self insurance,

(2) each Airframe and Engine shall be insured in an amount not less than its Agreed Value and (3) any reinsurance shall be on the same terms as the primary insurance.

                  Any policies carried and maintained in accordance with this
Section 3.04(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

                           (i) name or be amended to name the then Lenders and the Agent and their respective successors and assigns as additional insureds and to name the Agent as loss payee (the "Loss Payee");

                           (ii) provide with respect to coverage provided under this Section 3.04(b), that (A) in the event of a loss or damage involving proceeds in excess of $1,000,000, the proceeds in respect of such loss or damage shall be payable to the Agent and (B) the entire amount of any loss or damage involving proceeds in the aggregate of $1,000,000 or less shall be paid to the Company or its order unless an Event of Default or Potential Event of Default then exists and the insurers have been notified thereof by the Agent (in which case such payment shall be made to the Agent);

                           (iii) provide that if such insurance is canceled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any such Additional Insured or the Loss Payee for 30 days (except in the case of war-risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured or the Loss Payee of written notice from such insurer of such cancellation, change or lapse;

                           (iv) provide that, in respect of the interest of any such Additional Insured or the Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company, the Loss Payee or any additional insured as defined under the policy of insurance required by this Section 2.04(b) (other than any action or inaction of the Loss Payee or such Additional Insured, as the case may be) and shall insure the Additional Insured and the Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
         Section 2.04(b);

                           (v) provide that the insurers shall waive any rights of subrogation against the Loss Payee and such Additional Insureds except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                           (vi) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured or Loss Payee;

                           (vii) be primary and without rights of contribution from any other insurance which is carried by any such Additional Insured or the Loss Payee with respect to its interest in the Subject Collateral;

                           (viii) provide that no such Additional Insured or Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance; and

                           (ix) the reinsurer shall agree that in the event of any valid claim arising under such reinsurance policy the reinsurers shall in lieu of payment to the reinsured, its successors in interest and assigns will pay to the Persons named as Additional Insureds under the original insurance affected by the Company that portion of any loss for which the reinsurers would otherwise be liable to pay the reinsured (subject to proof of loss) it being understood and agreed that any such payment shall fully discharge and release the reinsurer from any and all further liability in connection with such claims.

                  (c)      Application of Insurance Proceeds.

                           (i) Except as expressly provided in Section
         2.04(c)(ii) or (iii) below, all insurance proceeds (other than proceeds from policies carried by the Agent or the Lenders) received under policies described in Section 2.04(b) will be paid to the Agent except as otherwise provided in Section 2.04(b)(ii) and paid by the Agent to the Company unless an Event of Default or Potential Event of Default exists, in which event such proceeds shall be retained by the Agent. If the Agent retains any such insurance proceeds pursuant to this Section 2.04(c), such proceeds shall, until applied by the Agent as provided in this Section 2.04(c)(i), Section 2.04(c)(ii) or Section 2.04(c)(iii) hereof, be maintained by the Agent in a segregated account and shall, at the Company's request therefor, be invested in Permitted Cash Equivalents.

                           (ii) Insurance proceeds in respect of any Repairable Damage with respect to any Aircraft which is not required by subsection 2.4B(iii)(1) of the Credit Agreement to be excluded from the Borrowing Base shall be retained by the Agent pending repair thereof, and shall be applied by the Agent in payment (or to reimburse the Company) for repairs to the affected Aircraft upon receipt from the Company of an Officer's Certificate annexing copies of invoices relating to such repairs, provided, however, that the Agent shall not so apply any such proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default. Any such insurance proceeds in excess of the total amount required to pay for repair of the affected Aircraft shall, upon certification by the Company to the Agent in an Officer's Certificate that such repair has been completed, be paid by the Agent to the Company provided, however, that the Agent shall not so pay any such insurance proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default.

                           (iii) If an Event of Default shall have occurred and be continuing, the Agent shall apply all insurance proceeds (including proceeds of any earnings on any

         Permitted Cash Equivalents in which such insurance proceeds have been invested) then on deposit with it pursuant to Section 2.04(c)(i) or
         Section 2.04(c)(ii) hereof (all such insurance and other proceeds and earnings being herein collectively called "Section 2.04(c) Proceeds") to payment of the Obligations then due. At such time as no Potential Event of Default or Event of Default shall be continuing, any Section 2.04(c) Proceeds remaining on deposit with the Agent shall be (x) applied as provided in Section 2.04(c)(ii), if then applicable, or (y) if Section 2.04(c)(ii) is not then applicable, shall be paid by the Agent to the Company.

                           (iv) If any of the Lenders or the Agent becomes subject to any claim covered by any insurance policy maintained pursuant to this Section 2.04, the Company shall make available any information reasonably required by such Lender or the Agent in connection with such claim.

                  (d) Reports. On or before the date hereof and thereafter annually on or before the scheduled expiration date for such policy, the Company's aviation insurance broker will furnish to the Agent a certificate and letter of undertaking, signed by the Company's independent aviation insurance broker, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Section 2.04. The Company will cause its aviation insurance broker to advise the Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company in any such case of which it has knowledge and which is likely to cause cancellation of all or any part of any insurance carried by the Company with respect to the Aircraft. The Company will cause such insurance broker to agree to advise the Agent in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Section
2.04 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Agent, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the date thereof continues in full force and effect. If the Company shall fail to maintain insurance as required hereby, the Agent may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Agent for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Security Agreement, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Agent may have against the Company.

                  (e) Notice of Proceeds. The Company shall promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge thereof of the occurrence of an event of loss or damage to any Aircraft which is reasonably expected to result in the receipt of insurance proceeds reasonably estimated by the Company to exceed $1,000,000.

                  SECTION 2.05. Inspection. At reasonable times and upon reasonable notice, the Agent or its authorized representative may, at their own expense (unless an Event of Default then exists or a Potential Event of Default arising under the maintenance requirements of this Security Agreement, in which case the reasonable expenses of such inspection shall be paid by the Company or unless subsection 2.10 of the Credit Agreement provides that such inspection shall be at the expense of the Company), inspect the Aircraft and inspect of the books and records and FAA-required books and records of the Company in each case relating to the maintenance of the Aircraft. Any such inspection of the Aircraft shall be a visual, walk-around inspection (including on-board inspection) and may include inspection of areas exposed by any open panels, bays or the like, but shall not include opening any panels, bays or the like without the express written consent of the Company; provided that no exercise of such inspection right shall interfere with the normal operation of the Aircraft by, or the business of, the Company. The Agent shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making any such inspection.

                  SECTION 2.06. Further Assurances. (a) The Company agrees from time to time, at its sole expense, to promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Subject Collateral. Without limiting the generality of the foregoing, such further actions shall include executing and delivering such amendments or supplements to the schedules to this Security Agreement, executing and filing such financing or continuation statements, or amendments thereto, executing, filing and recording such documents or instruments with the Federal Aviation Administration, and executing and filing such other instruments or notices, in each case as the Agent on behalf of the Lenders may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                           (b) The Company hereby authorizes the Agent to file
one or more financing or continuation statements or similar instruments or documents, and amendments thereto, relative to all or any part of the Subject Collateral without the signature of the Company where permitted by law.

                  SECTION 2.07. Recording and Filing; Opinions of Counsel. The Company will bear the expense of and be responsible for recording and re-recording, registering and re-registering and filing and re-filing this Security Agreement and each and every Security Agreement Supplement and such other instruments from time to time as may be reasonably requested by the Agent in all such jurisdictions and offices as the Agent shall from time to time require in order that (a) the Lien hereof be and continues to be a first priority Lien on all of the Subject Collateral to the fullest extent permitted under applicable law, subject to Permitted Liens, (b) all of the Subject Collateral is and remains security for the Obligations, and (c) the rights and remedies of the Agent may be established, confirmed, maintained and protected; and the Company will furnish to the Agent evidence satisfactory to the Agent of every such recording, registering and filing which is not filed, recorded or registered by the Agent. The foregoing includes, without limitation, the execution and delivery by the Company of all documents, financing statements and continuation statements deemed reasonably necessary by the Agent to perfect the Agent's rights as secured party. The Company, at its own cost and expense, shall on the date of this Security Agreement cause this Security Agreement to be duly filed for recordation with the FAA and shall make such other filings to perfect the Lien of this Security Agreement against the Subject Collateral as shall be reasonably requested by the Agent. The Company will furnish to the Agent an opinion of counsel reasonably satisfactory to the Agent or other evidence reasonably satisfactory to the Agent to the effect that such filings or refilings and such recordations or re-recordations have been duly accomplished and as to any Liens of record against the Aircraft or any Engine in the office where such filings or refilings or recordations or re-recordations have been accomplished.

                  [SECTION 2.08. Section 1110. TO THE EXTENT PROVIDED THEREBY (OR TO THE FULLEST EXTENT IT MAY LAWFULLY SO AGREE, WHETHER OR NOT PROVIDED THEREBY), THE COMPANY HEREBY AGREES THAT ANY RIGHT OF THE AGENT TO TAKE POSSESSION OF THE SECTION 1110 PROPERTY IN COMPLIANCE WITH THE PROVISIONS OF THIS SECURITY AGREEMENT AND IN ACCORDANCE WITH SECTION 1110 OF TITLE 11 OF THE UNITED STATES CODE OR ANY SIMILAR PROVISION OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, SHALL NOT BE AFFECTED BY THE PROVISIONS OF SECTIONS 362, 363 OR 1129 OF SAID TITLE, OR OTHER ANALOGOUS PART OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, AND ACCORDINGLY, IT IS THE INTENTION OF THE PARTIES HERETO THAT WITH RESPECT TO THE SECTION 1110 PROPERTY, THIS SECURITY AGREEMENT BE AFFORDED THE BENEFITS OF SAID SECTION 1110.]**/

                  [SECTION 2.09. First Placed in Service. Schedule I hereto specifically identifies, to the extent known to the Company with respect to Aircraft not first placed in service by the Company, if the Aircraft was first placed in service after October 22, 1994 or was acquired by the Company with the proceeds of the Credit Agreement ("Section 1110 Property"). Each Security Agreement Supplement adding a Replacement Engine to be subject to the Lien of this Security Agreement shall also identify to the extent known to the Company whether such Engine was first placed in service after October 22, 1994.]**/

                  SECTION 2.10. Power of Attorney. The Company hereby irrevocably appoints the Agent as the Company's attorney-in-fact and agent to the extent permitted by law, effective on or after the acceleration of the Loans, but prior to the Agent obtaining physical possession of the Subject Collateral, in the Company's name and without any action on the part of the Company to do, at the Agent's option, any act the Agent reasonably believes necessary to protect the interests of the Agent in the Subject Collateral. The appointment of the Agent and the rights and powers in connection therewith, being coupled with an interest and with full power of substitution and resubstitution for the Company, are and shall remain irrevocable until all of the Obligations have been fully paid and performed and the Commitments of the Lenders under the Credit Agreement have expired or been terminated.

                  SECTION 2.11. Indemnification. The Company shall assume liability for and will indemnify, protect, save, and keep harmless the Agent and each of the Lenders, and their respective agents, employees, successors and permitted assigns (collectively, the "Indemnified Parties") from and against any and all liabilities, losses, damages, taxes, claims, actions, suits, costs, demands

--------

**/The Company agrees that this Security Agreement will grant to the Agent the benefits of Section 1110 if such Section applies to the Airframe, any Engine or any Replacement Engine.

**/The Company agrees that this Security Agreement will grant to the Agent the benefits of Section 1110 if such Section applies to the Airframe, any Engine or any Replacement Engine.

and/or expenses of whatsoever kind, including, without limitation, legal expenses, imposed on, incurred by, or asserted against the Agent, the Company, the Subject Collateral (or any part thereof or interest therein), arising out of the [purchase]***/, ownership, delivery, possession, use, operation, condition, performance, quality, suitability, airworthiness, maintenance, modification, registration, loss, confiscation, seizure, requisition, or lease of the Aircraft (collectively, the "Indemnified Events"). Notwithstanding the foregoing, the Company shall not indemnify an Indemnified Party in respect of (i) any Indemnified Events suffered or incurred after the release of the Lien of this Security Agreement pursuant to the terms hereof, (ii) Indemnified Events that consist of fees, costs or expenses which such Indemnified Party has expressly agreed to pay in any provision of this Security Agreement or constitute ordinary and usual operating or overhead expenses of an Indemnified Party (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent), (iii) Indemnified Events arising from the gross negligence or willful misconduct of such Indemnified Party, (iv) any Indemnified Events arising out of any breach by the Agent of Section 2.12 hereof, (v) any tax arising as a result of a voluntary transfer of any Indemnified Party's interest pursuant to Section
9.1 of the Credit Agreement provided that no Event of Default exists at the time of such transfer, (vi) taxes, withholdings, imposts or duties imposed on, based on or measured by the gross or net income, receipts, maximum tax, profits, gains, capital, franchise, excess profits or net worth of an Indemnified Party other than, in each case, resulting from the activities or presence of the Company in the taxing jurisdiction or the use, location or registration of the Aircraft (or any part thereof) in such taxing jurisdiction, (vii) taxes on items of tax preference or any minimum tax imposed by the federal government of the United States, (viii) interest, penalties, fines or additions to taxes that would not have been imposed but for any failure to file any tax return or information return in a timely and proper manner after timely notice by the Company of such filing requirement and provision by the Company (at the Company's expense) of all properly completed forms necessary in connection therewith and (ix) any tax imposed as a result of a connection between an Indemnified Party and the jurisdiction imposing such taxes, including, without limitation, engaging or having engaged in business in, having or having had an office, branch or permanent establishment in, or being or having been a citizen or resident of, or present in, or incorporated or created in or under the laws of such jurisdiction other than as a result of a connection arising from this transaction. Each Indemnified Party shall file its tax returns and deal with taxing authorities in good faith, and will honor all reasonable requests from the Company to file, or provide the Company with, such information (but excluding information such Indemnified Party considers confidential) as is necessary to complete forms or other documentation (in each case, prepared by the Company at its sole expense) as shall enable such Indemnified Party or the Company to claim a reduced rate of tax or exemption from tax with respect to any taxes subject to payment or indemnification by the Company hereunder to which it may be entitled. If the Company is or may be required to make any payment under this Section 2.11, any relevant Indemnified Party shall, at the reasonable request of the Company, consult with the Company in good faith to consider what action may be taken to resist payment of the amount claimed. Each indemnity pursuant to this Section 2.11 shall be in the amount which, after taking into account all taxes required to be paid by the Agent as a result of the receipt or accrual of such amount, shall be equal to the amount of the indemnity then due. The Company's obligations under this Section 2.11 shall survive the expiration or termination of this Security Agreement and the release of the Lien hereof from any or all of the Subject Collateral.

----------

***/  Subject to negotiation on a case by case basis.

                  SECTION 2.12. Use and Possession. Notwithstanding the terms of any provision contained in this Security Agreement or the Credit Agreement, except as provided in Section 3.01(e) of this Security Agreement, the Company shall have the exclusive right to use and possess the Aircraft, to collect, retain, use and enjoy all rents and accounts and to exercise its right, title and interest in contracts, leases, licenses, permits and governmental approvals subject at all times to (a) the right of the Agent to receive insurance proceeds pursuant to Section 2.04(c) hereof, (b) the applicable restrictions and limitations contained in Section 5.4 of the Credit Agreement and (c) such use, possession, retaining, enjoyment or exercise not otherwise constituting an Event of Default.

                                   ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 3.01. Remedies; Obtaining the Aircraft Upon Default. The Company agrees that, if the Loans have been accelerated, then, subject to any mandatory requirements of applicable law then in effect, the Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

                  (a) to the extent permitted by law, personally, or by agents or attorneys, immediately take possession of the Aircraft or any part thereof, from the Company with or without notice or process of law, and for that purpose may enter upon the Company's premises where all or any part of the Aircraft is located and remove the same; and

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation relating to the Aircraft to make any payment included in the Subject Collateral required by the terms of such instrument or agreement directly to the Agent; and

                  (c) sell or assign, or direct the Company to sell or assign, the Aircraft or any part thereof, and take possession of the proceeds of any such sale or assignment; and

                  (d) take possession of the Aircraft or any part thereof, by directing the Company in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Company shall at its own expense forthwith fly or cause to be flown all or any part of the Aircraft to such airport or airports in the United States so designated by the Agent and there delivered to the Agent, and the Company shall pay all reasonable and necessary expenses to (i) store and keep all or any part of the Aircraft so delivered to the Agent at such place or places pending further action by the Agent as provided in
         Section 4.02, and (ii) while all or any part of the Aircraft shall be so stored and kept, provide guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (e) revoke all or any of the rights of the Company provided for pursuant to Section 2.12 of this Security Agreement by written notice to the Company indicating which rights are revoked;

it being understood that the Company's obligation so to deliver the Aircraft or any part thereof is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by the Company of said obligation.

                  SECTION 3.02. Remedies; Disposition of the Aircraft. (a) The Aircraft, or any part thereof repossessed by the Agent under or pursuant to
Section 4.01, whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. The Aircraft or any part thereof may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Company specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Company specifying the time and place of such sale. To the extent permitted by any such requirement of law, the Agent and the Lenders may bid for and become the purchaser of the Aircraft or any part thereof, offered for sale in accordance with this Section without accountability to the Company (except to the extent of surplus money received as provided in Section 3.03) and may bid the amount of the Obligations to be applied as credits against such purchase. If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Aircraft or any part thereof within a period of time which does not permit the giving of notice to the Company as hereinabove specified, the Agent need give the Company only such notice of disposition as shall be required by such mandatory requirements of applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, the Aircraft or any part thereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Aircraft so sold, optioned or realized upon, or any part thereof, from, through and under the Company but without limitation of the Company's rights under Section 3.03 third hereof. At the request of the Agent, the Company shall deliver such instruments of title or other instruments to ratify or document such sale but such instruments shall not be necessary to make such sale final or binding.

         (b) The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, nor at any time hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of this Security Agreement or the execution of any power granted herein to the Agent, or the absolute sale of the Aircraft, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, by any purchaser at any sale under this
Section 3.02 but without limitation of the Company's rights under Section 3.03 third hereof; and the Company, so far as it now or thereafter lawfully may, hereby waives the benefit of all such laws. The Company waives, to the extent that it lawfully may, all right to have the property in the Subject Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Security Agreement may order the sale of the Subject Collateral as an entirety. If the Agent seeks to take possession of any or all of the Subject Collateral or avail itself of any provisional remedy by court process, the Company hereby irrevocably waives (to the extent it may lawfully do so) any bonds and any surety or security required by any statute, court rule or otherwise as an incident to such possession, or remedy, and waives any demand for possession prior to the commencement of any suit or action to recover.

         (c) If the Loans are accelerated, at the request of the Agent, the Company shall promptly execute and deliver to the Agent such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession or control of all or any part of the Subject Collateral. To the extent permitted by law, if the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may (x) obtain a judgment conferring on the Agent the right to immediate possession and/or control and requiring the Company to deliver such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession and/or control of all or any part of the Subject Collateral, to the entry of which judgment the Company hereby specifically consents.

                  SECTION 3.03. Application of Proceeds. Except as may otherwise be required by law, any moneys or property actually received by the Agent pursuant to the exercise of any rights or remedies referred to in Article III shall (subject to the determination of the Agent as to the incurrence of costs and expenses appropriate and the use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in the following order:

                  first, to the payment of costs and expenses incurred in the enforcement of rights and remedies under this Security Agreement;

                  second, to the payment of all of the Obligations (except for such Obligations that shall have been paid pursuant to first item of this Section 3.03), ratably according to the then unpaid amounts thereof, without preference or priority of any kind among such various Obligations; and

                  third, the remainder, if any, to the Company, its successors or assigns, to such Person as the Agent may be legally required to be paid to or as a court of competent jurisdiction may direct.

                  SECTION 3.04. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement or the Credit Agreement and other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.

                                   ARTICLE IV

                                      AGENT

                  SECTION 4.01. Agent. As provided in Section 8 of the Credit Agreement, each Lender has appointed The Industrial Bank of Japan, Limited, as its Agent for purposes of this Security Agreement. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by Section 8 of the Credit Agreement. Following the payment in full of all Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Security Agreement. For the avoidance of doubt, nothing in this Section 4.01 is intended to create any liability or obligation on the Company.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

                  SECTION 5.01. Notices. All notices and communications to be given under this Security Agreement shall be given in the manner provided in the Credit Agreement.

                  SECTION 5.02. Waiver. To the extent permitted by applicable law, no failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 5.03. Expenses Etc. The Company agrees to pay or to reimburse the Agent and the Lenders for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Lenders for any expense or loss incurred in connection with any Event of Default, including, but not limited to, any effort to enforce any of the provisions of, or any of the obligations of the Company in respect of, this Security Agreement and the other Loan Documents (including in any bankruptcy, workout or similar proceeding).

                  SECTION 5.04. Amendments, Etc. To the extent permitted by applicable law, any provision of this Security Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Agent (after such consent as may be required, if any, by the Lenders pursuant to the Credit Agreement). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agent, the Lenders and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  SECTION 5.05. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the other Lenders and their respective successors and permitted assigns. Except as provided in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company shall not assign or transfer its rights under this Security Agreement without the prior written consent of the Agent.

                  SECTION 5.06. Survival. All representations and warranties made in this Security Agreement or in any certificate or other document delivered pursuant to or in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

                  SECTION 5.07. Severability. To the extent permitted by applicable law, any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 5.08. Captions. The captions and section headings appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

                  SECTION 5.09. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Security Agreement may execute this Security Agreement by signing any such counterpart.

                  SECTION 5.10. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE DELIVERED IN THE STATE OF NEW YORK AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company and the Agent have caused this instrument to be duly executed as of the day and year first above written.


                                           AMERICA WEST AIRLINES, INC.,
                                           a Delaware corporation

                                           By:
                                              ----------------------------------
                                                    Name:

                                                    Title:


                                           THE INDUSTRIAL BANK OF JAPAN,
                                           LIMITED, as Agent


                                           By:
                                               ---------------------------------
                                                    Name:
                                                    Title:

                                                                      SCHEDULE I
                                                                              to
                                                     Aircraft Security Agreement

         The following aircraft and the aircraft engines listed below, which aircraft, together with the engines listed therewith below, shall constitute a single "Aircraft" as said term is defined in the Security Agreement to which this Schedule I is attached and made a part thereof:

    Airframe

         [Description]
         UNITED STATES REGISTRATION NUMBER: _____________

         MANUFACTURER'S SERIAL NO.: _____________


Engines

         ______________________ ENGINES
         ENGINE SERIAL NOS.: ______________________
         (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof)

                                                                      APPENDIX A
                                                                              to
                                                     Aircraft Security Agreement


                    SUPPLEMENTAL AIRCRAFT SECURITY AGREEMENT


                  SUPPLEMENTAL AIRCRAFT SECURITY AGREEMENT dated as of ______________, 19__ from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 111 West Rio Salado Parkway, Tempe, Arizona 85281, to The Industrial Bank of Japan, Limited, as Agent under the Amended and Restated Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Amended and Restated Revolving Credit Agreement dated as of December __, 1999 (as the same may be amended or waived from time to time the "Credit Agreement") among the Company, the Lenders and the Agent.

                  WHEREAS, the Company has heretofore executed and delivered to the Agent an Aircraft Security Agreement dated as of _______________ (the "Security Agreement"), covering an aircraft of the Company (terms used in this instrument having the meanings assigned thereto in the Security Agreement);

                  WHEREAS, the Security Agreement has been duly recorded with the FAA on _______________ and assigned Conveyance No. ____________ pursuant to the Act;

                  WHEREAS, this Supplemental Security Agreement relates to the aircraft engine described in Schedule I hereto; and

                  WHEREAS, the Security Agreement provides for the execution and delivery from time to time of Supplemental Security Agreements, each substantially in the form hereof, for the purpose of subjecting a Replacement Engine to the Lien of the Security Agreement.

                  NOW, THEREFORE, as contemplated by the Security Agreement, the Company hereby grants to the Agent for its benefit and the benefit of the Lenders a security interest in the property described in Schedule I hereto as security for the due and prompt payment of the Obligations.

                  This Supplemental Security Agreement shall be construed as supplemental to the Security Agreement and shall form a part thereof; and the Security Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Security Agreement to be duly executed, as of the day and year first above written.


                                           AMERICA WEST AIRLINES, INC.,
                                           a Delaware corporation

                                           By:
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                           THE INDUSTRIAL BANK OF JAPAN,
                                           LIMITED, as Agent

                                           By:
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                                                      SCHEDULE I
                                                                              to
                                                 Supplemental Security Agreement

         The following aircraft and the aircraft engines listed below, which aircraft, together with the engines listed therewith below, shall constitute a single "Aircraft" as said term is defined in the Supplemental Security Agreement to which this Schedule I is attached and made a part thereof:

    Airframe

         [Description]
         UNITED STATES REGISTRATION NUMBER: _____________

         MANUFACTURER'S SERIAL NO.: _____________


Engines

         ______________________ ENGINES
         ENGINE SERIAL NOS.: ______________________
         (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof)

                                                                       EXHIBIT I


                                     [Date]




The Industrial Bank of Japan,
     as Agent
1251 Avenue of the Americas
New York, New York 10020
Attention: Joseph Mitarotondo

         Re: Request for Revolving Loan/Letter of Credit Under Amended and Restated Revolving Credit Agreement dated as of December 10, 1999

Ladies and Gentlemen:

     We refer you to the Amended and Restated Revolving Credit Agreement as of December 10, 1999 by and among America West Airlines, Inc. (the "Company"); The Industrial Bank of Japan, Limited, as agent for itself and the other lending institutions named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

     Pursuant to Section 2.1B of the Credit Agreement, the Company hereby irrevocably requests the following Revolving Loan.

     (a)          Principal Amount:  $__________________.

     (b)          Funding Date:

     (c)          Type:

     We understand that this request obligates us to accept the requested Revolving Loan on such date.

     The Company hereby represents and warrants that all of the conditions (other than matters subject to the satisfaction of the Agent) set forth in 3.1A and 3.2A of the Credit Agreement have been satisfied on the date of this request.

     No Potential Event of Default or Event of Default has occurred and is continuing and no Potential Event of Default or Event of Default would occur after giving effect to the requested Revolving Loan.



                                           AMERICA WEST AIRLINES, INC.



                                           By:____________________________
                                           Name:
                                           Title:

                                                                      EXHIBIT II



                                     [Date]



The Industrial Bank of Japan,
 as Agent
1251 Avenue of the Americas
New York, NY 10020
Attention: Joseph Mitarotondo

         Re: Form of Notice of Conversion/Continuation Under the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999

Ladies and Gentlemen:

         We refer you to the Amended and Restated Revolving Credit Agreement as of December __, 1999 by and among America West Airlines, Inc. (the "Company"), the lending institutions named therein and The Industrial Bank of Japan, Limited, as agent for itself and such other lending institutions (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Pursuant to Section 2.2D of the Credit Agreement, the Company hereby notifies you of the following Conversion/Continuation:

         (a)      Proposed Conversion/Continuation Date 1/:

         (b)      Amount of Loan to be Loan to be Converted/Continued:

         (c) Type of Loan to be Converted/Continued (Base Rate Loan or Eurodollar Rate Loan):

         (d) Nature of the proposed Conversion/Continuation (Base Rate Loan or Eurodollar Rate Loan):


--------

1/The Company shall deliver a Notice of Conversion/Continuation to the Agent no later than 12:00 noon (New York time) on the proposed Conversion Date with respect to a Base Rate Loan and three Business Days in advance of the proposed Conversion/Continuation date with respect to a Eurodollar Rate Loan.

         (e)      Interest Period 2/:

         (f) No Potential Event of Default or Event of Default has occurred and is continuing and no Potential Event of Default or Event of Default would occur after giving effect to the proposed conversion/continuation 3/:




                                           AMERICA WEST AIRLINES, INC.


                                           By:____________________________
                                           Name:
                                           Title:

--------

2/To be included only with respect to Eurodollar Rate Loans

3/ To be included only with respect to Eurodollar Rate Loans.

                                                                     EXHIBIT III



                             FORM OF REVOLVING NOTE

$[_____________]                                             December __, 1999


         FOR VALUE RECEIVED, the undersigned AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of [___________________] (the "Lender"):

                  (a) from time to time at the times and in the amounts provided in the Amended and Restated Credit Agreement (as hereinafter defined) and prior to or on the Termination Date (as defined in the Credit Agreement) the principal amount of [$_____________ ] ($______) or, if less, the aggregate unpaid principal amount of Revolving Loans (as defined in the Credit Agreement) advanced by the Lender to the Company pursuant to the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, the Lender, the Agent and the other parties thereto; and

                  (b) interest on the principal balance hereof from time to time outstanding from the Closing Date (as defined in the Credit Agreement) under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         All capitalized terms used in this Revolving Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. This Revolving Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement. The Lender and any Eligible Assignee of the Lender under Section 9.1 of the Credit Agreement is entitled to the benefits of the Credit Agreement, the Security Agreements and the other Loan Documents.

         The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Revolving Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Company and every endorser and guarantor of this Revolving Note or the obligation represented hereby waives to the extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS REVOLVING NOTE AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                           AMERICA WEST AIRLINES, INC.


                                           By:  _____________________________
                                                Name:
                                                Title:


                                                        Amount of               Balance of
                                Amount of               Principal                Principal             Notation Made
         Date                 Revolving Loan          Paid or Prepaid             Unpaid                    By:
--------------------------------------------------------------------------------------------------------------------


                                                                      EXHIBIT IV

                           AMERICA WEST AIRLINES, INC.
                             COMPLIANCE CERTIFICATE

         Reference is made to the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (as it may be amended, restated or supplemented or otherwise modified from time to time, the "Credit Agreement") among America West Airlines, Inc. (the "Company"), the lenders from time to time party thereto (the "Banks"), and The Industrial Bank of Japan Limited, as initial issuing bank and as agent for the Banks (in such last capacity, the "Agent").

         The undersigned, the Vice President & Treasurer of the Company, and acting on behalf of the Company, hereby certifies as of the date hereof that he is the officer named above of the Company, and is duly authorized to execute and deliver this Certificate to the Banks and the Agent on behalf of the Company, and that:

         1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a review of the provisions of the Credit Agreement and related definitions and the transactions and conditions (financial or otherwise) of the Company and their Subsidiaries, if any, during the period covered by this Certificate sufficient in his opinion to be able to provide this certification.

         2. To the best knowledge of the undersigned, no Potential Event of Default or Event of Default exists.

         3. The financial covenant analyses and information set forth on
Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of ________________ ____, _______.


                                           AMERICA WEST AIRLINES, INC.



                                           By: ________________________________
                                           Title:

                                  EXHIBIT V-A

                     [Form of opinion of Cooley Godward LLP
                 regarding Section 1110 of the Bankruptcy Code]



December 10, 1999

To Lenders Party to the Credit Agreement referred to below and to The Industrial Bank of Japan, Limited, as Agent


         Re:  America West Airlines, Inc. -
              Bankruptcy Code Section 1110

Ladies and Gentlemen:

         We have acted as special counsel to America West Airlines, Inc., in connection with the financing transaction contemplated by the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (the "Credit Agreement", all capitalized terms defined in the Credit Agreement being used with the same meanings, unless otherwise defined, in this opinion letter) by and among the Company, the several Lenders parties thereto (the "Lenders") and The Industrial Bank of Japan, Limited, as the Issuing Bank and as Agent for the Lenders thereunder (in such last capacity, the "Agent"). Section 3.1D of the Credit Agreement contemplates our delivery of a favorable written opinion regarding Section 1110 of the Bankruptcy Code; specifically, you have requested us to advise as to whether, in the event that the Company were to become a debtor under the Bankruptcy Code, the Agent would be afforded the protection of Bankruptcy Code Section 1110(a) with respect to the right to take possession of certain equipment constituting collateral security for the Company's Obligations. The opinions expressed below are furnished to you pursuant to said
Section 3.1D of the Credit Agreement at the request, and with the approval, of the Company.

         In rendering the opinions expressed below, we have examined counterparts of (i) the Credit Agreement and the Notes issued to the Lenders today pursuant thereto (collectively, the "Notes"), and (ii) the Spare Engine Security Agreement (as amended by Amendment No. 1 and Supplement No. 3 of even date herewith) and the Spare Parts Security Agreement (as amended by Amendment No. 1 and Supplement No. 1 of even date herewith), each dated as of December 12, 1997 and executed and delivered by the Company in favor of the Agent for the benefit of the Lenders (collectively, the "Security Agreements").

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies, and compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein. We have also assumed the legality, validity and enforceability of the Security Agreements according to their terms with regard to certain equipment constituting collateral security for the Company's Obligations. When relevant facts were not independently established, we have relied upon such opinions of the Company's other counsel as described in section 3.1D, E and G of the Credit Agreement, statements of governmental officials, representations made in or pursuant to the Loan Documents, certificates of appropriate representatives of the Company, and other documents, as we have deemed necessary or appropriate for the purposes of this opinion. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon, except to the extent otherwise expressly stated. Without limitation of the generality of the foregoing, we have in particular relied upon and assumed, and express no opinion with respect to, the accuracy as a matter of fact and law, as of the date on which made and at all other relevant times, of the representations of the Company contained in Section 4.1B of the Credit Agreement.

         Based upon and subject to the foregoing, and subject also to the qualifications, limitations, exceptions and further assumptions hereinbelow set forth or referred to, we are of the opinion that, in a case for reorganization of the Company under Chapter 11 of the Bankruptcy Code, assuming that the conditions of Sections 1110(a)(1)(A) and (B) of the Bankruptcy Code were not timely satisfied, the Agent would be afforded the benefits of Section
1110(a)(1) of the Bankruptcy Code with respect to the right to take possession of any "aircraft engine" and any "spare parts" (each as defined in 49 United States Code Section 40102) from time to time subject to the security interest granted by the Spare Engine Security Agreement or the Spare Parts Security Agreement, as the case may be, provided that such aircraft engine was, or such spare parts were, "first placed in service" (as said term is used in Section 1110(c) of the Bankruptcy Code) after October 22, 1994, and, in the case of such spare parts, that the same are maintained at locations designated in the Spare Parts Security Agreement. (We express no view as to when any Spare Engine (as defined in the Spare Engine Security Agreement) or Rotables (as defined in the Spare Parts Security Agreement) constituting such an aircraft engine or such spare parts, as the case may be, now or hereafter subject to the security interest of the applicable Security Agreement was first so placed in service.)

         Pursuant to Section 3.1D of the Credit Agreement, Sherman & Sterling ("New York Counsel") are delivering to you their opinion regarding the enforceability of the Credit Agreement and certain other matters (the "Enforceability Opinion"); pursuant to Section 3.1E of the Credit Agreement, Stephen L. Johnson, Esq., Senior Vice President and Chief Administrative Officer of the Company ("Company Counsel") is delivering to you his opinion regarding certain matters relating to the financing transactions contemplated in the Credit Agreement (the "Company Counsel Opinion"), and pursuant to Section 3.1G of the Credit Agreement, Daugherty, Fowler, Peregrin & Haught ("FAA Counsel") are delivering to you their opinions regarding certain matters relating to or arising from the filing for recording with the FAA of the Security
Agreements (the "FAA Counsel Opinions"). To the extent that our legal conclusions hereinabove expressed are based upon or otherwise involve legal conclusions expressed in the Enforceability Opinion, the Company Counsel
Opinion or the FAA Counsel Opinions, including, without limitation, (i) New
York Counsel's conclusions in the Enforceability Opinion regarding the enforceability of the Credit Agreement and the Notes and other matters, (ii) Company Counsel's conclusions in the Company Counsel Opinion regarding the financing transactions contemplated by the Credit Agreement, and (iii) FAA Counsel's conclusions in the FAA Counsel Opinions regarding the validity of the Security Agreements and the perfection of the security interests of the Agent granted thereby in the Engines and the Spare Parts (each as defined in the FAA Counsel Opinions), our conclusions herein are subject to the same qualifications, limitations, exceptions and assumptions set forth in the Enforceability Opinion, the Company Counsel Opinion or the FAA Counsel
Opinions, as the case may be, and to the extent that our legal conclusions hereinabove expressed are based upon or otherwise involve legal conclusions expressed in the Enforceability Opinion, the Company Counsel Opinion or the FAA Counsel Opinions, we have, in expressing our legal conclusions herein, relied upon the Enforceability Opinion, the Company Counsel Opinion or the FAA Counsel Opinions.

     This opinion letter is provided to you by us in our capacity as special counsel to the Company and may not be relied upon (i) by any Person other than you and other Persons who shall become Lenders under the Credit Agreement, or
(ii) by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent. This opinion letter speaks as of its date and we undertake no, and hereby disclaim any, duty to advise you or any other Person entitled to rely hereon as to changes of law or fact coming to our attention after the delivery hereof on such date.

     This opinion letter relates solely to the Bankruptcy Code and should be interpreted in accordance with the Special Report by the TriBar Opinion Committee, Opinions in the Bankruptcy Context; Rating Agency, Structured Financing and Chapter 11 Transactions, 46 Bus. Law. 717 (1991).

                                       Sincerely,


                                       COOLEY GODWARD LLP

                                  Exhibit V-B

                      [Form of opinion of special New York
                            counsel to the Company]



                                                               December 10, 1999

To the Lenders party to the
 Credit Agreement referred
 to below and to The Industrial
 Bank of Japan, Limited, as Agent


                          America West Airlines, Inc.

Ladies and Gentlemen:

     We have acted as special New York counsel to America West Airlines, Inc., a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (the "Credit Agreement"), among the Borrower and each of you (each a "Lender Party"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     In that connection, we have examined a counterpart of the Credit Agreement executed by the Borrower, the Notes executed by the Borrower and delivered on the date hereof (for purposes of this opinion letter, the "Notes") and, to the extent relevant to our opinion expressed below, the other documents delivered by the Borrower pursuant to Section 3.1 of the Credit Agreement.

     In our examination of the Credit Agreement, the Notes and such other documents, we have assumed, without independent investigation (a) the due execution and delivery of the Credit Agreement by all parties thereto and of the Notes by the Borrower, (b) the genuineness of all signatures, (c) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

     In addition, we have assumed, without independent investigation, that (i) the Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform the Credit

Agreement and the Notes and (ii) the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes have been duly authorized by all necessary action (corporate or otherwise) and do not (A) contravene the certificate of incorporation, bylaws or other constituent documents of the Borrower, (B) conflict with or result in the breach of any document or instrument binding on the Borrower or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation applicable to the Borrower other than New York law or United States federal law applicable to borrowers generally or, assuming the correctness of the Borrower's statements made as representations and warranties in Section 4.2C. of the Credit Agreement, applicable to the Borrower. With respect to any consents, approvals or authorizations of, or registrations, declarations or filings with any governmental authority in connection with the execution, delivery or performance by the Borrower of the Security Agreements, as to which we express no opinion, we refer you to the opinions of Lewis and Roca LLP, local Arizona counsel, and of Daugherty, Fowler, Peregrin & Haught, FAA counsel. We have also assumed that the Credit Agreement is the legal, valid and binding obligation of each Lender Party, enforceable against such Lender Party in accordance with its terms.

     Based upon the foregoing examination and assumptions and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

     1. The Credit Agreement and each of the Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     2. No consent, approval or authorization of, or registration, declaration or filing with, any United States federal or New York State governmental authority is required to be obtained for the execution, delivery or performance by the Borrower of the Credit Agreement or any Note or the validity or enforceability thereof, except for any thereof as may be required in connection with the execution, delivery or performance by the Borrower of any of the Security Documents.

     3. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes will not violate any applicable law or statute of the State of New York or of the United States applicable to borrowers generally, such that the ability of the Borrower to perform its obligations under the Credit Agreement or the Notes is materially and adversely affected.

     Our opinion above is subject to the following qualifications:

             (i) Our opinion above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (ii) Our opinion above is also subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (iii) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 2.9H. and Section 9.3 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

          (iv) Our opinion above is limited to the law of the State of New York and the federal law of the United States of America and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of a jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any of the Notes may be sought that limits the rates of interest legally chargeable or collectible.

          A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof. In addition, Cooley Godward LLP may rely on the opinions expressed above as if this opinion were addressed and delivered to them.

          This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                        Very truly yours,

DLB:bbi

                Form of Company's in-house counsel legal opinion
                          [AMERICA WEST AIRLINES LOGO]
 4000 E. Sky Harbor Blvd. Phoenix, AZ 85034 - (480) 693-5785 FAX (480) 693-5702

STEPHEN L. JOHNSON
Senior Vice President and Chief Administrative Officer

                               December 10, 1999

The Several Lenders, the Issuing Bank
  and the Agent Parties to the Credit
  Agreement Hereinbelow Referred to
  c/o The Industrial Bank of Japan, Limited, as Agent
1251 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

     I am Senior Vice President and Chief Administrative Officer and the chief legal officer of America West Airlines, Inc. (the "Company") and in that capacity I am familiar with the financing transactions contemplated by the Amended and Restated Revolving Credit Agreement dated as of even date herewith (the "Credit Agreement") by and among the Company, the several Lenders parties thereto (the "Lenders") and The Industrial Bank of Japan, Limited, as the Issuing Bank and as the Agent for the Lenders thereunder (in such last capacity, the "Agent"). All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

     In rendering the opinions expressed below, I have examined (a)(i) the Credit Agreement and the Notes issued to the Lenders today pursuant thereto,
(ii) the Spare Engine Security Agreement, the Spare Parts Security Agreement, the Cash and Cash Equivalent Security Agreement and the Hangar Security Agreement, each dated as of December 12, 1997, and the Amendment No. 1 and Supplement No. 3 to Spare Engine and Simulator Security Agreement, the Amendment No. 1 and Supplement No. 1 to Spare Parts Security Agreement, the Amendment No. 1 to the Cash and Cash Equivalent Security Agreement and the First Amendment to Deed of Trust each dated as of even date herewith, in each case executed and delivered by the Company in favor of the Agent for the benefit of the Lenders (collectively, the "Initial Security Agreements"), (iii) the Amended and Restated Environmental Indemnity Agreement, dated as of even date herewith and executed by the Company and the Agent (said Agreement, together with the Credit Agreement, the Notes and the Initial Security Agreements, the "Initial Loan Documents"), and (iv) the forms of the Security Agreements that may be executed and delivered by the Company in favor of the Agent for the benefit of the Lenders after the date hereof, all as more fully provided in the Credit Agreement (collectively, the "Other Security Agreements" and, together with the Initial Loan Documents, the "Loan Documents"), and (b) such corporate records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, I have assumed the

The Industrial Bank of Japan, Limited
December 10, 1999
Page 2

genuineness of all signatures, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Initial Loan Documents and certificates of appropriate representatives of the Company.

     In rendering the opinions expressed below, I have assumed (except, to the extent set forth below, as to the Company) that all of the documents referred to in this opinion have been duly authorized by, have been or will be duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents. Further, I have assumed that each of the Other Security Agreements will be executed and delivered by the Company in the respective form thereof as set forth as an exhibit to the Credit Agreement as initially executed and delivered, with the blanks appropriately completed.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

     (i) The Company is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver, and to borrow and perform its obligations under, the Loan Documents and to conduct its business as now conducted and (b) duly qualified to transact the business in which it is engaged in the State of Arizona and in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on the Company or on its ability to perform its obligations under the Loan Documents.

     (ii) The execution and delivery by the Company of the Initial Loan Documents, the borrowing by the Company under the Credit Agreement, and the performance by the Company of its obligations under the Credit Agreement and the other Initial Loan Documents do not and will not result in a breach of, constitute a default under, require consent under, result in or require the creation of any Lien on any property of the Company (other than the Liens of the Initial Security Agreements in respect of the Collateral subject thereto) or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement, instrument or order (including any arbitral award) to which the Company or any of its assets is subject.

     (iii) The execution and delivery by the Company of the Loan Documents, and the performance of its obligations thereunder in accordance with the terms thereof, have been duly authorized by all necessary corporate action on the part of the

The Industrial Bank of Japan, Limited
December 10, 1999
Page 3

          Company, and the Initial Loan Documents have been duly executed and delivered by the Company.

     I advise you that, to my knowledge, there are no pending or threatened actions, suits, proceedings or investigations against the Company in any court or by or before any arbitrator or governmental authority which, if determined adversely, would have a material adverse effect on the Company's financial condition.

     The opinions set forth in paragraph (i)(a) above are limited to matters involving the General Corporation Law of the State of Delaware; the opinions set forth in paragraph (i)(b) above are based solely on certificates of appropriate governmental officials in Arizona and in such other jurisdictions as I have deemed necessary; and I have assumed for purposes of the opinion in paragraph
(ii) above that each agreement, instrument and order referred to therein is legal, valid, binding and enforceable in accordance with its respective terms under the laws of the jurisdiction by whose laws it is expressed to be, or is otherwise, governed. I do not express any opinion as to the laws of any other jurisdiction.

     This opinion letter is provided to you and, as of its date, other Persons who shall become Lenders under the Credit Agreement, by me as Senior Vice President and Chief Administrative Officer and chief legal officer of the Company pursuant to Section 3.1E of the Credit Agreement and may not be relied upon by any other person other than Cooley Godward LLP in connection with rendering its opinion pursuant to the Credit Agreement, or for any purpose other than in connection with the transactions contemplated by the Loan Documents without my prior written consent in each instance. This opinion letter speaks as of its date and I undertake no, and hereby disclaim any, duty to advise you or any other Person entitled to rely hereon as to changes of law or fact coming to my attention after the delivery hereof on such date.

                                        Yours sincerely,

                                        /s/ Stephen L. Johnson

                                        Stephen L. Johnson

                                  Exhibit V-D

                Form of Company's Arizona counsel legal opinion

                        [LEWIS AND ROCA LLP LETTERHEAD]

December 10, 1999

Lenders, the Initial Issuing Bank
And the Agent, parties to the Credit Agreement
Hereinbelow Referred to
c/o The Industrial Bank of Japan, Limited, as Agent
1251 Avenue of the Americas
New York, NY 10020
Attention Joseph Mitarotondo

     Re:  America West Airlines, Inc.

Ladies and Gentlemen:

     We have acted as Arizona counsel to America West Airlines, Inc. (the "Company") in connection with the refinancing transactions contemplated by the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (the "Credit Agreement"), among the Company, the several Lender parties thereto (the "Lenders") and the Industrial Bank of Japan, Limited, as the Initial Issuing Bank, a lender, and as the Agent for the Lenders thereunder (in such last capacity, the "Agent"). The opinions expressed below are furnished to you pursuant to Section 3.1F of the Credit Agreement at the request, and with the approval, of the Company. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Credit Agreement.

     We have examined originals, or copies certified to our satisfaction, of the Credit Agreement, the Leasehold Deed of Trust, Security Agreement Assignment of Rents, Financing Statement and Fixture Filing dated as of December 12, 1997 (the "Deed of Trust"), and the Amendment No. 1 to the Leasehold Deed of Trust, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing dated as of December 10, 1999 (the "Amendment") (collectively, the "Operative Agreements") We have also reviewed the form of UCC Financing Statement, as amended, describing full flight simulators and related property (the "Flight Simulators") owned by the Company (the "Flight Simulator UCC Financing Statement"), and such other documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed.

                                                  December 10, 1999       Page 2

[LEWIS AND ROCA LLP LOGO]

     In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by directors, officers and representatives of the parties to the Operative Agreements and other appropriate persons.

     In rendering the opinions expressed below, we have assumed that:

     A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; the Company has the requisite corporate power and authority to (i) own and operate its properties and assets, (ii) carry out its business as such business is currently being conducted, and (iii) consummate the terms and conditions applicable to the Company under the Operative Agreements; the execution, delivery and performance of the Operative Agreements by the Company have been duly authorized by all requisite corporate action on the part of the Company; and the Operative Agreements have been duly executed and delivered by the Company.

     B. The Operative Agreements accurately describe and contain the mutual understandings of the parties, and there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Operative Agreements.

     C. Specifically with respect to the Flight Simulator UCC Financing Statement we have assumed that it has been executed in connection with a legal, valid and binding document duly executed by the Company creating a security interest in the Flight Simulators, that the Flight Simulators are located in Arizona and that the Flight Simulators are not fixtures.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

     1. Based on a Certificate of Good Standing from the Arizona Corporation Commission dated December 9, 1999, the Company is duly qualified as a foreign corporation and is in good standing in the State of Arizona.

                                           December 10, 1999         Page 3



[LEWIS AND ROCA LOGO]




     2. The Amendment is in recordable form and is effective to amend in favor of the Agent, as security for the Obligations, as defined therein, the Deed of Trust only to the extent of the amendments found in the Amendment, and does not adversely effect the lien on all right, title and interest of the Company in the Real Property Collateral defined therein.


     3. The Amendment continues the valid and perfected lien on and security interest in all right, title and interest in the Real Property Collateral defined therein.

     4. Upon the filing of the Flight Simulator UCC Financing Statement with the Arizona Secretary of State, the security interest in the Flight Simulators shall be perfected.

     The foregoing opinions are subject to the following comments and qualifications:

     A. The opinions expressed in paragraphs 2, 3 and 4 above are also subject to the following:

     (1) We express no opinion herein regarding the accuracy, completeness or adequacy of any property descriptions contained in the Operative Agreements or the property covered by the Flight Simulator UCC Financing Statement or regarding the title to or the existence of any of the assets, tangible or intangible, in which a security interest is granted by the Company.

     (2) In rendering the foregoing opinions, we have assumed that the Company has rights in the Collateral, in which a lien or security interest is granted by it in the Deed of Trust, requisite for attachment of a security interest therein.

     (3) We have assumed that Amendment No. 1 will be filed and recorded in the Office of the Maricopa County Recorder and that the Flight Simulator UCC Financing Statement will be filed with the office of the Arizona Secretary of State.

     B. Our opinions in regard to the governing law provisions of the Operative Agreements are based solely on Arizona Law, and no opinion is expressed with respect to the enforceability of such provisions in any court other than an Arizona

                                                  December 10, 1999       Page 4

                             [LEWIS AND ROCA LOGO]



    State court or a United States Federal court sitting in Arizona and applying New York choice of law principles.


        C. The foregoing opinions are limited to matters involving the laws of the State of Arizona and any applicable Federal laws of the United States. We do not express any opinion as to any other laws. Moreover, we do not express any opinion as to the various state and Federal laws regulating the Agent, the Issuing Bank, or the Lenders in the conduct of their respective businesses that may relate to the Operative Agreements.

        D. We are expressing no opinion as to the title to any property described in, or the priority of any lien or security interest created by, the Operative Agreements.

        E. OUR OPINIONS RELATING TO PERSONAL PROPERTY COLLATERAL ARE LIMITED TO COLLATERAL IN WHICH A SECURITY INTEREST MAY BE GRANTED PURSUANT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OF ARIZONA.

        We are qualified to practice law in the State of Arizona, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona. The opinions expressed in this letter are based upon the law in effect as of the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

        The opinions expressed in this letter are solely for the use of the parties to whom it is addressed (and any Eligible Assignee under the Credit Agreement) for matters directly related to the Credit Agreement and the transactions contemplated thereunder, and this opinion may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

                                        Sincerely,



                                        Lewis and Roca LLP

                                  Exhibit V-E


                      [Form of opinion of special New York
                            counsel to the Company]




To the Lenders party to the
 Credit Agreement referred
 to below and to The Industrial
 Bank of Japan, Limited, as Agent


                          America West Airlines, Inc.

Ladies and Gentlemen:

    We have acted as special New York counsel to America West Airlines, Inc., a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (the "Credit Agreement"), among the Borrower and each of you (each a "Lender Party"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

    In that connection, we have examined executed counterparts of (i) the Credit Agreement, (ii) the Cash and Cash Equivalent Security Agreement, (iii) the Environmental Indemnity Agreement, (iv) the Spare Engine Security Agreement, (v) the Spare Parts Security Agreement, (vi) an Amendment No. 1 to the Cash and Cash Equivalent Security Agreement dated as of December 10, 1999 (the "Cash and Cash Equivalent Security Agreement Amendment"), (vii) an Amendment No. 1 and Supplement No. 3 to the Spare Engine and Simulator Security Agreement dated as of December 10, 1999 (the "Spare Engine and Simulator Security Agreement Amendment"), (viii)[an Amendment No. 1 to the Spare Parts Security Agreement dated as of December 10, 1999](the "Spare Parts Security Amendment"), and (ix) to the extent relevant to our opinion expressed below, the other documents delivered by the Borrower pursuant to Section 3.1 of the Credit Agreement. The Cash and Cash Equivalent Security Agreement Amendment; the Cash and Cash Equivalent Security Agreement, as amended by the Cash and Cash Equivalent Security Agreement Amendment; the Environmental Indemnity Agreement; the Spare Engine and Simulator Security Agreement Amendment; the Spare Engine and Simulator Security Agreement, as amended by the Spare Engine and Simulator Security Agreement Amendment; the Spare Parts Security Agreement Amendment; and the Spare Parts Security Agreement, as amended by the Spare Parts Security Agreement Amendment, are herein collectively referred to as the "Documents".

    In our examination of the Documents and such other documents, we have assumed, without independent investigation (a) the due execution and delivery of the Documents by the Borrower, (b) the genuineness of all signatures, (c) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

    In addition, we have assumed, without independent investigation, that (i) the Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform the Credit Agreement and the Documents and (ii) the execution, delivery and performance by the Borrower of the Credit Agreement and the Documents have been duly authorized by all necessary action (corporate or otherwise) and do not (A) contravene the certificate of incorporation, bylaws or other constituent documents of the Borrower, (B) conflict with or result in the breach of any document or instrument binding on the Borrower or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation applicable to the Borrower other than New York law or United States federal law applicable to borrowers generally or, assuming the correctness of the Borrower's statements made as representations and warranties in Section 4.2C. of the Credit Agreement, applicable to the Borrower. With respect to any consents, approvals or authorizations of, or registrations, declarations or filings with any governmental authority in connection with the attachment or perfection of the Lien purported to be created by the Security Agreements in the Collateral described therein, as to which we express no opinion, we refer you to the opinions of Lewis and Roca LLP, local Arizona counsel, and of Daugherty, Fowler, Feregrin & Haught, FAA counsel. We have also assumed that the Credit Agreement and the Documents are the legal, valid and binding obligations of each Lender Party, enforceable against such Lender Party in accordance with its terms.

    Based upon the foregoing examination and assumptions and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

    1. The Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

    2. No consent, approval or authorization of, or registration, declaration or filing with, any United States federal or New York State governmental authority is required to be obtained for the execution, delivery or performance by the Borrower of the Documents or the validity or enforceability thereof, except for any thereof as may be required in connection with the attachment or perfection of the Lien purported to be created thereby in the Collateral described therein.

    3. The execution, delivery and performance by the Borrower of the Documents will not violate any applicable law or statute of the State of New York or of the United States applicable to borrowers generally, such that the ability of the Borrower to perform its obligations under the Credit Agreement or the Notes is materially and adversely affected.

    Our opinion above is subject to the following qualifications:

    (i) Our opinion above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

    (ii) Our opinion above is also subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

    (iii)   We express no opinion as to the enforceability of the
  indemnification provisions set forth in        ,          , and           , of
  the Documents to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

    (iv) Our opinion above is limited to the law of the State of New York and the federal law of the United States of America and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of a jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any of the Documents may be sought that limits the rates of interest legally chargeable or collectible.

    (v) We express no opinion herein regarding the accuracy, completeness or adequacy of any Collateral descriptions contained in the Documents, or regarding the title to or the existence of any of the Collateral. We express no opinion as to the attachment, perfection or priority of any Lien purported to be created by the Security Agreements.

    A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof. In addition, Cooley Godward LLP may rely on the opinions expressed above as if this opinion were addressed and delivered to them.

    This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                        Very truly yours,

DLB:bbi

                                                                      EXHIBIT VI

                          FORM OF ASSIGNMENT AGREEMENT

                       Dated as of _______________________

         Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of December 10, 1999 (as from time to time amended and in effect, the "Credit Agreement"), by and among America West Airlines, Inc., a Delaware corporation (the "Company"), The Industrial Bank of Japan, Limited and the other banking institutions referred to therein as Lenders (collectively, the "Lenders"), and The Industrial Bank of Japan, Limited, as agent (hereinafter, in such capacity, the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         __________________ (the "Assignor") and (the ______________________
(the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $ ___________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to _______% in respect of the Assignor's Commitment as in effect immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment Agreement, (B) as of the date hereof, its Commitment is $____________ , its Pro Rata Share is _______%, the aggregate outstanding principal balance of its Loans equals $_________ (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Note delivered to it under the Credit Agreement.

         The Assignor requests that the Company exchange the Assignor's Revolving Note for a new Revolving Note payable to the Assignor and the Assignee as follows:

     Notes Payable to                Amount of Revolving
       the Order of:                        Note
      ---------------               --------------------
    Assignor                        $
    Assignee                        $

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment Agreement, (B) the execution, delivery and performance of this Assignment Agreement do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment Agreement, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(i) and (ii) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) represents and warrants that as of the date hereof, it is not entitled to any additional amounts payable under Section 2.7 of the Credit Agreement and as of the date hereof, no Tax would be imposed upon any amounts payable to it hereunder; (vii) agrees to be bound by the provisions of Section 8 of the Credit Agreement; [and] (viii) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (viii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit].

         4. EFFECTIVE DATE. The effective date for this Assignment Agreement shall be _________ (the "Effective Date"). Following the execution of this Assignment Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 2.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 2.1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment Agreement by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                       [THE ASSIGNOR]



                                       By: ___________________________
                                           Name:
                                           Title:


                                       [THE ASSIGNEE]


                                       By: ___________________________
                                           Name:
                                           Title:

CONSENTED TO:

THE INDUSTRIAL BANK OF
  JAPAN, LIMITED, as Agent


By: ________________________________
      Name:
      Title:


[AMERICA WEST AIRLINES, INC.](1)


By: ________________________________
      Name:
      Title:


--------

(1) The Company's consent is required unless a Potential Event of Default or an Event of Default has occurred and is continuing.

                                                                     EXHIBIT VII


                     FORM OF CERTIFICATE RE: NON-BANK STATUS

         Reference is made to the Note(s) held by the undersigned pursuant to the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 among AMERICA WEST AIRLINES, INC., THE INDUSTRIAL BANK OF JAPAN LIMITED, as Agent, and the Lenders (capitalized terms not otherwise defined herein having the meanings given therein). The undersigned hereby declares under penalty of perjury that:


         (1) the undersigned is the beneficial owner of the Note(s) registered in its name;

         (2) the income from the Note(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

         (3) the undersigned is not a deposit-taking institution and is not regulated as a "Bank" in its country of incorporation;

         (4) to the best of its knowledge and belief, the undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Company;

         (5) to the best of its knowledge and belief, the undersigned is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company;

         (6) the undersigned is a Person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this definition, the "United States"), (ii) a corporation, a partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

         (7) the undersigned is not a natural person.

                                                   [Lender]

                                                   By:  _____________________
                                                        Name:
                                                        Date:
Dated:  _______________________, ____

                                                                    EXHIBIT VIII


                         Financial Condition Certificate


         I,              , hereby certify that I am the          of America West
Airlines, Inc., a Delaware corporation (the "Company"), that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this certificate on behalf of the Company, which is being delivered pursuant to Section 3.1C of the Amended and Restated Revolving Credit Agreement, dated as of December 10, 1999 (the "Credit Agreement") among the Lenders named therein (the "Lenders") and The Industrial Bank of Japan, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

                  For purposes of this certificate, the terms below shall have the following definitions:

                  (a)      "present fair saleable value"

                           The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

                  (b)      "contingent liabilities"

                           The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company and its Subsidiaries taken as a whole after giving effect to the borrowing under the Credit Agreement.

                  (c)      "would constitute an unreasonably small capital"

                           As of the date hereof, the Company and its Subsidiaries taken as a whole is a going concern and has sufficient capital to ensure that it will continue to be a going concern in the business in which it is engaged and proposes to be engaged.

                  I further certify that I have reviewed the Loan Documents and the contents of this certificate and, in connection therewith, have made such investigation and inquiries as I deem necessary and appropriate therefor.

                  I hereby further certify that:

                  1. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of any and all property of the Company and its Subsidiaries taken as a whole is greater than the total amount of liabilities, including contingent liabilities, of the Company and its Subsidiaries taken as a whole.

                  2. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the assets of the Company and its Subsidiaries taken as a whole exceeds the amount that will be required to pay the probable liability of the Company and its Subsidiaries taken as a whole on its existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Company.

                  3. The Company and its Subsidiaries do not intend to or believe that they will incur debts and liabilities that will be beyond their ability to pay as such debts and liabilities mature.

                  4. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the Company and its Subsidiaries are not engaged in a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

                  5. The Company and its Subsidiaries taken as a whole is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

                  This certificate is being delivered solely to satisfy the Company's obligations pursuant to Section 3.C of the Credit Agreement and in
my capacity as             of the Company (and not in my personal capacity).
All statements made herein are to the best of my knowledge after making such inquiries and analyses as I have deemed necessary or appropriate for the opinions herein stated.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Company this ______ day of December, 1999.

                                               AMERICA WEST AIRLINES, INC.


                                               By:
                                                  -----------------------------
                                                  Title:

                                                                      EXHIBIT IX

                               REVOLVING LOAN PERIOD           Date:

                           BORROWING BASE CERTIFICATE
===============================================================================
     Reference is made to the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (as may be amended, restated or supplemented or otherwise modified from time to time, the "Credit Agreement") among America West Airlines, Inc. (the "Company"), the lenders from time to time party thereto and The Industrial Bank of Japan Limited, as arranger, initial issuing bank and as agent for such lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned, being the                   of the Company, does hereby certify
for and on behalf of the Company, as of                ,      the following:


                            BORROWING BASE COLLATERAL

   A    CASH AND PERMITTED CASH EQUIVALENTS      A      Collateral Balance:

                                                        Rate of Advance: 100%

                                                        Borrowing Base Value:

   B    STAGE III AIRCRAFT                       B      Appraised Value:

                                                        Rate of Advance: 85%

                                                        Borrowing Base Value:

   C    ROTABLES                                 C      Book Value: $

                                                        Adjusted Fair Market Value: $

                                                        Lower of Book Value or Adjusted Fair Market Value: $

                                                        Rate of Advance: 60 %

                                                        Borrowing Base: $


   D    MAINTENANCE FACILITY                     D      Appraised Value: $

                                                        Rate of Advance: 66%

                                                        Borrowing Base Value: $

   E    SIMULATORS                               E      Appraised Value: $

                                                        Rate of Advance: 66%

                                                        Borrowing Base Value: $

   F    SPARE ENGINES                            F      Appraised Value:  $

                                                        Rate of Advance: 66%

                                                        Borrowing Base Value: $

TOTAL BORROWING BASE VALUE:                                          $
Total Loans (as of _________)                   $
Letter of Credit Usage                          $
TOTAL OUTSTANDING AMOUNTS                                            $
                                                Availability         $
                                                Deficiency           ($         )


         In addition, the Company certifies that:

(1) None of the Borrowing Base Collateral included in the calculation of the Borrowing Base is subject to an Event of Loss, Event of Damage, Repairable Event or Adjustment Event;

(2) No reduction in the Borrowing Base is required pursuant to subsection 2.4B(iii)(1)(e) of the Credit Agreement; and

(3) The portion of the Borrowing Base attributable to Rotables stated above does not exceed fifty percent (50%) of the aggregate Borrowing Base.

                                              AMERICA WEST AIRLINES, INC.


                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                       -2-